Frontier COMMUNICATIONS

Exhibit 1

Presentation to Unsecured Bondholders

Frontier COMMUNICATIONS

Presentation to Unsecured Bondholders

January 2020

Disclaimer

This presentation (the "**Presentation**") has been prepared from information supplied by or on behalf of Frontier Communications Corporation and its subsidiaries (together, the "**Company**") for certain existing and prospective noteholders (collectively, the "**Noteholders**") solely for informational purposes to assist the Noteholders in conducting their own evaluation of the Company and its debt instruments (the "**Debt Instruments**").

The information contained in this Presentation and other information furnished by or on behalf of the Company does not purport to be complete or to contain all the information that a Noteholder may require in evaluating the Company and/or the Debt Instruments. Noteholders should conduct their own investigation and analysis of the Company, the Debt Instruments, and the information set forth in this Presentation. Neither the Company nor any of it directors, officers, affiliates, agents, or representatives makes any representation or warranty as to the accuracy, reliability, reasonableness, or completeness of this information and shall have no liability for any representations regarding information contained in, or for any omission from, this Presentation or any other written or oral communications transmitted to the Noteholders in the course of their evaluation of the Company and the Debt Instruments.

The information contained in this Presentation is not investment advice and is not intended to be used as the basis for making an investment decision. This Presentation has been prepared without taking into account the investment objectives, financial situation, or particular needs of any particular person.

The financial information in this Presentation includes financial information that is not prepared in accordance with generally accepted accounting principles ("**GAAP**"). Management believes that these non-GAAP measures provide useful information for Noteholders to compare the Company's performance from period to period. However, by excluding certain items, these non GAAP measures have certain shortcomings and should not be read in isolation or as substitutes for GAAP financial measures. Because not all companies calculate non-GAAP measures identically (or at all), the non-GAAP financial measures presented herein may not be comparable to other similarly titled measures used by other companies. These non-GAAP measures should be read in conjunction with the financial statements contained in the Company's documents filed with the SEC.

The Company does not provide guidance for the most directly comparable GAAP measure to each forward-looking non-GAAP measures disclosed in this presentation and similarly cannot provide a reconciliation of such forward-looking non-GAAP measures to a GAAP measure without unreasonable effort and because of the unavailability of reliable estimates for certain items. These items are not within the Company's control and may vary greatly between periods and could significantly impact future financial results.

This presentation contains the Company's preliminary estimates of certain financial results for year ended December 31, 2019, based on currently available information. The Company has not yet finalized its results for this period and its consolidated financial statements as of and for the year ended December 31, 2019 are not currently available. The Company's actual results remain subject to the completion of the year-end closing process, which includes review by management and the Company's board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require us to make adjustments to the preliminary estimates of our results set forth herein. As a result, the Company's actual results could be different from those set forth herein and the differences could be material. Additionally, the Company's estimates are forward-looking statements based solely on information available to us as of the date of this presentation and may differ from actual results and such differences may be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company's results. The preliminary estimates of the Company's results included herein have been prepared by, and are the responsibility of, the Company's management. The Company's independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company's results. Accordingly, KPMG LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented herein should not be considered a substitute for the information to be filed with the SEC in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 once it becomes available.

The Company has determined that it has one operating segment for financial reporting purposes based on a number of factors that its management uses to evaluate and run its business operations, including similarities of customers, products, and technology. This Presentation includes certain operating and financial data based on an illustrative allocation of revenue, adjusted EBITDA, costs and expenses, and other metrics between Fiber and Legacy / copper. This data is presented solely for illustrative purposes and should be read in conjunction with the Company's consolidated financial statements filed with the Securities and Exchange Commission. Any illustrative allocation of metrics between fiber and legacy / copper, including revenue, adjusted EBITDA and costs and expenses, is based on certain estimates and assumptions and does not necessarily reflect the actual allocation. Any illustrative allocation between Fiber and Legacy / copper should not be read to indicate the Company has changed or will change its determination that it has one operating segment for financial reporting purposes.

This Presentation contains "forward-looking statements" related to future events. Forward looking statements (including those contained in certain visual depictions) address the Company's expected future business, financial performance, and financial condition, and may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," "target," "project," or "estimate." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Noteholders are cautioned to read the filings the Company files with the SEC for a list of risks and uncertainties that could cause actual results to differ, perhaps materially, from the results expressed or implied by such forward-looking statements. The Company has no obligation to update or revise such forward looking statements and does not undertake to do so.

Certain market data information in this Presentation is based on internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. This information may prove to be inaccurate because of the method by which Company obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements. Neither this Presentation nor any part hereof shall form the basis of any contract or commitment whatsoever.

The information presented herein is highly confidential and shall not be distributed to any other person, in whole or in part. By accepting this Presentation, each receiving Noteholder agrees that it will not disclose this Presentation, or any of its contents, to any other person or entity except such Noteholder's directors, officers, and employees who have a need to know such information and will use the information only in connection with such Noteholder's evaluation of the Company and the Debt Instruments, and will keep such information permanently confidential.

Introduction

Today's Presenters



Robert A. Schriesheim
Director; Chairman of Finance Committee



Bernard L. Han
President and Chief Executive Officer



Mark Nielsen
Chief Legal Officer and Chief Transaction Officer

*** Additional Presenters from Kirkland, Evercore, FTI, and CMA as appropriate**

Executive Summary

Situation Timeline

Frontier COMMUNICATIONS

Initially formed in December 2018 and reconstituted in June 2019, the Finance Committee ("FC") led a 12 month process to evaluate restructuring alternatives, develop a granular business plan, and identify transaction-related workstreams, culminating in discussions with the unsecured bondholders' advisors starting in September 2019

12/12/18 – 12/27/18: Company added two new directors; Rob Schriesheim named chair of the newly formed 5-person FC

6/7/19: Company recruited Kevin Beebe, Paul Keglevic and Mohsin Meghji to the reconstituted 4-person FC, bringing additional restructuring, operational, turnaround, telecom and investment expertise to the FC

Dec. 2018 – Sep. 2019: Company, FC, and its advisors evaluated potential capital structure alternatives and considered various strategies for how to optimize enterprise value and operate the business going forward

12/3/19: Company announces Bernie Han as new CEO

Oct. 2019 – Dec. 2019: Diligence process between advisors

December 2018 | February 2019 | April 2019 | June 2019 | August 2019 | October 2019 | December 2019

12/27/18 – 3/6/19: FC and full Board work with Evercore and Kirkland to evaluate business prospects and capital structure alternatives

3/6/19 – 5/31/19: Company engaged a telecom strategy consultant, CMA, to aid in vetting and developing a granular business plan

6/5/19: Company engaged FTI's restructuring and telecom groups to supplement the Evercore / CMA / Kirkland teams and begin evaluating other transaction-related workstreams

9/16/19: Initial outreach to bondholders' advisors

10/2/19 – 10/16/19: Meetings with bondholder advisors to present work completed to date, legal and operational workstreams, and comprehensive overview of the business plan

Summary Background

Frontier COMMUNICATIONS

Since the June 2019 re-formulation of the Board and FC with enhanced restructuring and telecom expertise, the FC oversaw development of a variety of financial, operational and strategic initiatives through the lens of an investor considering how to generate the most enterprise value

- Key initiatives include:
  - Evaluating profitability characteristics of assets, geographies, and states (down to individual census blocks)
  - Analyzing the organizational cost structure and potential dynamics created by unions, regulations, and content providers
  - Assessing the business as a holding company of fiber and legacy assets
  - Reviewing potential regulatory, tax, and other legal and operational considerations

Under this framework, the Board, the Company and its advisors reviewed various alternatives, business plan permutations and transaction considerations to assess the optimal way to address the Company's overleveraged capital structure

Summary Background

Frontier COMMUNICATIONS

- Comprehensively addressing the capital structure is a necessary condition to create the financial flexibility to pursue capital allocation options, including the ability to invest in critical areas to maintain and grow the Company in the face of intense competitive pressures and general secular decline
- It is unlikely that a debt-oriented liability management transaction alone would achieve sufficient deleveraging to allow the Company to re-access the capital markets and / or adequately reinvest in the business to sustain or grow business performance
- In September 2019, the Board authorized the Company and its advisors to commence restructuring negotiations with your advisors, culminating in the delivery to your advisors in December 2019 of the comprehensive restructuring proposal contained herein
- Over this period, the Company and its advisors have worked extensively with your advisors to facilitate a wide array of due diligence requests in order to inform these negotiations

This presentation outlines the aforementioned initiatives, explains the Company's strategic vision, summarizes the process by which the Company arrived at these conclusions and proposes next steps

Independent of Restructuring Negotiations, the FC has Spearheaded Various Assessments and Initiatives to Improve Business Operations . . .

Frontier COMMUNICATIONS

Assessments Completed

- ✔ Comprehensive review of underlying competitive and demand drivers
- ✔ Thorough risk and opportunity assessment of Company's revenue streams, customer segments, and major customers
- ✔ Detailed identification, quantification, and prioritization of potential fiber expansion opportunities
- ✔ Dissect financial performance and contribution of copper and fiber portions of the business
- ✔ Assess company performance based on FTR and competitor network speed capability
- ✔ Assess customer profitability and lifetime value by product, segment, and geography
- ✔ Analyze potential treatment of executory contracts
- ✔ Consider potential tax liabilities under different transaction scenarios
- ✔ Evaluate employee retention and other business impacts of a potential restructuring
- ✔ Forecast and monitor the Company's liquidity position

Initiatives Completed, Identified and in Process

- ✔ First FC evaluation finds shortcomings in budgets, strategy, leadership, business plans, and execution
- ✔ Reconstituted Board and FC with relevant telecom and restructuring expertise
- ✔ FC develops detailed plan to both fix and invest in business while creating a broader portfolio framework
- ✔ Hired new CEO
- ✔ Changed pricing for specific unprofitable consumer packages
- ✔ Renegotiating key programming agreements
- ✔ Negotiated / executed various updated labor agreements
- ✔ Negotiating key contract with large wholesale customer
- ✔ Developing bidding strategy for RDOF funding from FCC
- ✔ Developing churn improvement program for copper/fiber
- ✔ Re-defined / launched residential and mass commercial broadband value proposition; increasing fiber broadband speeds to 1 Gbps
- ✔ Identified / in process of implementing performance improvement opportunities in commercial go-to-market processes

. . . But Certain Headwinds Remain That are Limiting Operating Flexibility and Have Necessitated the Requirement to Restructure

Frontier COMMUNICATIONS

- Significant exposure to declining legacy products
  - Legacy voice revenues (TDM voice) across all business lines
  - Commercial / wholesale legacy data revenue (DS1 / SONET) and consumer legacy data revenue (slow DSL)
- Shifting consumer behavior and elevated competition are expected to elevate customer churn for DSL, while improved retention and quality of service improvements are required to bring fiber churn down towards market levels
- High content / acquisition costs have made adding new customers to the Company's video product no longer a profitable exercise
- CAF-related cash flows will expire year end 2021, and the RDOF program is still being evaluated, given the higher expected capital requirements
- The Company's large fixed expense base creates downwards pressure on Adj. EBITDA

An overleveraged capital structure coupled with operational challenges limits the Company's ability to invest in critical areas to maintain and grow the business in the face of intense competition and general secular decline

Structural Headwinds: Business Plan Review Conclusions

($ in millions)

A large portion of Frontier's revenue is in declining legacy products (primarily TDM voice), which have high gross margins. A large fixed expense base and exposure to video in the consumer segment creates downward Adj. EBITDA margin pressures

FTR has significant exposure to legacy voice revenues, including $1,013mm of consumer, $869mm of commercial and $257mm of wholesale (2019E) which has been declining at ~(7%)[1] **annually…**

…FTR's commercial and wholesale data businesses are also over-exposed to legacy data revenue streams, such as DS1 and SONET. These have historically declined at ~(7%)[2]**…**

…FTR's network contains a large portion of homes with access only to slow DSL, putting the Company at a disadvantage relative to cable

Total Revenue, 2019E
Total: $7,548



$2,139
28%
$591
8%
$341
5%
$1,521
20%
$894
12%
$180
2%
$1,883
25%
Fiber Data
Fiber Voice
Fiber Other
Legacy Data
Legacy Voice
Legacy Other
Regulatory

Commercial + Wholesale Data Revenues (Excl. Voice), 2019E
Total: $1,916
(25% of Total Revenue)



$1,172
$745
Fiber Data
Legacy Data

Consumer Broadband Housing Units – Max Speed Available in Census Blocks[3]



29%
30%
6%
35%
Slow DSL - 0 to 12 Mbps
Slow DSL - 13 to 24 Mbps
Fast DSL (>24 Mbps)
Fiber

Note: All financials and metrics shown exclude WDC states[4]

1. Reflects '18-'19E CAGR. Includes commercial and consumer TDM voice + wholesale voice revenues
2. Reflects '18-'19E CAGR. Includes commercial copper broadband and all commercial + wholesale legacy / TDM data products (DS0, DS1, DS3, SONET, etc.)
3. Source: FCC Form 477
4. Sale of "WDC" (Wave Division Capital) states includes Washington, Oregon, Idaho and Montana

Business and Asset Mix Contributes to Headwinds

Frontier COMMUNICATIONS

Significant under-investment in Fiber deployment and limited enterprise product offerings have created headwinds that the Company is repositioning itself to reverse. In addition, the Consumer segment is the largest revenue segment and has the highest monthly churn. While the Company has been identifying and implementing churn and profitability improvement initiatives, these will take time to achieve

- Consumer is 51% of revenue, with Wholesale & Regulatory[1] and Commercial comprising 27% and 22%, respectively
- Consumer is comprised of 47% fiber products while Commercial and Wholesale & Regulatory are more heavily weighted towards legacy products
- Wholesale drives the largest Adj. EBITDA contribution, followed by Consumer and Commercial
- Wholesale also drives the largest Adj. EBITDA margin percentage, followed by Commercial then Consumer

2019E Revenue Total = $7.5 bn



Wholesale + Reg
$2.1 bn
27%
Commercial
$1.6 bn
22%
Consumer
$3.8 bn
51%

2019E Revenue Fiber vs. Legacy ($bn)
Fiber / Legacy Mix: 34% / 66%



Consumer
1.8
2.1
Commercial
0.3
1.4
Wholesale + Reg
0.5
1.5
0%
20%
40%
60%
80%
100%
Fiber
Legacy

1. Regulatory represents $0.3bn, or 5% of consolidated revenues

Note: Charts and figures above are shown on a pro forma basis, excluding WDC revenues and costs from all periods

The FC Initiatives are Projected to Result in ~$421 Million of Adj. EBITDA Uplift by 2022 . . .

The FC considered a business as usual ("BAU") case, where the business trends from 2018 continue. The current Base Case forecast assumes significant operational improvements, specifically to current levels of revenue degradation and to cost improvements (with modest capital investments)

2019 – 2022 Adjusted EBITDA Bridge BAU to Base Case: $421mm Uplift in 2022 vs BAU



+$421mm Adj. EBITDA Uplift vs. BAU
+$315mm OCF Uplift vs. BAU
Adj. EBITDA ($mm)
$3,350
WDC Indirect Costs¹
~$396
~$124
~$272
WDC Adj. EBITDA¹
$2,954
$518
$224
$203
$318
$68
$1,759
$217
$27
$48
$129
$2,180
• No bookings growth in next gen Ethernet
• No next-gen product growth (UCaaS, SD-WAN, etc.)
• Loss of CAF II revenue after 2021 (with 12-month extension through 2021)
• Also included in Base Case
• Churn levels remain elevated at current levels across all products
• Continue to sell video at current rates despite margin challenges
• Wholesale legacy Ethernet churn remains elevated
• No new wireless tower Ethernet connections with higher than trend churn
• WDC TSA benefit (+$25mm)
• WDC indirect cost reduction (+$72mm)
• Other (-$29mm)
• Ethernet bookings growth in both mass business and enterprise
• Next-gen products are effective at generating accretive sales
• Labor / opex efficiency programs
• Intentional pivot away from video has positive margin impact
• Consumer churn improvements in BB and VoIP
• Mix of GA's shifts towards higher CLVs
• Churn improvements and bookings growth
2019 BAU Case (WholeCo Incl. WDC)
WDC Divestiture Impact
2019 BAU (2019 Estimated WDC PF)
Consumer
Commercial
Wholesale
Regulatory
Expenses / Other
2022 BAU Case
Consumer
Commercial
Wholesale
Expenses / Other
2022 Base Case

1. WDC indirect costs and WDC Adj. EBITDA are high-level estimates (+/- 10%)

. . . But the Business Will Remain Challenged, With Declining Cash Flow and Increasing Leverage . . .

Frontier COMMUNICATIONS

($ in millions)

Due to expected elevated churn and expiration of CAF II cash flows (amongst other factors), the Company's base case business plan projects a material reduction in revenue, Adj. EBITDA, and unlevered free cash flow each year going forward

Base Case Revenue



$9,000
$8,000
$7,000
$6,000
$5,000
$8,151
603
312
7,236
$7,138
144
313
6,681
$6,598
313
6,285
$5,969
5,969
$5,744
5,744
$5,587
5,587
2019E
2020E
2021E
2022E
2023E
2024E
Revenue
CAF II Revenue[1]
WDC Revenue

Base Case Adjusted EBITDA



$3,500
$3,000
$2,500
$2,000
$1,500
$3,350
124
272
312
2,642
Sale of WDC states reduces Adj. EBITDA
$2,732
31
62
313
2,326
$2,581
313
2,268
Conclusion of CAF II program reduces Adj. EBITDA by ~$315mm in 2022
$2,180
2,180
$2,122
2,122
$2,076
2,076
2019E
2020E
2021E
2022E
2023E
2024E
Adj. EBITDA
CAF II Adj. EBITDA[1]
WDC Adj. EBITDA
WDC Indirect Costs

Base Case Unlevered Free Cash Flow[2]



$2,500
$2,000
$1,500
$1,000
$500
$1,760
1,760
$2,109
1,265
844
Includes $1.3bn of net proceeds from sale of WDC states
$1,168
1,168
$873
873
$809
809
$741
741
2019E
2020E
2021E
2022E
2023E
2024E
Unlevered Free Cash Flow
Net WDC Proceeds

Base Case Net Leverage



10.0x
8.5x
7.0x
5.5x
4.0x
2020 10-K (filed in early 2021) may contain going concern qualification
5.0x
5.9x
6.3x
7.8x
8.4x
9.1x
Springing maturity of RCF and TLB (even upon applying WDC proceeds to reduce unsecured debt), and $2.7bn of unsecured maturities
2019E
2020E
2021E
2022E
2023E
2024E

Source: Company model

Note: Pro forma for sale of the WDC states as of March 31, 2020. Proceeds of the sale of WDC states illustratively used to repay 2022 CTF notes at par at transaction close. Assumes debt maturities prepaid with **balance sheet cash or illustratively funded with "shortfall debt" at 10% interest rate to cover any liquidity gap**

1. Excludes CAF II from WDC assets
2. Free cash flow prior to debt service

…Nonetheless, the Investment Thesis Remains Attractive, Especially if the Company Restructures in the Near Term

Frontier COMMUNICATIONS

Despite the challenges Frontier faces, there are numerous qualities of its asset base that make it an attractive investment with opportunity for capital deployment and high visibility

Large Addressable Market Servable In Close Proximity to FTR Network	• Passes 14mm households, 1mm+ business locations, and 26k wireless towers • 3.0mm homes passed with fiber • 400k businesses within 250ft of FTR fiber • 22k towers within 1 mile of FTR fiber
Market Tailwinds Driving Increased Importance of Broadband Speed	• Broadband adoption at nearly 80% of households nationwide • Nearly 40% of broadband users subscribe to service with speeds of 100Mbps or greater • Additional 40% of users subscribing to service with 25-100Mbps
Strong Competitive Position in Select Areas	• 1.6mm of FTR's homes passed with broadband have no competing cable operator • For 11.3mm of FTR's BB homes passed, FTR is one of only two landline broadband operators • For the 3mm FTTH homes passed, FTR competes primarily with Charter
Ability to Increase Market Share in Commercial and Wholesale Segments	• FTR has only 7% market share (via retail sales) of addressable commercial ethernet revenues within the Company's service footprint • FTR connects to only 6.4k wireless towers of the 22k wireless towers located within 1 mile of the company's fiber network • The company is undergoing negotiations with a large wholesale customer which may exchange short term price increase for longer term revenue stability
Undermanaged Assets Represents Opportunity	• Re-pricing and re-packaging bundles to better align pricing with package costs • Reduce video content pricing through renegotiation or elimination of packages • Improved rigor on investment decisions to drive customer profitability and returns • The Company has several initiatives to improve customer services issues, such as replacing poor performing copper modems, reducing network issues, and reducing drivers of customer care call volume • Overall, +$421mm EBITDA and +$315mm OCF impact by 2022 over continued BAU
Considerable Optionality to Expand Fiber Footprint and Modernize Network	• Roughly 2.0mm incremental households in FTR's copper service area can be fibered at IRRs above 20% • An additional 3.5mm households in FTR's copper service area can be fibered at IRRs between 15%-20% • Highly predictable and visible revenue streams
Improving Unit Economics	• Eliminating unprofitable video packages and bundles to improve overall economics of the business • Implementing measures to ensure customer longevity and avoid mismanaging customer expectations • Aligning sales incentives around customer value, not simply revenue

Note: 3mm FTTH homes passed per page 14 of the presentation refers to internal serviceability estimates of residential-only locations in the FTR "RemainCo" footprint (remaining 25 states pro-forma for WDC sale). Including WDC states, this figure is about 3.4mm. Based on FTR's regulatory-mandated FCC Form 477 reporting that considers an entire census block as being serviceable by FTTH if any home in the census block can receive fiber service, FTR passes 4.5mm census housing units (as of June 2018, data released 09/10/19) across the "WholeCo" footprint and 3.9mm in the RemainCo footprint (distribution using public FCC data as of June 2018 shown on page 10 of the presentation for RemainCo).

Frontier Strategic Vision

Frontier Communications

Frontier 2020 and Beyond

- Transform the business from a provider of legacy telecom services over a primarily copper-based network to a next generation broadband service provider with long-lived **fiber-based infrastructure**
- **Invest in** strategic products, customers and networks for growth
- **Manage the decline of** products and customers that are non-core
- Judiciously invest in consumer, commercial and wholesale businesses to **modernize network and recapture share**
- **Improve operating metrics** and aggressively manage costs

Legacy Management

- Stop new sales of value destructive products and bundles
- Retain legacy voice and data customers, and support conversion to VoIP, UCaaS, and Ethernet as needed
- Contain costs and manage cash flow of the business

Core Business Growth

- Strategic repricing of lower margin consumer packages
- Grow share of consumer and commercial broadband in markets where company has network advantage
- Expand commercial sales team to focus on next-gen commercial products
- Improve customer experience

Fiber Expansion and Investment

- Invest in high-return FTTx upgrades in-footprint
- Densify and edge out fiber network
- Invest in next-gen fiber expansions for wireless and wholesale customers

Changing Frontier's Current Trajectory

Frontier COMMUNICATIONS

Efforts underway to change the current trajectory of the business involve managing legacy declines and accelerating growth of modern products…

…expected to drive ~$420mm of run-rate Adj. EBITDA by 2022

Manage Legacy Declines and Improve Customer Economics

- **Improve existing product gross margins** via programming cost renegotiation and select price optimization
- **Effectuate churn reductions in core broadband products** by improving customer experience with installation, CPE functionality, customer care, and retention
- **Execute on plans to gain operating leverage** through efficiency gains and cost optimization in field operations, consumer care, and other operational areas

~$290mm

Run-Rate 2022 Adj. EBITDA Benefit

Driven by cost-focused efficiency efforts, gross margin improvements and churn reductions

Grow the Existing Core Business

- **Shift mix of consumer gross adds to higher CLVs** through sales force optimization and customer screening efforts, resulting in lower variable and acquisition cost over time
- **Pursue aggressive growth in existing ethernet product** set by investing in commercial and wholesale sales force
- **Add value to commercial data products with next-gen commercial product suite**, sold alongside enterprise broadband and ethernet
- **Foster long-term relationships with large existing carrier customers** to grow ethernet revenue across both wireline and wireless wholesale customers

~$130mm

Run-Rate 2022 Adj. EBITDA Benefit

Driven by growth-oriented programs to increase market share in Frontier's existing modern product set

Strategic Reinvestment Initiatives

Frontier COMMUNICATIONS

There are several options for Frontier to strategically deploy capital in next-gen network builds…

Densify and Expand Fiber Network

- Selectively deploy new fiber to fill surrounding network gaps or overbuild legacy copper in areas with highly attractive IRR profiles
- Support increased fiber availability and improved quality of service for consumer, commercial and wholesale customers

Expand Wireless Backhaul Infrastructure

- Proactively invest in new builds to facilitate deals with key wholesale customers. Retain key on-net sites and customers
- Bid aggressively for macro and small cell site builds that are near existing network infrastructure or could provide anchor customers for expansion

Participate in Rural Digital Opportunity Fund to Facilitate Upgrades and Defend Existing Territories

- FCC's Rural Digital Opportunity Fund (RDOF) expected to deploy $20bn over two phases to carriers for rural broadband buildouts
- Leverage funding to expand network footprint using fiber and fixed wireless builds to defend and improve competitive positioning

…each offers an attractive long-term return profile and network effects

- **~3.0mm incremental HHs with attractive economics for new fiber builds**
- **20%+ IRR profile**
- **~$153mm run-rate Adj. EBITDA benefit by 2024 (~$1.0bn 10 year horizon)**
- **~$1.4bn est. cumulative build capex required through 2024[1] (~$1.9bn 10 year horizon)**

- **~9k new sites (macro + SC) won by 2024 (~27K by Y10)**
- **30%+ IRR profile**
- **~$44mm run-rate Adj. EBITDA benefit (~$200mm 10 year horizon)**
- **~$364mm est. cumulative new connection success capex required through 2024 (~$1bn over 10 year horizon)**

- **~1mm HHs potentially attractive for bids in RDOF auction**
- **~10% IRR with low risk profile**
- **$10mm run-rate Adj. EBITDA benefit by 2024 (~$140mm 10 year horizon)[2]**
- **$1.4bn est. cumulative build capex required through 2024 ($2.7bn 10 Year horizon), mostly offset by FCC funding[1]**

1. Non-success-based initial cost to pass capex only
2. Excluding impact of subsidy funding. Including subsidy funding, estimated 2024 EBITDA impact is ~$250mm and year ~10 EBITDA impact is ~$380mm

Enterprise Level Strategic Framework: Portfolio Approach to Execution Activities and Assets

The Company is working to implement an enterprise-level portfolio approach allocating capital to execution pathways and assets with the highest risk-return profile while concurrently operating the overall business with critical focus on costs and cash flow

I. Fix The Business	II. Re-Invest in The Business	III. Re-Deploy / Reconfigure Asset Portfolio
Achieving the Base Case improvements vs the BAU provides the highest risk adjusted value creation in the 3-5 year horizon	Deploying fiber, upgrading the network, potentially pursuing RDOF and other initiatives provides the most value creation over the longer-term (8-10 years)	Proactively seek to manage or monetize less strategic states; may present upside optionality but is dependent upon numerous third parties
~$400-750mm of potential incremental annual EBITDA vs BAU case 2022-2024	~$450mm run-rate annual EBITDA benefit in 2024 (incremental to Base Case), with projected 20%+ yields on incremental capex thereafter. Potential for re-rating and additional value uplift from shift in business and asset mix in 3 to 5 year horizon	Any consideration of divestiture of a non-core state or an increased management for cash flow of a state must be assessed in the context of DCF maximization, dis-synergies and stranded costs and tax obligations

Enterprise Level Strategic Framework: Portfolio Approach to Execution Activities and Assets

Frontier COMMUNICATIONS

The Company continues to analyze a number of opportunities to maximize enterprise value

Strategic M&A

- Structural separation, divestitures, and/or acquisitions
- Opportunities to drive scale with additional assets, products, and/or customers
- In footprint or out-of-footprint potential
- Consider strategically divesting noncore assets or assets without attractive return opportunities

Monetize Fiber Network

- Pursue creative financing strategies for the deployment of additional FTTH, FTTT, small cells, and enterprise fiber
- Leverage strong cash flow generation potential of fiber assets

Pursue Anchor Fiber Builds

- FTR can pursue large fiber builds for wholesale customers
- Such builds can be leveraged to provide additional fiber services to proximate consumer and commercial customers

Modernize Systems and Operations

Investment is needed across the business:

- Areas driving reliability problems in copper and fiber networks
- Technician tools (tablets, meters, tools, vans, etc.)
- Billing and customer management systems are largely legacy mainframe

RDOF Upside

- While RDOF (CAF III) is likely to be very competitive, FTR will look to bid in areas where the Company can leverage existing assets
- Provides ability to build unique, differentiated assets

5G

- Fiber backhaul network required for 5G – significant potential for FTR to cooperate with carriers for small cells
- 5G demand driven by mega trends incl. IoT, OTT video, and Big Data

Reinvestment Case Overlay

Frontier COMMUNICATIONS

($ in millions)

Investing in attractive opportunities would provide the Company with a pathway to value creation:

1. **Fix the business to offer nearer-term value in the 5 year horizon**
2. **Invest in the business to provide longer term value in the 8 to 10 year horizon with re-rating and value uplift occurring earlier in the cycle as business and asset mix shifts**

Revenue



$8,500
$7,500
$6,500
$5,500
$4,500
2019E 2020E 2021E 2022E 2023E 2024E 2031E
$8,151 $8,151 $8,151
$7,138 $7,138 $7,138
$6,610 $6,566 $6,598
$6,272 $6,036 $5,969
$6,166 $5,924 $5,744
$6,194 $5,935 $5,587
$6,836 $6,393 $4,833
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Adjusted EBITDA



$3,500
$3,000
$2,500
$2,000
$1,500
2019E 2020E 2021E 2022E 2023E 2024E 2031E
Sale of WDC states reduces Adj. EBITDA
$3,350 $3,350 $3,350
$2,732 $2,732 $2,732
$2,594 $2,549 $2,581
$2,445 $2,209 $2,180
$2,451 $2,213 $2,122
$2,520 $2,273 $2,076
$3,214 $2,835 $1,636
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Capital Expenditures



$2,500
$2,000
$1,500
$1,000
$500
2019E 2020E 2021E 2022E 2023E 2024E 2031E
$1,221 $1,221 $1,221
$1,354 $1,354 $1,354
$1,533 $1,533 $1,038
$1,959 $1,501 $974
$2,017 $1,555 $977
$1,854 $1,388 $986
$1,161 $1,136 $767
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Incremental Adj. EBITDA Yield on Cumul. Capex[1]



30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
22E 23E 24E 25E 26E 27E 28E 29E 30E 31E
17.9% 13.0% 13.1% 13.4% 14.4% 15.6% 17.6% 19.1% 20.0% 20.8%
2.8% 5.7% 9.9% 13.0% 16.3% 19.8% 22.4% 24.0% 25.0% 25.6%
Reinvestment Case
Reinvestment Case w/o RDOF

Source: Company model

Note: Pro forma for sale of WDC states as of March 31, 2020. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025. Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

1. For illustrative purposes, EBITDA yield shown through 2031 based on an extrapolation of 2024 expected results

Business Evolution for Value Creation: Improved Performance and Increased Fiber Asset Mix Leads to Re-rating

- 2019E: Revenue Mix is 34% Fiber / 66% Legacy
  - Consumer is 51% of revenues, with Wholesale & Regulatory[1] and Commercial 27% and 22%, respectively
  - Consumer derives 47% of revenue from fiber network
  - Commercial and Wholesale & Regulatory derive >75% of revenue from legacy network
- 2024E: Revenue Mix is 47% Fiber / 53% Legacy
  - Fiber grows and Legacy declines with revenue mix shifting to 47% of total revenue derived from fiber up from 34% in 2019E
  - Reinvestment initiatives contribute $0.6bn revenue and $0.4bn EBITDA vs Base Case
  - Commercial segment's revenue derived from fiber network increases from 16% to 44% over the 5 year period, driven by growth in ethernet and fiber data products
- 2031E: Revenue Mix is 66% Fiber / 34% Legacy
  - Each segment derives >55% of revenue from fiber
  - Fiber contributes 58% of revenue in Consumer, 90% in Commercial, and 57% in Wholesale & Regulatory
  - The Company is forecasted to generate an incremental $2.0bn of annual revenue in 2031 through the reinvestment initiatives compared to the Base Case


2019E Base Case Revenue | $7.5bn
Fiber / Legacy Mix: 34% / 66%
Consumer
Commercial
Wholesale + Reg
1.8
2.1
0.3
1.4
0.5
1.5
0%
20%
40%
60%
80%
100%
Fiber
Legacy


2024E Reinvestment Case Revenue | $6.2bn
Fiber / Legacy Mix: 47% / 53%
Consumer
Commercial
Wholesale + Reg
1.5
1.4
0.7
0.9
0.7
1.1
0%
20%
40%
60%
80%
100%
Fiber
Legacy


2031E Reinvestment Case Revenue | $6.8bn
Fiber / Legacy Mix: 66% / 34%
Consumer
Commercial
Wholesale + Reg
1.9
1.4
1.6
0.2
1.0
0.8
0%
20%
40%
60%
80%
100%
Fiber
Legacy

1. Regulatory represents $0.3bn, or 4.5% of consolidated revenues

Note: Charts and figures above are shown on a pro forma basis, excluding WDC revenues and costs from all periods. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025. **Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items**

Fiber vs Legacy P&L Summary

Frontier COMMUNICATIONS

Fiber



$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
'18-'19 CAGR: (3.6%)
'19-'24 CAGR: 2.2%
'19-'24 CAGR: (0.4%)
'24-'31 CAGR: 6.5%
'24-'31 CAGR: 2.0%
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base
CAGR - Reinvestment
Reinvestment Impact

Legacy



'18-'19 CAGR: (6.3%)
'19-'24 CAGR: (7.8%)
'19-'24 CAGR: (9.3%)
'24-'31 CAGR: (4.8%)
'24-'31 CAGR: (6.5%)
$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base
CAGR - Reinvestment
Reinvestment Impact

- The charts and commentary herein represent illustrative P&Ls for Fiber and Legacy with the **Reinvestment Case**
- **For Fiber, the key drivers are:**
  - **Revenue** is projected to increase at a 2.2% CAGR from 2019 to 2024 and a 6.5% CAGR thereafter to 2031. Revenue grows from $2.6bn to $2.9bn in 2024 and to $4.5bn by 2031. Brownfield revinestment drives $0.3bn of incremental revenue by 2024 and $0.9bn by 2031. Greenfield and FTTC investment drive and additional $0.6bn by 2031
  - Near-term revenue growth through 2024 remains depressed as Management makes a conscious effort to weed out CLV-negative customers, especially in consumer. However, EBITDA growth outpaces revenue as a result of this customer investment, in addition to the Company's other EBITDA initiatives. Revenue and EBITDA growth continue to accelerate after 2024
  - **EBITDA** is projected to grow at a 6.1% CAGR from 2019 to 2024 and a 10.2% CAGR from 2024 to 2031. EBITDA grows from $0.9bn to $1.2bn in 2024 and to $2.3bn in 2031
  - **Capex** increases from $0.6bn in 2019 to $1.1bn in 2024, then decreases to $1.0bn in 2031
  - **Operating cash flow** (EBITDA less capex) drops to ($0.2bn) annually from 2021 to 2023 due to reinvestment capex. Cash flow improves to $1.3bn by 2031
- **For Legacy:**
  - **Revenue** is projected to decline at a (7.8%) CAGR from 2019 to 2024 and (4.8%) CAGR from 2024 to 2031. Brownfield fiber investment is expected to accelerate churn as existing copper subscribers convert to the faster fiber network. The decline is expected to be more than offset by revenue growth from RDOF investments from 2022 to 2027
  - **EBITDA** declines from $2.2bn in 2019 to $1.4bn in 2024 and $0.9bn in 2031
  - **Capex** increases from $0.5bn in 2019 to $0.8bn in 2024, then decreases to $0.1bn in 2031. Increased capex is driven by $0.5bn of annual RDOF investment from 2022 to 2027
  - **Operating cash flow** (EBITDA less capex) declines from $1.7bn in 2019 to $0.6bn in 2024, then increasing to $0.8bn by 2031

Note: Arrows shown in charts above represent Revenue CAGRs
Charts and commentary above represent pro forma remainco financials, which excludes WDC revenues and costs from all periods. TSA revenues / costs and WDC stand-up related capex are also excluded. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025. Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

CEO Remarks

Frontier Today

Frontier COMMUNICATIONS

($ in millions)

Footprint

WDC Divestiture Markets



Financial Summary and KPIs[1]

2019E Financials (ex. CAF II)	
Revenue	**7,236**
% Growth	(5.7%)
Adj. EBITDA	**2,642**
% Margin	36.5%
% Growth	(6.9%)

KPIs	
Total Homes Passed	16.3mm
BB-Capable Homes Passed	14.0mm
Voice-Only Homes Passed	2.2mm
Fiber Route Miles	~180K
Enterprise Fiber On-Net Buildings	~70K
Total Consumer BB Subs	~2.6mm
Consumer Fiber BB Subs	~1.2mm
Consumer Copper BB Subs	~1.5mm

Total BB Homes Passed by Technology (14mm)



Fiber
3.0mm
21%
DSL
11.0mm
79%

Current Subs by Speed Capabilities (2.6mm)[5]



Slow DSL[3]
1,409K
53%
Fiber
1,189K
45%
Fast DSL[4]
52K
2%

Fiber Penetration: ~40%
Total DSL Penetration: ~13%

2019E Revenue Breakdown[2]

By Segment



5%
23%
51%
22%
Consumer
Commercial
Wholesale
Regulatory

By Product



36%
5%
25%
20%
14%
Fiber Data
Fiber - Other
Legacy Data
Legacy - Other
Regulatory

1. Pro forma for divestiture of WDC states
2. Pro forma for divestiture of WDC states. Includes CAF II revenue
3. Digital subscriber line <25 Mbps
4. Digital subscriber line >=25 Mbps
5. As of end of October 2019

Frontier Today: Consumer

Frontier COMMUNICATIONS

Financial Profile	■ Consumer represents 51% of total Frontier revenue in PF 2019E, declining at 5% YoY ▶ Fiber broadband revenue represents 20% of total Consumer revenue, growing at 4% YoY ▶ Copper broadband revenue represents 18% of total Consumer revenue, declining at 4% YoY ▶ TDM voice revenue represents 26% of total Consumer revenue, declining at 7% YoY ▶ Video revenue represents 23% of total Consumer revenue, declining at 7% YoY ▶ Other revenue (primarily VoIP, non-recurring, security and modem rentals) represents 12% of total Consumer revenue, declining at 11% YoY
Fiber	■ Frontier passes 21% of its total BB-capable passed homes with **Fiber** (3.0mm of 14.0mm homes passed) ■ Fiber broadband subs of 1.2mm, ~40% penetration of BB-capable fiber homes passed
Copper	■ Frontier passes 79% of its total BB-capable passed homes with **Copper** (11.0mm of 14.0mm homes passed) ■ Copper broadband subs of 1.5mm as of Q3'19, ~13% penetration of BB-capable copper homes passed

Note: All CAGRs show 2019E/2018A

Frontier Today: Commercial and Wholesale

Financial Profile	■ Commercial represents 22% of total Frontier revenue in PF 2019E, declining at 6% YoY ▶ Ethernet and Fiber BB represent 18% of total Commercial revenue, declining at 3% YoY ▶ Commercial revenue heavily indexed to TDM Voice / Data[1] and Copper Broadband, representing 66% of total Commercial revenue, declining at 6% YoY ▶ Remaining Commercial revenue (primarily CPE and directory) represents 17% of Commercial revenues, declining at 9% YoY ■ Wholesale represents 23% of total Frontier revenue in PF 2019E, declining at 6% ▶ Wireline Ethernet represents 21% of total wholesale revenue, growing at 22% YoY ▶ Wireless ethernet represents 9% of total Wholesale revenue, declining at 8% YoY ▶ Legacy data represents ~43% of Wholesale revenue, declining at 6% ▶ Remaining Wholesale revenue less reserves (primarily Voice, SNA, Colocation) represent 27% of Wholesale revenue, declining 20% YoY (other revenue less reserves declined ~11% YoY)
Other	■ Total commercial customers of 388k; (37k Enterprise vs. 351k Mass) with commercial revenue split ~50%/~50% between enterprise and mass business as of 3Q19 ■ ~12% of all U.S. business locations are located within Frontier's serviceable territory; Commercial TAM of ~$6.3bn

[1]Commercial TDM Voice / Data, as referenced here, includes TDM Voice, Wireline DS0, DS1, DS3 and Special Access circuits
Note: All CAGRs show 2019E/2018A
Note: Regulatory revenue, not shown, represents 4.5% of PF 2019E total revenue; Consumer (50.9%) + Commercial (21.7%) + Wholesale (22.8%) + Regulatory (4.5%) = 100%

Priorities of New CEO

Since his announcement as CEO, Bernie has spearheaded several key internal operating initiatives important to the fundamental business


Improve Accountability, Organization and Management Process
Overhaul Customer Service
Create Rigor in and Make Better Investment Decisions
Improve Employee Morale

Priorities of New CEO (cont'd)

Frontier COMMUNICATIONS

Improve Accountability, Organization and Management Process

- Change meeting cadence, focus and participants
- Institute regular in-person operating conferences to allow people in the organization to better know each other and increase productivity
- Redesign chart of accounts and budget building process to better understand performance and delivery of initiatives

Overhaul Customer Service

- Improve serviceability and other record keeping
- Improve reliability in both network and tools
- "Where's My Tech?"
- Overhaul communications to customers, to front line employees and within tools
- Instill employee accountability

Priorities of New CEO (cont'd)

Frontier COMMUNICATIONS

Create Rigor in and Make Better Investment Decisions

- Develop sound profitability models for customers, products and technologies
- Invest in areas that are most appropriate and profitable and limit or cease investments in areas that are not
- Calibrate profitability models to financial statement reporting
- Post audit large capital projects to validate economics

Improve Employee Morale

- Instill a culture for management to get out in the field and listen to frontline employees
  - Institute town halls, roundtables and other forums for employees to voice concerns and have issues be heard
- Use customer service initiatives to improve employee morale
  - Create a company that customers will be happy with and employees will be proud to work for

Go Forward Implications and Term Sheet

Go-Forward Implications

Frontier COMMUNICATIONS

- In light of the conclusions of the business plan review, the Board, the Company and its advisors believe it is in the Company's and its stakeholders' best interests to begin restructuring negotiations now
- It is unlikely that a debt-oriented liability management transaction alone would achieve sufficient deleveraging to allow the Company to re-access the capital markets and / or adequately reinvest in the business to sustain or grow business performance
- As a result, the Board has authorized the Company to begin negotiations with creditors with respect to a comprehensive restructuring transaction
  - In December 2019, the Company provided your advisors with a comprehensive proposal to effectuate such a transaction. That proposal is contained herein
  - Transaction could potentially be implemented via a Chapter 11 filing
  - The Company remains committed to closing the WDC sale transaction (expected 1H20) in the normal course and using proceeds to facilitate any restructuring transaction

Transaction Term Sheet

Superseded by subsequent negotiations and exchange of term sheets; the last versions of such term sheets submitted by each of the parties are attached hereto

Illustrative Transaction Summary

Frontier COMMUNICATIONS

($ in millions)

Sources & Uses

Sources		Uses	
Cash Build Up by Emergence[9]	$876	Estimated Restructuring Costs	$280
Net WDC Asset Sale Proceeds	1,265	Costs Related to Possible Regulatory Settlements[4]	TBD
Equity Issued & Compromised Claim	9,838	Excess Cash for RCF Paydown	749
		Cancellation of Unsecured Notes	9,838
		Excess Cash to Unsecureds (At Emergence)[5]	1,111
Total Sources	**$11,978**	**Total Uses**	**$11,978**

Consideration by Creditor Class

Creditor Class	Claim[1]	Cash Distributed At Emergence[8]	New Debt Received[1]: 1L Debt	2L Debt	Subsidiary Debt	Senior Notes	Pro Forma Equity Ownership[7]
Revolver	$749	$749	$ -	$ -	$ -	$ -	0%
Term Loan B	1,699	-	1,699	-	-	-	0%
1L Notes and Other[2]	1,663	-	1,663	-	-	-	0%
2L Debt	1,600	-	-	1,600	-	-	0%
Subsidiary Debt[3]	856	-	-	-	856	-	0%
Senior Notes	10,949	1,111	-	-	-	-	[TBD]
Equity	NA	-	-	-	-	-	[TBD]
Total	**$17,516**	**$1,861**	**$3,362**	**$1,600**	**$856**	**$ -**	**100%**

Results in 2.48x emergence net leverage[6]

To be determined, based on final term sheets

Note: Transaction assumptions are highly illustrative and preliminary. Cash flow profile, pro forma capital structure, treatment of claims, fees and expenses and timing of various transactions are all subject to material change. Assumes WDC sale closes 3/31/20 and bankruptcy filing in February 2020

1. For illustrative purposes, reflects principal balance excluding accrued interest
2. Includes $1.65 billion of 1L Notes and $13 million of Industrial Development Revenue Bonds ("IDRB")
3. Includes $750 million of subsidiary Unsecured Notes, $100mm of subsidiary Secured Notes and $6 million of RUS Loan Contracts (secured)
4. Magnitude and timing of certain regulatory settlements post-bankruptcy remain TBD
5. Calculated as excess cash at Effective Date (above $200mm minimum cash and after all applicable uses of cash)
6. Calculated using 2021E Adj. EBITDA pro forma for WDC sale and excluding contribution from CAF II
7. Subject to dilution from market-based MIP
8. 2L Notes and subsidiary debt to receive accrued interest at emergence, in accordance with term sheet. Cash distribution to Senior Notes pro forma for these payments
9. Cash build up includes January month end cash balance of $629mm, plus 11 months of levered free cash flow excluding WDC proceeds and excluding restructuring costs; net of $200 million of assumed minimum operating liquidity

Illustrative Pro Forma Capitalization

Frontier COMMUNICATIONS

($ in millions)

	At Filing[1]	Adj.	At Emerg.[1]	Coupon	Cash Interest At Filing	Cash Interest At Emerg.	Maturity	Debt / 2021E Adj. EBITDA Excl. CAF II[2]
Cash	$629	($429)	$200					
Superpriority DIP Facility	$ -	$ -	$ -	TBD	$ -	$ -	TBD	
New Exit Facility	-	-	-	TBD	-	-	TBD	
$850mm RCF	749	(749)	-	L + 300	37	-	NA	
1L Term Loan	1,699	-	1,699	L + 375	96	96	Jun-24	
1L Notes	1,650	-	1,650	8.000%	132	132	Apr-27	
Other Secured Debt	13	-	13	6.200%	1	1	May-30	
Total 1L Debt	**$4,111**	**($749)**	**$3,362**		**$265**	**$228**		**1.5x**
Net Debt Through 1L	*3,482*		*3,162*					*1.4x*
2L Notes	$1,600	$ -	$1,600	8.500%	$136	$136	Apr-26	
Total Debt Through 2L	**$5,711**	**($749)**	**$4,962**		**$401**	**$364**		**2.2x**
Net Debt Through 2L	*5,082*		*4,762*					*2.1x*
Subsidiary Debt	$856	$ -	$856	7.081%	$61	$61	Various	
Total Debt Through Subsidiary	**$6,567**	**($749)**	**$5,818**		**$461**	**$425**		**2.6x**
Net Debt Through Subsidiary	*5,938*		*5,618*					*2.5x*
Unsecured Notes	$10,949	($10,949)	$ -	NA	$1,027	$ -	NA	
Total Debt	**$17,516**	**($11,698)**	**$5,818**		**$1,489**	**$425**		**2.6x**
Net Debt	*16,887*		*5,618*					*2.5x*

Assumes RCF replaced with New Exit Facility

Memo:

2021E Adj. EBITDA[2]	$2,581
2021E Adj. EBITDA (excl. CAF II)[2]	2,268

Note: Assumes LIBOR of 1.9% (As of 1/6/20). Year end 2019 cash balance was $760mm. Transaction assumptions are highly illustrative and preliminary. Cash flow profile, pro forma capital structure, treatment of claims, fees and expenses and timing of various transactions are all subject to material change. Assumes WDC sale closes 3/31/20 and bankruptcy filing in February 2020

1. For illustrative purposes, debt balances reflect principal balance excluding accrued interest
2. Pro forma for WDC sale

Pro Forma Net Leverage and Liquidity Over Time

($ in billions)

Pro Forma Net Leverage[1] Over Time



3.0x
2.5x
2.0x
1.5x
1.0x
2.5x
2.4x
2.3x
2.4x
2.4x
2.5x
2.1x
2.0x
1.9x
1.8x
At Emergence[2]
2021E
2022E
2023E
2024E
Base Case
Reinvestment Case

Projected Operating Liquidity[3] Over Time



$3.0
$2.0
$1.0
$ -
$0.7
$1.5
$2.0
$2.3
$2.6
$0.7
$1.0
$0.7
$0.4
$0.2
At Emergence
2021E
2022E
2023E
2024E
Base Case
Reinvestment Case

Note: Transaction assumptions are highly illustrative and preliminary. Cash flow profile, pro forma capital structure, treatment of claims, fees and expenses, timing of various transactions and cash taxes are all subject to material change. Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

1. Net Leverage calculated as Net Debt / Adj. EBITDA excl. CAF II (pro forma for WDC sale)
2. At Emergence leverage ratio based on forward (2021E) adj. EBITDA (pro forma for WDC sale and excluding contribution from CAF II)
3. Net of $200 million of assumed minimum operating liquidity

Page Intentionally Left Blank

Appendix

Appendix Table of Contents

Frontier COMMUNICATIONS

Preliminary Findings of Key Transaction-Related Workstreams

Tax Considerations

Superseded by revised tax modeling; the below reflects the latest tax modeling. The Senate has proposed various iterations of a Coronavirus stimulus package that, if finalized, could significantly alter the amounts set forth in this tax summary. The Company continues to analyze the impact these proposals may have on a potential restructuring and the Company's post-emergence tax profile.

Frontier COMMUNICATIONS

- The Company expects to have approximately $656 million of pre-emergence net operating losses ("NOLs") as of 12/31/20 (taking into account gain from the WDC asset sale, which sale must precede emergence, and assuming the Company does not claim bonus depreciation for 2019 or 2020)
- Recently proposed tax regulations, if applicable in their current form, would dramatically limit the Company's ability to use its post-emergence NOLs
- Effecting the restructuring as a taxable sale (a so-called "Bruno's transaction") would allow the Company to utilize its NOLs prior to emergence while maintaining historic operating asset tax basis (that might otherwise be written down under a traditional deleveraging transaction structure)
  - Under the Bruno's transaction, the Company would sell the equity of its subsidiaries in a taxable transaction
  - Subject to additional analysis, some of these stock sales may be structured as asset sales for tax purposes (which could "step up" the tax basis of those operating assets sold)
  - By maintaining (and/or increasing) its operating asset tax basis, the Company preserves (and/or increases) depreciation and amortization deductions that can shield the Company's taxable income, thus reducing its going-forward cash tax liabilities
- Under the Base Case, if the Company implements the Bruno's transaction, the Company's preliminary projections forecast approximately $37 million of aggregate cash income tax liabilities for 2020 through 2024
  - In contrast, aggregate cash income tax liabilities for the same period under a traditional deleveraging transaction structure would be approximately $267 million, assuming the Company opts to preserve asset tax basis and does not claim bonus depreciation in 2019 or 2020
  - The preserved/increased tax basis under the Bruno's structure would also provide tax benefits beyond 2024
- The Bruno's transaction is not expected to delay the restructuring process as compared to a traditional deleveraging transaction structure
- All amounts on this slide are approximate, based on preliminary modeling by KPMG (using tax basis amounts as of 12/31/2019) and remain subject to change as additional and updated information is received and analyzed

Propco/Opco Tax Considerations

- A separation of FTR into an operating company and a property company (Opco/Propco) could be accomplished in a bankruptcy restructuring without any transfer taxes. However, the separation itself would be a taxable transaction for income tax purposes, and would exhaust all of the company's net operating losses ("NOLs"). In fact, there may be not enough NOLs to offset the tax liability from a full separation of the businesses. Thus, the Opco/Propco separation could trigger substantial tax liabilities
- More important, it does not appear that an Opco/Propco separation will result in any meaningful tax savings going forward. The latest tax models prepared by KPMG suggest that a one-company reorganization (using a "Bruno's" structure) will result in the reorganized company owing little to no federal income taxes over the next five years. Including state taxes and federal taxes, the estimated total taxes over the next three years are expected to be approximately $11 million (and perhaps substantially less), and total taxes over the next five years would be less than $40 million (and probably substantially less)
- An Opco/Propco structure would incur significant upfront implementation costs, would trigger substantial additional restructuring costs, would delay any potential exit from bankruptcy (with its high monthly professional fees), and would require ongoing maintenance costs
- Any tax benefits for the Opco/Propco structure would require that the Propco be eligible for the so-called "real estate exemption" from the rules that limit interest deductions. It is not clear that Propco would qualify for this exemption, and there is always a risk that the IRS would challenge that exemption
- Because the current tax model forecasts minimal cash income taxes under the Bruno's structure ($37 million for 2020-24 under the Base Case, the bulk of which are state income taxes), the incremental costs and potential delays associated with the Opco/Propco separation likely outweigh by a significant amount any potential tax benefits

- The Company's Compensation Committee has engaged Willis Towers Watson ("WTW") to run a detailed analysis on the Company's base union wages and union health and welfare benefits. The preliminary diligence was based on a dataset of 24 union and non-union comparable companies from five industries
- In addition to the WTW diligence, the Company and its advisors continue to develop CBA by CBA plans and an overall plan to address the labor related cost structure and liability issues, as well as work on creating recommended possible total savings ranges through comparable union companies and agreements
- The below summary corporate organizational chart illustrates which of the Company's entities are counterparties to the Company's collective bargaining agreements

CONDENSED FORM OF ORGANIZATIONAL CHART - CBA COUNTERPARTIES (AND PARENT ENTITIES)


Key
Legal Entity Type
Company, Corp., Inc.
LLC
Regulatory Approvals
FCC License Holder
PUC License Holder (ILEC)
PUC Certification Holder (Long Distance)
WDC Purchase Agreement - Equity Transfer
WDC Purchase Agreement Signatory
Labor Considerations
CBA Party
Parent Level Indebtedness
Revolver / Term Loan Borrower
Revolver / Term Loan Guarantor
First Lien Notes Issuer
First Lien Notes Guarantor
Second Lien Notes Issuer
Second Lien Notes Guarantor
Unsecured Notes Issuer
Pledged Entity Under the Revolver, Term Loan, First Lien Notes, and Second Lien Notes
Project Level Indebtedness
Project Level Debt Issuer
Issuer - 8.5% Notes due 2031 (Verizon Secured Debt)
Issuer - 8.4% Notes due 2029 (Frontier West Virginia)
Issuer - 6.75% Notes due 2027 (Verizon Unsecured Debt)
Issuer - 6.86% Notes due 2028 (Verizon Unsecured Debt)
Issuer - 6.73% Notes due 2028 (Frontier North)
Unencumbered Entity
DRAFT
For Illustrative and Discussion Purposes Only; Not All Entities Listed

Other Transaction-Related Workstreams

Executory Contracts

- The economic benefit of rejecting unfavorable contracts in Chapter 11 may be reduced by the Company's legal entity structure. Substantially all executory contracts are signed by wholly owned Frontier subsidiary Citizens Telecom Services Company, LLC, which holds significant assets and is neither a Guarantor nor a Pledged Entity on the Company's debt

Regulatory

- Depending on the structure of a transaction, the reorganization likely will be considered a "transfer of control" subject to regulatory approval to transfer / assign licenses
  - FCC approval is required for various interstate, long distance and wireless licenses, with expected approval to be approximately 6 to 9 months from the date that petitions for Chapter 11 protection are filed
  - State public utility commission ("PUC") approval for transfer of control state licenses may be required in the following 19 (of 29) states in which the Company operates:
    - AZ, CA, CT, GA, IL, MN, MS, MT, NE, NV, NY, OR, PA, TN, UT, WA, WV, OH, TX

Employee Retention

- The Company's Compensation Committee has engaged Willis Towers Watson and is working with Kirkland to evaluate a modification of the 2019 incentive compensation plan for insiders and non-insiders, including:
  - Impact of a potential restructuring on the business
  - Design of 2020 compensation programs for insiders and non-insiders
  - Design of a Key Employee Retention Plan

Enterprise-Level Approach and Additional Business Plan Detail

Enterprise-Level Approach

The Company has adopted an enterprise-level approach in determining how to run the business

- Steward and allocate capital to assets with highest risk-return profile while concurrently operating the overall business with critical focus on costs and cash flow
  - Fiber portfolio meriting investment is run to pursue profitable growth at rates of return well in excess of costs of capital to optimize value
- Such an approach requires dual focus
  - Aggressively running the business to maximize cash flow and optimize value of assets on a stand-alone basis
  - Maintaining optionality to engage in various strategic transactions at the Enterprise or State level
- Pro forma for the restructuring, the Company can approach capital allocation under two broad frameworks in order to maximize enterprise value

1. Current base business plan (no incremental reinvestment of capital)
2. Reinvest in the business

1 Base Case Capital Strategy

Frontier COMMUNICATIONS

In the Base Case, capital is allocated primarily to necessary maintenance, success-based projects, and high returning projects, avoiding speculative builds with long paybacks

Capex Type	Description	2020E Capex[1] ($mm)
Customer Upgrades (Improvements of Customer Equipment)	• Improvements and upgrades to customer services not associated with new orders	**$45**
Customer Additions (Gross Adds)	• Gross-add based capital associated with adding new customers to the network	**$515**
Network	• Investments into expanding and improving the network, including routine maintenance	**$520**
Other[2] (Maintenance and IT)	• Event driven maintenance of the network and IT projects • Other Capex	**$252**
		Total: $1,332

Overall Capex Approach

- Capital allocation is based on conserving cash, using historical capital intensity of success-based projects along with expectation of how costs will evolve
- Future capex is primarily success-based with relatively short paybacks (<24 months) and high returns
- Cash is conserved rather than spent on speculative projects or ones that require significant upfront construction
- Revenue-based capital intensity increases over time, reflecting the current focus on selling Ethernet products
- Non-success-based builds are deprioritized and make up the smallest portion of capex, but the ones that are undertaken will target near-net, high growth opportunities

1. Excludes WDC states
2. Includes $24mm of WDC stand-up capex in 2020

1 Summary Base Case Business Plan – With Limited Reinvestment

Due to expected elevated churn and expiration of CAF II cash flows (amongst other factors), the Company's base case business plan projects a material reduction in revenue, Adj. EBITDA, and unlevered free cash flow each year going forward

($ in millions)

Base Case Revenue



$9,000
$8,000
$7,000
$6,000
$5,000
$8,151
603
312
7,236
$7,138
144
313
6,681
$6,598
313
6,285
$5,969
5,969
$5,744
5,744
$5,587
5,587
2019E
2020E
2021E
2022E
2023E
2024E
Revenue
CAF II Revenue[1]
WDC Revenue

Base Case Adjusted EBITDA



$3,500
$3,000
$2,500
$2,000
$1,500
$3,350
124
272
312
2,642
$2,732
31
62
313
2,326
$2,581
313
2,268
$2,180
2,180
$2,122
2,122
$2,076
2,076
Sale of WDC states reduces Adj. EBITDA
Conclusion of CAF II program reduces Adj. EBITDA by ~$315mm in 2022
2019E
2020E
2021E
2022E
2023E
2024E
Adj. EBITDA
CAF II Adj. EBITDA[1]
WDC Adj. EBITDA
WDC Indirect Costs

Base Case Unlevered Free Cash Flow[2]



$2,500
$2,000
$1,500
$1,000
$500
$1,760
1,760
$2,109
1,265
844
$1,168
1,168
$873
873
$809
809
$741
741
Includes $1.3bn of net proceeds from sale of WDC states
2019E
2020E
2021E
2022E
2023E
2024E
Unlevered Free Cash Flow
Net WDC Proceeds

Base Case Net Leverage



10.0x
8.5x
7.0x
5.5x
4.0x
2020 10-K (filed in early 2021) may contain going concern qualification
5.0x
5.9x
6.3x
7.8x
8.4x
9.1x
Springing maturity of RCF and TLB (even upon applying WDC proceeds to reduce unsecured debt), and $2.7bn of unsecured maturities
2019E
2020E
2021E
2022E
2023E
2024E

Source: Company model

Note: Pro forma for sale of WDC states as of March 31, 2020. Proceeds of the sale of WDC states illustratively used to repay 2022 CTF notes at par at transaction close. Assumes debt maturities prepaid with balance sheet cash or illustratively funded with "shortfall debt" at 10% interest rate to cover any liquidity gap

1. Excludes CAF II from WDC assets
2. Free cash flow prior to debt service

1 Adj. EBITDA Bridge From 2019 Forecast to 2022 Forecast

Frontier COMMUNICATIONS

The Base Case assumes significant operational improvements, specifically improvements to current levels of revenue degradation and cost improvements (with modest capital investments) described in greater detail in subsequent pages; the FC believes that execution of the Base Case could result in ~$421mm of EBITDA uplift by 2022 and is the highest priority

2019 – 2022 Adjusted EBITDA Bridge BAU to Base Case: $421mm Uplift in 2022 vs BAU



Adj. EBITDA ($mm)
$3,350
WDC Indirect Costs[1]
~$396
~$124
~$272
WDC Adj. EBITDA[1]
$2,954
$518
$224
$203
$318
$68
$1,759
$217
$27
$48
$129
$2,180
• No bookings growth in next gen Ethernet
• No next-gen product growth (UCaaS, SD-WAN, etc.)
• Loss of CAF II revenue after 2021 (with 12-month extension through 2021)
• Also included in Base Case
+$421mm Adj. EBITDA Uplift vs. BAU
+$315mm OCF Uplift vs. BAU
• Ethernet bookings growth in both mass business and enterprise
• Next-gen products are effective at generating accretive sales
• Labor / opex efficiency programs
• Churn levels remain elevated at current levels across all products
• Continue to sell video at current rates despite margin challenges
• Wholesale legacy Ethernet churn remains elevated
• No new wireless tower Ethernet connections with higher than trend churn
• WDC TSA benefit (+$25mm)
• WDC indirect cost reduction (+$72mm)
• Other (-$29mm)
• Intentional pivot away from video has positive margin impact
• Consumer churn improvements in BB and VoIP
• Mix of GA's shifts towards higher CLVs
• Churn improvements and bookings growth
2019 BAU Case (WholeCo Incl. WDC)
WDC Divestiture Impact
2019 BAU (2019 Estimated WDC PF)
Consumer
Commercial
Wholesale
Regulatory
Expenses / Other
2022 BAU Case
Consumer
Commercial
Wholesale
Expenses / Other
2022 Base Case

1. WDC indirect costs and WDC Adj. EBITDA are high-level estimates (+/- 10%)

1 Conclusions of Business Plan Review

Frontier COMMUNICATIONS

There are several areas of the business plan that could materially impact Adj. EBITDA, either to the upside or downside

- Key upside / downside areas include:
  - Success of new commercial products, such as next-gen products[1]
  - Churn across the Company's Consumer and Commercial businesses
  - Ability to reduce costs in the face of declining revenues and in light of the Company's workforce structure
  - Ability to reduce video content costs
- In addition to the upside and downside potential range for the Base Case, the Company has also developed several reinvestment scenarios (Brownfield overbuild, Greenfield overbuild, Accelerated Tower / Small Cell Overlay and RDOF auction participation) that will create additional upside opportunity
- The Company and its advisors are prepared to engage in a detailed review of the business plan assumptions and its various risks and opportunities
- Summary of total upside / downside below (see appendix for additional detail)

	Estimated Adj. EBITDA Impact Magnitude		
	2020	2022	2024
BASE CASE ADJ. EBITDA:	$2,732mm	$2,180mm	$2,076mm
TOTAL ADJ. EBITDA UPSIDE:	+$35-130mm	+$150-330mm	+$255-510mm
TOTAL ADJ. EBITDA DOWNSIDE:	($90-160mm)	($185-315mm)	($275-445mm)

1. Next generation of commercial service offerings (such as UCaaS, SD-WAN, Cloud IT, Simply WiFi Secure, Enterprise WiFi, and Managed Security)

1 Detailed Opportunities and Risks to Business Plan

Frontier COMMUNICATIONS

($ in millions)

- There are several areas of the revenue and cost forecast that may have both upside and downside potential that could materially impact Adj. EBITDA
  - In addition, there are several other areas of risks and opportunities related to regulatory requirements, the WDC disposition and capex, that can be discussed in more detail in subsequent discussions

All Figures Shown Are For RemainCo (Excl. WDC States)

	Upside / Downside	Description	Estimated Impact Magnitude 2020	2022	2024
Revenues	Enterprise Bookings	• Higher ETH bookings, higher next-gen product attach rates • Flat ETH bookings, lower next-gen product attach rates	+$0mm ($0mm)	+$50-90mm ($10-20mm)	+$100-160mm ($50-90mm)
Revenues	Mass Business Bookings	• Higher ETH bookings, higher next-gen product attach rates • Flat ETH bookings, lower next-gen product attach rates	+$0-10mm ($0-10mm)	+$20-40mm ($0-10mm)	+$30-80mm ($10-20mm)
Revenues	Consumer	• Lower consumer TDM voice (legacy phone) churn • Lower fiber broadband gross adds or equivalent churn	+$10-30mm ($10-30mm)	+$30-50mm ($30-60mm)	+$30-60mm ($50-90mm)
Revenues	Wireless Backhaul	• Greater success in re-rating tower portfolio, lower churn • Lower new tower growth in Base Case; existing tower churn risk	+$0-10mm ($20-30mm)	+$0-20mm ($30-50mm)	+$10-20mm ($30-50mm)
Revenues	Wholesale Legacy Wireline	• Lower churn on legacy ethernet wireline wholesale • Risk of higher churn on non-current ethernet and other legacy products	+$0-10mm ($10-20mm)	+$0-20mm ($40-50mm)	+$20-40mm ($60-70mm)
Revenues	MDU Opportunity	• Broader fiber-to-the-Multi Dwelling Unit ("MDU") strategy; assumes ~10% better win rates in MDU fiber	+$0-10mm	+$0-10mm	+$0-20mm

Key Definitions

ETH: Ethernet
Next-Gen Products: The next generation of commercial service offerings (such as UCaaS, SD-WAN, Cloud IT, Simply WiFi Secure, Enterprise WiFi, and Managed Security)

1 Detailed Opportunities and Risks to Business Plan

Frontier COMMUNICATIONS

($ in millions)

All Figures Shown Are For RemainCo (Excl. WDC States)

	Upside / Downside	Description	Estimated Impact Magnitude 2020	2022	2024
Expenses	G&A Cost Reductions	• Savings from optimization of finance organization • Risk due to early stage status of optimization project	+$1mm ($1mm)	+$2mm ($2mm)	+$2mm ($2mm)
Expenses	Other Labor Cost Savings	• Other Labor cost savings, not assumed in base case • Risk to labor cost savings in Base Case	+$20-30mm ($20-40mm)	+$30-40mm ($20-40mm)	+$50-60mm ($20-40mm)
Expenses	Video Premium Programming	• Savings from elimination / renegotiation of HBO, EPIX, and Starz premium programming contracts • Base Case assumes $20mm of savings due to programming negotiation	+$0-7mm ($20mm)	+$0-19mm ($22mm)	+$0-13mm ($24mm)
Expenses	Video Regional Sports Networks	• Savings from elimination / renegotiation of Regional Sports Network and National Sports Programming contracts	+$5-11mm	+$15-24mm	+$14-23mm
Expenses	Video Customer Lifetime Value	• Improvements in video Cost Per Gross Add ("CPGA") and recurring margin	+$0-11mm	+$0-14mm	+$0-10mm
Expenses	WDC Stranded Costs	• Assume up to 100% of stranded technology dept. costs from divested states can be eliminated by 2024	+$0mm	+$0mm	+$0-20mm
Expenses	Labor / Opex Efficiency Programs	• Base Case assumes $51mm of outer year WholeCo labor / opex efficiency program benefits from early stage, less firm initiatives	($10mm)	($10-20mm)	($30-60mm)
Expenses	Other	• Other operating expense risks not in Base Case	($0mm)	($20-40mm)	($0mm)

	2020	2022	2024
TOTAL ADJ. EBITDA UPSIDE:	+$35-130mm	+$150-330mm	+$255-510mm
TOTAL ADJ. EBITDA DOWNSIDE:	($90-160mm)	($185-315mm)	($275-445mm)

1 Conclusions of Business Plan Review

Frontier COMMUNICATIONS

Fiber



$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
'18-'19 CAGR: (3.6%)
'19-'24 CAGR: (0.4%)
'24-'31 CAGR: 2.0%
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base

Legacy



'18-'19 CAGR: (6.3%)
'19-'24 CAGR: (9.3%)
'24-'31 CAGR: (6.5%)
$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base

- The charts and commentary herein represent illustrative P&Ls for Fiber and Legacy with the **Base Case**
- **For Fiber, the key drivers are:**
  - **Revenue** is projected to decline at a (0.4)% CAGR from 2019 to 2024, then turning to growth with a 2.0% CAGR thereafter to 2031. Revenue decreases from $2.6bn in 2019 to $2.5bn in 2024, then increases to $2.9bn by 2031. Revenue growth is driven by the Commercial – Mass and Enterprise businesses.
  - **EBITDA** is projected to grow at a 2.3% CAGR from $0.9bn in 2019 to $1.0bn in 2024. EBITDA is projected to grow to $1.1bn in 2031, representing a 2.0% CAGR from 2024 to 2031.
  - **Capex** increases from $0.6bn in 2019 to $0.7bn in 2024, then decreases to $0.6bn in 2031.
  - **Operating cash flow** (EBITDA less capex) grows at a 1.2% CAGR to $0.3bn in 2024, then increases at a 6.6% CAGR to $0.5bn by 2031.
- **For Legacy:**
  - **Revenue** is projected to decline at a (9.3%) CAGR from 2019 to 2024. Revenue trends are driven by continued declines of all products on the copper plant. Revenue decline improves slightly to a (6.5%) CAGR from 2024 to 2031, largely driven by product mix shift and tapering declines of legacy voice, partially offset by accelerated churn of copper broadband driven by increased 5G and fixed wireless competition.
  - **EBITDA** declines from $2.2bn in 2019 to $1.1bn in 2024 (-12.4% CAGR) and $0.5bn in 2031 (-10.2% CAGR).
  - **Capex** declines from $0.5bn in 2019 to $0.3bn in 2024 and $0.1bn in 2031.
  - **Operating cash flow** declines from $1.7bn in 2019 to $0.8bn (-13.1% CAGR) in 2024 and $0.4bn in 2031 (-9.3% CAGR).

Note: Arrows shown in charts above represent Revenue CAGRs
Charts and commentary above represent pro forma remainco financials, which excludes WDC revenues and costs from all periods. TSA revenues / costs and WDC stand-up related capex are also excluded. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025

2 Reinvestment Case Overview

Frontier COMMUNICATIONS

With a deleveraged capital structure, the Company could tactically deploy capital on attractive investment opportunities within its portfolio of assets to grow the business

	Brownfield Overbuild	Greenfield Overbuild	Tower / Small Cell Overlay	RDOF
Description	• Upgrading copper areas to provide fiber based services • Wirecenters where 40%+ of households ("HH") have 20%+ IRRs on incremental cash flows are attractive • Includes Resi, SMB, and non-wireless Ethernet segments	• Expanding fiber network to adjacent areas to address new customers • Identify attractive areas based on proximity and other factors • Select high IRR areas based on Resi, SMB, and Ethernet cash flows on new fiber network	• Forecast tower site growth based on population density • Apply pricing and fiber adoption rates based on industry benchmarks • Forecast tower and small cell spend, and estimate FTR fair share based on competition	• Participation in next generation of government subsidies for rural broadband (RDOF program) • Initial analysis while FCC rules are being refined • Assume competitive bidding in reverse auction
Market Oppt.[1]	**1.8mm Attractive Homes (of 11mm Copper Homes Passed)** • Upgrading to fiber will help retain current customer base and increase share	**1.0mm of 5.7mm Attractive HH Near Existing WCs** • Expand addressable market and subscriber base	**18.7k Additional Towers Near-net (<5 miles) Today** • Longer paybacks for long-term, credit worthy contracts with mobile network operators ("MNOs")	**Up to ~1mm eligible locations in FTR areas** • FTR forecasted to win the majority of eligible locations given existing facilities and using multiple network options

1. Market opportunity shown represents RemainCo (excluding WDC states)

Note: RDOF based on information released by the FCC as of 1/7/20 and does not include information released on 1/8/20 and beyond. Only includes Phase I of the RDOF program. Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

2 Reinvestment Case Overlay

Frontier COMMUNICATIONS

Investing in attractive opportunities would provide the Company with a pathway to grow the business

($ in millions)

Revenue



$8,500
$7,500
$6,500
$5,500
$4,500
$8,151
$8,151
$8,151
$7,138
$7,138
$7,138
$6,610
$6,566
$6,598
$6,272
$6,036
$5,969
$6,166
$5,924
$5,744
$6,194
$5,935
$5,587
$6,836
$6,393
$4,833
2019E
2020E
2021E
2022E
2023E
2024E
2031E
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Adjusted EBITDA



$3,500
$3,000
$2,500
$2,000
$1,500
Sale of WDC states reduces Adj. EBITDA
$3,350
$3,350
$3,350
$2,732
$2,732
$2,732
$2,594
$2,549
$2,581
$2,445
$2,209
$2,180
$2,451
$2,213
$2,122
$2,520
$2,273
$2,076
$3,214
$2,835
$1,636
2019E
2020E
2021E
2022E
2023E
2024E
2031E
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Capital Expenditures



$2,500
$2,000
$1,500
$1,000
$500
$1,221
$1,221
$1,221
$1,354
$1,354
$1,354
$1,533
$1,533
$1,038
$1,959
$1,501
$974
$2,017
$1,555
$977
$1,854
$1,388
$986
$1,161
$1,136
$767
2019E
2020E
2021E
2022E
2023E
2024E
2031E
Reinvestment Case
Reinvestment Case w/o RDOF
Base Case

Incremental Adj. EBITDA Yield on Cumul. Capex[1]



30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
17.9%
13.0%
13.1%
13.4%
14.4%
15.6%
17.6%
19.1%
20.0%
20.8%
2.8%
5.7%
9.9%
13.0%
16.3%
19.8%
22.4%
24.0%
25.0%
25.6%
22E
23E
24E
25E
26E
27E
28E
29E
30E
31E
Reinvestment Case
Reinvestment Case w/o RDOF

Source: Company model

Note: Pro forma for sale of WDC states as of March 31, 2020. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025. **Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject** to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

1. For illustrative purposes, EBITDA yield shown through 2031 based on an extrapolation of 2024 expected results

2 Fiber vs Legacy P&L Summary

Frontier COMMUNICATIONS

Fiber



$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
'18-'19 CAGR: (3.6%)
'19-'24 CAGR: 2.2%
'19-'24 CAGR: (0.4%)
'24-'31 CAGR: 6.5%
'24-'31 CAGR: 2.0%
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base
CAGR - Reinvestment
Reinvestment Impact

Legacy



$ 6.0
$ 5.0
$ 4.0
$ 3.0
$ 2.0
$ 1.0
$ -
$ in billions
'18-'19 CAGR: (6.3%)
'19-'24 CAGR: (7.8%)
'19-'24 CAGR: (9.3%)
'24-'31 CAGR: (4.8%)
'24-'31 CAGR: (6.5%)
2018
2019
2020
2021
2022
2023
2024
2031
Revenue
EBITDA
CapEx
CAGR - Base
CAGR - Reinvestment
Reinvestment Impact

- The charts and commentary herein represent illustrative P&Ls for Fiber and Legacy with the **Reinvestment Case**
- **For Fiber, the key drivers are:**
  - **Revenue** is projected to increase at a 2.2% CAGR from 2019 to 2024 and a 6.5% CAGR thereafter to 2031. Revenue grows from $2.6bn to $2.9bn in 2024 and to $4.5bn by 2031. Brownfield revinestment drives $0.3bn of incremental revenue by 2024 and $0.9bn by 2031. Greenfield and FTTC investment drive and additional $0.6bn by 2031
  - Near-term revenue growth through 2024 remains depressed as Management makes a conscious effort to weed out CLV-negative customers, especially in consumer. However, EBITDA growth outpaces revenue as a result of this customer investment, in addition to the Company's other EBITDA initiatives. Revenue and EBITDA growth continue to accelerate after 2024
  - **EBITDA** is projected to grow at a 6.1% CAGR from 2019 to 2024 and a 10.2% CAGR from 2024 to 2031. EBITDA grows from $0.9bn to $1.2bn in 2024 and to $2.3bn in 2031
  - **Capex** increases from $0.6bn in 2019 to $1.1bn in 2024, then decreases to $1.0bn in 2031
  - **Operating cash flow** (EBITDA less capex) drops to ($0.2bn) annually from 2021 to 2023 due to reinvestment capex. Cash flow improves to $1.3bn by 2031
- **For Legacy:**
  - **Revenue** is projected to decline at a (7.8%) CAGR from 2019 to 2024 and (4.8%) CAGR from 2024 to 2031. Brownfield fiber investment is expected to accelerate churn as existing copper subscribers convert to the faster fiber network. The decline is expected to be more than offset by revenue growth from RDOF investments from 2022 to 2027
  - **EBITDA** declines from $2.2bn in 2019 to $1.4bn in 2024 and $0.9bn in 2031
  - **Capex** increases from $0.5bn in 2019 to $0.8bn in 2024, then decreases to $0.1bn in 2031. Increased capex is driven by $0.5bn of annual RDOF investment from 2022 to 2027
  - **Operating cash flow** (EBITDA less capex) declines from $1.7bn in 2019 to $0.6bn in 2024, then increasing to $0.8bn by 2031

Note: Arrows shown in charts above represent Revenue CAGRs
Charts and commentary above represent pro forma remainco financials, which excludes WDC revenues and costs from all periods. TSA revenues / costs and WDC stand-up related capex are also excluded. For illustrative purposes, an extrapolation of the base case is shown through 2031. The base case ends in 2024 and the extrapolation begins in 2025. Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

2 FTR Reinvestment – Network and Customer Modernization

- There are areas within and nearby the company's service area to invest in modernizing the network and producing attractive incremental returns with a high degree of visibility
- With appropriate access to incremental capital, the customer and revenue profile of the business would change materially
- These projections incorporate estimated 10-year impact (2031 with currently modeled staging) of reinvestment scenarios (Brownfield, Greenfield, FTTT / SC, RDOF)[1,2]

Homes Passed by Network Type



Fiber
DSL
14.0mm
11.0mm
3.0mm
16.5mm
10.5mm
6.0mm
2019
Future1

Consumer Subs by Network Type



Fiber
DSL
2.6mm
1.4mm
1.2mm
3.3mm
1.1mm
2.2mm
2019
Future1

Overall Revenue Contribution



Fiber
Legacy
66%
34%
34%
66%
2019
20312

Note: Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

1. "Future" projections for HHs passed and consumer subscribers includes estimated 10-year impact of reinvestment cases, with base case projections held constant post-2024
2. 2031 revenue contribution estimate includes 2031 extrapolation of base case revenue forecast, in addition to 10-year impact of reinvestment cases (2031 with currently modeled staging)

Financial Projections (Base Case – Status Quo)

Frontier COMMUNICATIONS

($ in millions)

	Fiscal Year Ended					
	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$8,151	$7,138	$6,598	$5,969	$5,744	$5,587
Growth (%)	*(5.3%)*	*(12.4%)*	*(7.6%)*	*(9.5%)*	*(3.8%)*	*(2.7%)*
Adjusted EBITDA Before CAF II	$3,018	$2,414	$2,268	$2,180	$2,122	$2,076
(+) CAF II Funding	332	318	313	-	-	-
Adjusted EBITDA	$3,350	$2,732	$2,581	$2,180	$2,122	$2,076
% Margin	*41.1%*	*38.3%*	*39.1%*	*36.5%*	*36.9%*	*37.2%*
(-) Capex	(1,221)	(1,354)	(1,038)	(974)	(977)	(986)
Operating Cash Flow	**$2,129**	**$1,378**	**$1,543**	**$1,205**	**$1,145**	**$1,090**
(+) Investment Income	$7	$ -	$ -	$ -	$ -	$ -
(-) Cash Taxes (Paid) / Refunded[1]	(7)	(7)	(8)	(8)	(8)	(8)
(-) Pension/OPEB Contribution Net of Capital[2]	(181)	(207)	(246)	(254)	(250)	(267)
(-) Changes in Working Capital	(70)	(167)	(58)	(7)	(16)	(10)
(-) Restructuring & Other Costs	(66)	(60)	(25)	(25)	(25)	(25)
(-) Capital Leases	(35)	(38)	(38)	(38)	(38)	(39)
(+) Net Sale Proceeds	84	1,265	-	-	-	-
(+) Transformation Costs & Other Adjustments	(100)	(56)	-	-	-	-
Unlevered Free Cash Flow	**$1,760**	**$2,109**	**$1,168**	**$873**	**$809**	**$741**

Source: Company model

Note: Pro forma for sale of WDC states as of March 31, 2020

1. Preliminary and subject to change based on transaction and other assumptions
2. Pension / OPEB Contributions are based on Willis Towers Watson's February 2020 actuarial projections and management's accounting estimates. The Willis Towers Watson February 2020 projection included the years 2020 to 2025. The projected Pension / OPEB Contributions for 2025 included within the underlying WTW projection are $278 million.

THEORETICAL BASE CASE + RDOF CASE – FOR ILLUSTRATIVE PURPOSES ONLY SINCE ONE WOULD NOT EXCLUSIVELY PURSUE LOWER RETURN RDOF INVESTMENTS WHEN OTHER HIGHER IRR FIBER DEPLOYMENT INVESTMENTS EXIST

Frontier COMMUNICATIONS

- RDOF is projected to contribute ~$444mm of revenue, ~$379mm of EBITDA, and ~$354mm of OCF by 2031
  - For illustrative purposes, an extrapolation of the base case is shown through 2031 to illustrate the required investment and EBITDA contribution of the RDOF program. The base case ends in 2024 and the extrapolation begins in 2025

Revenue



Base Case
RDOF
Revenue ($bn)
$7.5 $7.0 $6.6 $6.2 $6.0 $5.8 $5.7 $5.6 $5.5 $5.4 $5.4 $5.3 $5.3
$0.0 $0.0 $0.2 $0.2 $0.3 $0.3 $0.3 $0.3 $0.4 $0.4 $0.4 $0.4
$7.5 $7.0 $6.6 $6.0 $5.7 $5.6 $5.4 $5.3 $5.2 $5.1 $5.0 $4.9 $4.8
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031

Adj. EBITDA



Base Case
RDOF
Adj. EBITDA ($bn)
$3.0 $2.6 $2.5 $2.4 $2.4 $2.3 $2.2 $2.1 $2.1 $2.1 $2.0 $2.0 $2.0
$0.0 $0.0 $0.2 $0.2 $0.2 $0.3 $0.3 $0.3 $0.3 $0.3 $0.4 $0.4
$3.0 $2.6 $2.6 $2.2 $2.1 $2.1 $2.0 $1.9 $1.8 $1.8 $1.7 $1.7 $1.6
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031

Capex



Base Case
RDOF
Capex ($bn)
$1.2 $1.3 $1.0 $1.4 $1.4 $1.5 $1.4 $1.4 $1.4 $0.9 $0.8 $0.8 $0.8
$0.0 $0.0 $0.0 $0.5 $0.5 $0.5 $0.5 $0.5 $0.5 $0.0 $0.0 $0.0 $0.0
$1.2 $1.3 $1.0 $1.0 $1.0 $1.0 $0.9 $0.9 $0.9 $0.8 $0.8 $0.8 $0.8
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031

Operating Cash Flow



Base Case
RDOF
OCF ($bn)
$1.8 $1.3 $1.5 $1.0 $0.9 $0.9 $0.8 $0.8 $0.8 $1.2 $1.2 $1.2 $1.2
$0.0 $0.0 $0.0 -$0.2 -$0.2 -$0.2 -$0.2 -$0.2 -$0.2 $0.3 $0.3 $0.3 $0.4
$1.8 $1.3 $1.5 $1.2 $1.1 $1.1 $1.0 $1.0 $0.9 $0.9 $0.9 $0.9 $0.9
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031

Note: Forecast based on information released by the FCC as of 1/7/20 and does not include information released on 1/8/20 and beyond. Only includes Phase I of the RDOF program . Excludes WDC states

Key Points of Difference: CAF vs RDOF

Frontier COMMUNICATIONS

The RDOF program is expected to make ~$16bn in subsidy funding available to almost 6mm locations in its initial phase. There are significant differences between CAF Phase II 2015 and RDOF, which has implications for FTR's potential OCF uplift

1 RDOF is competitive auction vs right of first refusal	• RDOF is a competitive reverse auction process which is expected to reduce available subsidy per home covered • CAF Phase II 2015 was simply an opt-in by the ILEC for highly accretive subsidies
2 RDOF auction format strongly disadvantages copper	• For RDOF, DSL (25/3 speed tier) is disadvantaged over fiber and other faster speeds • Proposed weights in RDOF auction would result in substantial discounts in achievable subsidies for 25/3 Mbps VDSL if there are faster bids in an area • Once the reverse auction in RDOF Phase I hits the aggregate clearing amount of $16 billion, a bid to provide faster service to an area will automatically be chosen over a competing bid to provide slower service to that same area

3 Frontier will have higher costs to serve RDOF areas than CAF	• Required speeds in RDOF are considerably faster than CAF Phase II 2015, requiring significantly shorter loops to deliver speed over DSL
	    • 10/1 was the required speed in CAF Phase II 2015, compared to a minimum of 25/3 in RDOF, with an FCC preference for faster speeds
	    • 25/3 requires copper loop lengths less than 3,000 ft, compared to 13,000 ft in CAF Phase II 2015

4 Large Potential Range of Outcomes Possible	• Competitive auction results in significant uncertainty for FTR around which locations the Company will win RDOF support for, and at what subsidy funding level • FTR's bidding strategy may evolve given ongoing costing of eligible areas and final auction rules

CAF vs. RDOF Detail

Frontier COMMUNICATIONS

The CAF Phase II 2018 Reverse Auction model resulted in much lower funding amounts than the opt in model suggested, despite requiring faster speeds – there is a risk that bidding will drive down the budgeted figure per location in RDOF

		CAF Phase II 2015 Right of First Refusal	CAF Phase II 2018 Reverse Auction	RDOF (2020+)
	Areas Eligible	Many areas w/o 10/1 Mbps	Some higher cost areas w/o 10/1 Mbps	Most areas with <25/3 including many CAF II HHs
	Funding Mechanism	ILEC Opt-in (Right of First Refusal)	Competitive Multi-Round Reverse Auction	
	Minimum Speeds: Bid Discount	10/1 Mbps: (No Bidding) - - - -	10/1 Mbps: 65% 25/3 Mbps: 45% - 100/20 Mbps: 15% 1000/500 Mbps: 0%	- 25/3 Mbps: 50% 50/5 Mbps: 35% 100/20 Mbps: 20% 1000/500 Mbps: 0%
	Awarded Locations	3.6mm Locations (FTR: 774k)	0.71mm Locations* (FTR: 0)	Up to ~6.0mm Locations**
Total Funding	FCC Budget	$9.0bn over 6 Years (FTR: $2bn)	$2.0bn over 10 Years	$16.0bn* over 10 Years (Phase 1)
Total Funding	Funding Awarded		$1.5bn over 10 Years	Pending Competitive Auction
Per HH Funding	FCC Budget	~$2,500 (FTR: ~$2,600)	~$2,900***	~$2,700 (Budget Phase 1) (subject to reverse auction)
Per HH Funding	Funding Awarded		~$2,100, (~$2,600 excl. Sat.)	Pending Competitive Auction

* Source: RDOF Draft Order (Jan-9-2020)
** Source: FCC 1.14.20 Media Release (DOC-361897A1)
*** ~$2,900 is original budget divided by locations ultimately awarded. ~$2,000 per location considering all 0.97M locations originally eligible

Allocation Methodology and 2019 P&L by Revenue Stream and Product

Overview of Methodology

Frontier COMMUNICATIONS

- The Company has prepared a version of the Base Case by Business and by Network Type, with Fiber based products grouped under Fiber and Legacy based products grouped under Legacy:
  - Revenue and Costs:
    - By Business – Consumer, Commercial Mass / Enterprise, Regulatory and Wholesale
    - By Network – Fiber and Legacy
- The analysis relies on allocations which were done bottoms-up, based on the best information currently available, and reviewed carefully with management. However, some of the allocations are based on estimates, which may be subject to further refinement.



Layer 1 Segment:
4 P&Ls
Consumer
Commercial Mass
Commercial Enterprise
Wholesale
Layer 2 Network:
4 P&L
2 Dimensions
Legacy
Fiber
Legacy
Fiber
Legacy
Fiber
Legacy
Fiber

Summary of Allocation Methodology

P&L Bucket	What it Includes
Fiber	• Fiber products including Fios and Commercial and Wholesale Ethernet
Legacy	• Copper, Regulatory, Legacy Data and Other products • Includes purely copper products but also includes some copper products with a low percent of fiber (e.g. Legacy Data, wholesale voice and TDM voice)

Category	Methodology	Comments
Revenue	• Product level detail reviewed by segment • Discussions with management guided revenue splits for products that were not tracked by underlying delivery technology	• Consumer relatively straightforward • Commercial assumed Ethernet (fiber) and Legacy Data • Wholesale Ethernet only included in Fiber and all other products considered Legacy
Expenses	• Drivers applied to each individual cost center based on customer lifetime value analysis and management estimates	• COGS allocated directly to products • Revenue, MRR Added and activity based drivers key drivers of costs • Shared services allocated primarily by revenue to each P&L • Benefits allocated based on payroll in each cost center
Capex	• Leveraged CLV analysis • Reviewed individual cost centers and type of cost with Steve Gable (CTO)	• MRR Added is a key driver of success based capex and is heavily weighted towards Fiber, where most customers are being added • Also relied on management estimates where data not available

Additional Blowout Materials

Appendix:
Situation Overview

Summary: "State of Play" Facing Business Segments

Frontier COMMUNICATIONS

	State of Play
Consumer	• Recently elevated churn across products, most notably a ~20 bps uptick in fiber data churn vs. 2018 • ~25% of consumer revenues from legacy TDM voice, which has been declining ~(11%) p.a. • Poor TV economics • Fiber penetration already near fair share, having declined since the VZ CTF acquisition; some headroom in MDU penetration • 1/10 Gbps upgrade program in near term (November 2019 soft launch) to improve service quality
Commercial	• ~53% of commercial revenues concentrated in high-margin legacy TDM voice, which has been declining ~(11%) p.a. • Steady ethernet bookings with overall data revenues stagnant (-2% CAGR including legacy) • Programs initiated for next-gen products (ex: UCaaS, SD-WAN, etc.) to be sold with ethernet and fiber broadband • Enterprise ethernet sales and next-gen product initiatives are in early stages
Wholesale	• Legacy data revenue concentration (~60% of wireline WS data billings are from legacy circuits) • Wireline legacy circuits are churning quickly (declining high-margin revenue) as customers migrate to ethernet, which has shown sustained growth
Expenses and Capex	• Limited headroom for further margin improvement, given recent cost cuts and best-in-class margins • Labor / opex efficiency programs underway to improve opex • Imperative to invest in growing portions of business (often capital-intensive) • Slow historical pace of investment in network; imperative to invest opex and capex to improve service quality and customer sentiment • Some deflationary factors expected in success-based capex multiples

FTR Overall Historical Revenue

Frontier COMMUNICATIONS

- Frontier has experienced -8% declines in total revenues—declines in consumer / commercial TDM voice and declines in legacy data revenues are largely responsible
- Integration issues following the VZ CTF acquisition in early 2016 drove negative trends from '16 to '17

FTR Overall Historical Revenue



-8% CAGR '16-'18
-6% CAGR '17-'18
Revenue ($mm)
$9,360
$612
$1,996
$2,021
$4,731
$8,467
$560
$1,888
$1,865
$4,155
$7,967
$545
$1,792
$1,686
$3,944
2Q - 4Q16 Annualized
2017
2018

	CAGR ('16-'18)	CAGR ('17-'18)
Regulatory	-6%	-3%
Wholesale	-5%	-5%
Commercial	-9%	-10%
Consumer	-9%	-5%

Note: revenue figures shown in GAAP 605, to standardize for historical periods
Note: revenue figures shown are pro-forma for WDC transaction
Note: 2Q-4Q16 annualized figures shown for 2016 to standardize for Verizon CTF acquisition in early 2016

Key Trends

TDM voice declines have driven historical declines in consumer and commercial revenues

Wholesale revenues have suffered from migration away from legacy circuits, though growth in ethernet circuits has partially offset this trend

- This trend is also apparent in the commercial segment

Historical Financial Performance

Frontier COMMUNICATIONS

($ in millions)

Revenue



$9,128
$663
$8,466
$8,611
$632
$7,979
$8,151
$603
$7,548
2017A
2018A
2019E

Adjusted EBITDA[1]



$3,684
$237
$3,447
$3,565
$279
$3,286
$3,350
$272
$3,078²
2017A
2018A
2019E

Capex



$1,188
$91
$1,097
$1,192
$98
$1,094
$1,221
$60
$1,161
2017A
2018A
2019E³

Adjusted EBITDA - Capex



$2,496
$146
$2,351
$2,373
$181
$2,192
$2,129
$212
$1,917
2017A
2018A
2019E

WDC States Divestiture

Source: Company model

Note: ASC 605 and ASC 606 accounting standards used for 2017 and 2018, respectively.

1. 2017A figures not comparable to other years, due to adjustment in the Company's central cost allocation policy
2. Includes $124mm in indirect costs associated with the WDC transaction
3. Includes $32mm stand-up capex

Appendix:
Company Overview

Appendix:
Company Overview
Consumer Segment Overview

Consumer Overview: Historical Revenue Trends

Frontier COMMUNICATIONS

- FTR's consumer segment has suffered declines primarily driven by legacy TDM voice and video, in addition to integration difficulties following the 2016 VZ CTF acquisition

Historical Consumer Revenue



-9% CAGR '16-'18
-5% CAGR '17-'18
Revenue ($mm)
$4,731
$222
$1,435
$331
$1,253
$789
$701
$4,155
$213
$1,162
$277
$1,093
$758
$652
$3,944
$253
$1,045
$222
$996
$750
$678
2Q - 4Q16 Annualized
2017
2018

	CAGR ('16-'18)	CAGR ('17-'18)
Other	7%	19%
TV Blend	-15%	-10%
VoIP	-18%	-20%
TDM Voice	-11%	-9%
Copper Data	-3%	-1%
Fiber Data	-2%	4%

Key Trends

1. **Consumer revenue is concentrated in legacy and products with challenging economics**
   - ~25% of consumer revenue concentrated in legacy TDM voice, which has been declining at ~(11)% p.a.
   - ~25% of consumer revenue concentrated video products, which has been declining at ~(15)% p.a.

2. **Majority of broadband revenues in copper; neither copper nor fiber broadband has been growing**
   - ~53% of broadband revenues are delivered over copper
   - Fiber broadband revenues have declined ~(2)% p.a. since '16; copper broadband has declined ~(3%) p.a.
   - Declines in broadband revenue (particularly fiber) can be partially attributed to service quality issues following the Verizon CTF acquisition

Note: revenue figures shown in GAAP 605, to standardize for historical periods
Note: revenue figures shown are pro-forma for WDC transaction
Note: 2Q-4Q16 annualized figures shown for 2016 to standardize for Verizon CTF acquisition in early 2016

Consumer: Households Passed

Frontier COMMUNICATIONS

- Compared to other LECs, Frontier has significantly more housing units in its footprint with the greatest speed available in the census block under 12 Mbps (~30% of total)

ILECs: % Housing Units by Max BB Speed / Tech Available in Census Blocks



Copper - <= 12 Mbps
Copper - 13-24 Mbps
Copper - 25-50 Mbps
Copper - 51-100 Mbps
Copper - 101+ Mbps
Fiber
Other
100%
80%
60%
40%
20%
0%
Frontier: 30%, 35%, 29%, 0%
Verizon: 25%, 15%, 0%, 60%, 0%
AT&T: 18%, 10%, 13%, 37%, 0%, 20%, 2%
CenturyLink: 19%, 10%, 18%, 28%, 11%, 15%, 0%
Cincinnati Bell: 13%, 0%, 12%, 0%, 74%, 1%
Windstream: 13%, 8%, 31%, 38%, 2%
Frontier
Verizon
AT&T
CenturyLink
Cincinnati Bell
Windstream

Key Trends

Over-indexation to slow copper households is the result of FTR being slow to make network upgrades, causing issues with service quality that have driven churn

In the future, incremental CAF II passings will increase Frontier's copper households

- ~155K incremental CAF II passings planned for 2020

FTR has launched a 1 Gbps upgrade program, which will improve fiber broadband speeds

- The program had a soft launch in November 2019

Sources: FCC Form 477
Note: FTR figures shown are pro-forma for WDC transaction

Consumer: Competitive Environment

- ~90% of FTR's consumer broadband footprint has competition from an incumbent cable player or fiber overbuilder



Frontier Consumer Broadband Households Passed (mm)
No Competitors
0.5
0.5
WISP Only
1.0
0.0
1.0
Incumbent Cable or Fiber Overbuilder Only
3.7
2.1
5.8
Incumbent Cable or Fiber Overbuilder + WISP
4.9
0.6
5.5
Incumbent Cable + Cable or Fiber Overbuilder*
0.9
0.2
1.1
DSL
Fiber

Total Homes Passed: 11.0mm 3.0mm 14.0mm

*With or Without a WISP

Note: figures shown are pro-forma for WDC transaction

Sources: FCC Form 477 (competition overlay)

Appendix:
Company Overview
Commercial Segment Overview

Commercial Overview: Historical Revenue Trends

Frontier COMMUNICATIONS

- Historical declines in commercial revenue have been driven by the high concentration of legacy TDM voice revenue in the segment

Historical Commercial Revenue



-9% CAGR '16-'18
-10% CAGR '17-'18
Revenue ($mm)
$2,021
$1,865
$1,686
$289
$260
$208
$1,121
$1,007
$890
$329
$324
$318
$165
$151
$147
$116
$122
$122
2Q - 4Q16 Annualized
2017
2018

	CAGR ('16-'18)	CAGR ('17-'18)
Other	-15%	-20%
Traditional Voice	-11%	-12%
Data (Legacy + Ethernet)	-2%	-2%
Copper Broadband	-6%	-3%
Fiber Broadband	3%	0%

Key Trends

1. **~53% of commercial revenues are derived from "traditional voice", substantially all of which is legacy TDM voice**
   - This segment has historically declined at (11%) p.a.
2. **Data revenues have declined slightly, with growth in next-gen ethernet revenue offset by declines in legacy data (DS1, DS3, etc.) and legacy ethernet products**
   - Frontier has recently developed a "next-gen product" set, comprised of UCaaS, SD-WAN, Cloud IT, managed WiFi products, and managed security products
   - These products are in the early stages of development and launch

Note: revenue figures shown in GAAP 605, to standardize for historical periods
Note: figures shown are pro-forma for WDC transaction
Note: 2Q-4Q16 annualized figures shown for 2016 to standardize for Verizon CTF acquisition in early 2016

Commercial: Traditional Voice Revenue

- Virtually all (over 99%) of Frontier's commercial "traditional voice" revenue is from legacy TDM voice circuits
- The commercial VoIP offer has negligible revenue, and will likely be supplanted by the company's new "UCaaS" offer in the future

Commercial Traditional Voice Revenue



$1,200
$800
Revenue ($mm)
% TDM Voice (or Overall Traditional Voice)
99.9%
99.9%
99.7%
$1,121
$0.6
$1,120
$1,007
$1.1
$1,006
$890
$2.4
$887
VoIP
TDM Voice
% TDM Voice
2Q - 4Q16 Annualized
2017
2018

Key Trends

While the company's commercial VoIP revenue has been doubling YoY, it is negligible compared to FTR's base of legacy TDM voice revenue, which is declining at ~(11%) p.a.

FTR is currently developing a suite of commercial "next-gen products", which includes a UCaaS offer

- One purpose of the UCaaS offer is to re-capture TDM voice churn with a next-gen product (albeit at a lower margin)

Commercial: Legacy Install Base

- ~70% of FTR's commercial data revenues are derived from legacy products (only ~30% are from next-gen ethernet products)

($ in millions)

Commercial Data Revenues

July 2019 Monthly Revenue (GAAP 606)



Monthly Revenue ($mm)
$27
1 $13
2 $5
3 $9
Total Data Revenues (Ethernet + Legacy)
Legacy Data (Excl. Legacy Ethernet)
Legacy Ethernet*
Current Ethernet

Key Trends

1. **~50% of total commercial data revenues are from non-ethernet legacy circuit types (DS1, DS3, SONET, etc.)**
   - These are experiencing high churn as customers continue a broad shift towards next-gen ethernet products
2. **~20% of total commercial data revenues are from ethernet products now considered "legacy"**
   - These experience churn similar to that of legacy DS1 and DS3 circuits
3. **Only ~30% of total commercial data revenues are from ethernet products considered "current" or "next-gen"**
   - This is the only data product segment in a growing market

Note: figures shown are pro-forma for WDC transaction

Note: legacy data / legacy ethernet / ethernet breakout is not available pre-2019, thus the most recent month of actual monthly revenues are used (July '19 in GAAP 606). The $27mm of 606 monthly revenues are to be compared with the $318mm of 605 annual revenues shown on the previous slide

*Legacy ethernet products include TLS, Metro E, OPT E MAN, and other products outside of core "current" ethernet

Commercial: Competitive Environment

Frontier COMMUNICATIONS

($ in millions)

- Unlike for FTR's residential services, there are many different types of competitors that are able to serve commercial/wholesale customers, each with varying degrees of competitiveness and unique competitive advantages
  - Different types of providers can cater to different customer segments, and competitiveness also varies significantly within each provider type

Provider Types	Sample Players	Description	Basis for Competition
ILEC	at&t, Frontier Communications, verizon, windstream, CenturyLink	Telephone providers that use/upgrade their existing fiber core networks to provide bandwidth services	• Use their existing presence and infrastructure reach to sell to multi-location and on-net enterprises • Primarily focus more down-market than fiber providers
MSO	Comcast, Armstrong, Atlantic Metro, Charter Communications	Cable television providers that also offer bandwidth and internet services	
Major National or Super Regional	Crown Castle, Lumos Networks, zayo	Companies focused on expanding and improving network on the national-level	• Offer top quality service and competitive pricing to sophisticated buyers to expand • Ability to serve disparate multi-location businesses
Regional or Dense Local	DQE Communications, WOW!, everstream, clearwave, Independents Fiber Network	Providers focused on improving network density and share within a specific regional area	• Regional breadth and local depth of network • Continuously foster relationship with surrounding communities
Small, Single-Market or Non-profit	dubLINK, CityNet, Maryland Broadband Cooperative, Medina County Fiber Network	Providers that typically cater to specific non-profit/CAI organizations, or local businesses	• Offer quality service, low price and target niche markets and consumers

Competitiveness ↑

Commercial: Competitive Environment

Frontier COMMUNICATIONS

($ in millions)

- There are often several major competitors for commercial deals in most markets, in addition to smaller regional providers. Conversely, FTR typically only faces off against an MSO in its residential business

Sample FTR Markets	Zayo (Fiber Providers)	Crown Castle (Fiber Providers)	CenturyLink / Level(3) (Fiber Providers)	Windstream (Fiber Providers)	Uniti Fiber (Fiber Providers)	XO (Verizon) (Fiber Providers)	FiberLight (Fiber Providers)	Comcast (MSOs)	Charter Communications (MSOs)
Los Angeles-Long Beach-Anaheim, CA	✓	✓	✓			✓			✓
Dallas-Fort Worth-Arlington, TX	✓	✓	✓	✓	✓	✓	✓		✓
Tampa-St. Petersburg-Clearwater, FL	✓	✓	✓	✓	✓	✓	✓	✓	✓
Rochester, NY		✓							✓
Bridgeport-Stamford-Norwalk, CT	✓	✓	✓	✓				✓	

✓ Denotes Market Presence

Not Exhaustive

Market Commentary

- While the resi market primarily features a duopoly between the LEC and MSO, there are significantly more competitors for commercial connectivity
- In addition to the major providers shown here, there is a long tail of smaller local/regional players who also compete for commercial deals
- New entrants, especially in the FTTC and data center segments, have been known to build greenfield networks in order to gain market entry and receive high infrastructure-like valuation multiples, which does not happen in the residential space

Commercial: Enterprise Bookings and Sales Reps

- As of Dec '19, Frontier's enterprise sales department has ~170 direct sales reps booking ~$400k / month
- Frontier has been shifting away from low-productivity, territory-based enterprise sales reps and trimming other low-productivity reps. Avg. productivity per rep has risen as low-productivity reps have exited
- In the future, the company plans to hire more non-territory-based reps with higher average productivities (when fully ramped)

Enterprise Bookings By Channel (Jan-Dec '19)



Indirect (Alt. Channels) Bookings
Direct Bookings
Monthly MRR Bookings ($000s)
$595
$130
$464
$505
$118
$387
$525
$111
$414
$451
$102
$349
$487
$140
$347
$483
$134
$349
$473
$112
$361
$529
$136
$393
$492
$99
$392
$447
$69
$378
$477
$69
$408
$498
$80
$418
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19

Enterprise Direct Sales Reps by Type (Jan-Dec '19)



Business Acquisition Acct. Exec. (BAAE)
Territory Acct. Exec. (TAE)
Enterprise Acct. Exec. (EAE)
Avg. Productivity / Direct Rep
Sales Reps
Avg. Direct Bookings per Rep ($000s)
266
0
205
61
$1.7
259
0
198
61
$1.5
$2.6
160
0
112
48
$2.2
157
0
110
47
$2.2
156
0
109
47
$2.3
149
0
103
46
$2.4
152
9
96
47
$2.5
156
18
92
46
$2.4
164
21
93
50
$2.2
172
31
95
46
$2.5
164
34
84
46
$2.4
171
38
88
45
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19

Appendix:
Company Overview
Wholesale Segment Overview

Wholesale Overview: Historical Revenue Trends

($ in millions)

Historical Wholesale Revenue



-5% CAGR '16-'18
-5% CAGR '17-'18
(GAAP 605)
Revenue ($mm)
$1,996
$159
$275
$1,562
$1,888
$154
$240
$1,494
$1,792
$116
$224
$1,452
$1,830
$113
$224
$1,493
2Q - 4Q16 Annualized
2017
2018
2018
GAAP 605
GAAP 606

	CAGR ('16-'18)	CAGR ('17-'18)
Switched Network Access	-15%	-25%
Wireless Backhaul	-10%	-7%
Wireline Wholesale	-4%	-3%

Key Trends

Wireline wholesale revenues have suffered from migration away from legacy circuits (DS1, DS3, SONET), though migration to ethernet circuits has offset some of this negative impact

In wireline, some of the discounts that FTR gives customers on legacy data circuits are expiring, leaving opportunity for effective pricing adjustments in the near future

- However, price increases may drive increased churn on the legacy revenue base

Note: Figures shown are pro-forma for WDC transaction
Note: 2Q-4Q16 annualized figures shown for 2016 to standardize for Verizon CTF acquisition in early 2016
Note: Wireline includes ethernet + legacy data, wireline voice products, Colo, Rents, Poles and other auxiliary services

Wholesale: Historical Billings Trends (Non-Switched Data Billings)

Frontier COMMUNICATIONS

($ in millions)

- Wireline wholesale ethernet growth has partially offset steady declines in legacy data, while wireless ethernet billings have trended flat-to-down
  - These figures roughly reflect the trends shown in overall segment revenues, but billings are not apples-to-apples with recognized revenues

Wholesale Non-Switched Data Billings by Product (Monthly)



Wireline Wholesale
CAGR ('17-'19)
Legacy -9%
Ethernet 17%
-2% CAGR
Monthly Net Billings ($mm)
$88.5
$85.1
$84.8
$66.7
$59.2
$54.8
$21.7
$25.9
$30.0
Aug. 2017
Aug. 2018
Aug. 2019
Wireless Backhaul
CAGR ('17-'19)
Legacy -18%
Ethernet -2%
-6% CAGR
Monthly Net Billings ($mm)
$19.5
$18.3
$17.3
$5.1
$3.9
$3.4
$14.4
$14.4
$13.9
Aug. 2017
Aug. 2018
Aug. 2019

Note: Billings shown are net of pricing discounts and credits
Note: Billings shown include WDC states
Note: Legacy includes DS1, DS3 and SONET circuits

Wholesale: Addressable Towers

- ~45% of all towers in FTR's footprint are either existing towers or on-net with fiber for the company



Total Addressable Towers by Distance to Frontier Fiber
Towers
26,130
824
25,306
6,352
18,954
3,361
1,986
5,508
3,045
5,054
Total
5+ Mi.
Total Addressable
Existing Frontier Towers
Net New Addressable
Within 5.0 Mi.
Within 1.0 Mi.
Within .5 Mi.
250 - 500 ft.
Within 250 ft.

Appendix:
Company Overview
Regulatory Segment Overview

Base Case Regulatory Revenue (CAF II)

- CAF II revenue will expire year end 2021

Regulatory Revenues by Segment


Other Subsidies
CAF II Revenue
We forecast a full year of transitional support for carriers under CAF II
RDOF ("CAF III") expected to have very different economic and regulatory requirements from current CAF II awards. This opportunity is treated as a reinvestment case
Revenue ($mm)
$355
$38
$317
$341
$29
$312
$336
$23
$313
$336
$23
$313
2018
2019
2020
2021

Note: Figures shown are pro-forma for WDC transaction

Appendix:
Company Overview
Capex and Expenses Overview

Expenses: EBITDA Margin Trend / Benchmarks

Frontier COMMUNICATIONS

- Frontier currently has best-in-class EBITDA margins due to a high level of on-net services and limited off-net circuits, but struggles with service quality and churn
  - Frontier currently has considerably higher-than-market churn rates
  - LEC benchmark EBITDA margins have largely declined over the last 5-6 years
- Frontier has labor / opex efficiency programs in place to decrease expenses and achieve efficiency gains
  - However, given their current best-in-class margins, historical declines in margin, and historical revenue declines, there does not appear to be significant future headroom in EBITDA margins

EBITDA Margin: Frontier vs ILEC Benchmarks



2013-14
2018
47%
42%
48%
38%
44%
36%
39%
36%
38%
34%
27%
34%
28%
46%
Frontier
Consol. Comm.
Cincinatti Bell
CenturyLink
Windstream
TDS
Fairpoint
Embarq

CableCo Benchmarks



47%
44%
41%
37%
36%
CableOne
Altice
Comcast
Charter
WOW

Source: Company Filings
Note: Frontier figures include WDC
Note: AT&T and VZ are wireline only

Capex: Historical Trend

Frontier COMMUNICATIONS

($ in millions)

2018A capex totaled $1.095B, including $141M for revenue projects

- Frontier's historical capital intensity is lower than that of most competitor LECs, underscoring relative under-investment in the network

Capital Intensity Historical Benchmarks



TDS
Cincinnati Bell
Shentel
Verizon
Consolidated Communications
Windstream
CenturyLink
30%
25%
20%
15%
10%
5%
0%
CapEx as a % of Revenue
2016
2017
2018

Frontier Capex & Capital Intensity



FTR Capex
FTR Capital Intensity
Capex ($M)
CapEx as a % of Revenue
13%
15%
14%
13%
14%
16%
$265
$298
$282
$250
$272
$301
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19

Note: FTR figures shown are pro-forma for WDC transaction

Appendix:
BAU and Base Case

Base Case: Summary Financials

($ in billions)

- The base case forecast for FTR has revenues declining at a (5.8%) CAGR, with EBITDA margins falling to ~37% by 2024
  - Note: Adjusted EBITDA excludes non-recurring and non-cash expenses

Revenue



Revenue ($bn)
$8.0
$7.5
$7.0
$6.6
$6.0
$5.7
$5.6
Note: base case assumes continuation of CAF II regulatory revenues through all of 2021 and no RDOF revenue in outer years
2018
2019
2020
2021
2022
2023
2024

Adj. EBITDA



Adj. EBITDA ($bn)
Adj. EBITDA Margin
39.5%
39.1%
37.7%
39.1%
36.5%
36.9%
37.2%
$3.2
$3.0
$2.6
$2.6
$2.2
$2.1
$2.1
2018
2019
2020
2021
2022
2023
2024

Operating Cash Flow



Note: base case assumes continuation of CAF II regulatory revenues through all of 2021, without any associated capex, driving increase in OCF in 2021
OCF ($bn)
OCF Margin
25.8%
23.8%
18.7%
23.4%
20.2%
19.9%
19.5%
$2.1
$1.8
$1.3
$1.5
$1.2
$1.1
$1.1
2018
2019
2020
2021
2022
2023
2024

Capex ($bn): $1.1 $1.2 $1.3 $1.0 $1.0 $1.0 $1.0

Note: Operating Cash Flow is defined as Adjusted EBITDA less Capex

Base Case Revenue Forecast

Frontier COMMUNICATIONS

($ in millions)

- Overall, the base case forecasts revenue declines of ~(5.8%) p.a., with declines in legacy data and traditional voice driving declines across all major segments
  - An intentional pivot away from unprofitable video products is also a driver of consumer revenue declines, but is not an EBITDA driver



Total Revenue By Segment
CAGR ('18-'24)
TSA Agreement n.a.
Regulatory -37.9%
Wholesale -4.0%
Commercial -3.1%
Consumer -6.6%
-5.8% CAGR Incl. Regulatory
-5.1% CAGR Excl. Regulatory
Revenue ($mm)
$7,987
$355
$1,830
$1,748
$4,053
$7,548
$341
$1,721
$1,640
$3,846
$6,994
$18
$336
$1,607
$1,546
$3,488
$6,598
$43
$336
$1,635
$1,456
$3,128
$5,969
$25
$1,542
$1,431
$2,947
$5,744
$23
$1,487
$1,430
$2,804
$5,587
$20
$1,430
$1,449
$2,687
2018
2019
2020
2021
2022
2023
2024

Base Case FTR Operating Expense Forecast

Frontier COMMUNICATIONS

- Declines in recurring operating expenses over the forecast period are primarily driven by declining revenues. Some areas, like facilities, are mostly fixed cost centers, and will grow slightly
  - Only recurring operating expenses are included (all expenses except non-recurring & non cash items typically adjusted out of EBITDA)

Frontier Recurring[1] Operating Expenses by Department



CAGR
2018-2024
$4,831
$128
$178
$187
$275
$659
$771
$1,094
$502
$932
$4,594
$163
$181
$178
$276
$625
$754
$985
$493
$795
$4,355
$170
$202
$156
$268
$622
$789
$908
$472
$620
(5%) CAGR
$4,016
$162
$182
$151
$267
$609
$802
$815
$417
$489
$3,790
$157
$154
$147
$268
$588
$757
$762
$408
$425
$3,622
$153
$139
$144
$270
$578
$707
$717
$403
$388
$3,510
$150
$139
$141
$272
$574
$668
$676
$405
$362
Expenses ($mm)
2018
2019
2020
2021
2022
2023
2024
Other 3%
Legal (13%)
Risk & Insurance 1%
Executive 0%[2]
IT & Dev Ops (4%)
Property Taxes (5%)
Facilities 0%
Network Costs (2%)
Op Ex SAC[3] (2%)
Op Ex Variable Cost (8%)
Other COGS (4%)
Video COGS (15%)

1. Historical and forecasted expenses exclude non-recurring and non-cash items (Goodwill, Pension/OPEB, SBC, Severance/Transformation) that are not part of FTR's defined Adjusted EBITDA
2. CAGR for Executive expenses reflects '19-'24, as shift to cash-based compensation makes 2018 results less comparable to later periods
3. SAC = Subscriber Acquisition Cost

Base Case FTR Capex Forecast

- FTR's capex is expected to fall significantly due to the end of CAF II in 2020, partially offset by other network-related capex increases in 2021



Capex: Updated Base Case
CAGR
('18-'24)
Other 8%
Network (7%)
Customer Adds & Upgrades (3%)
(2%) CAGR
Capex ($mm)
$1,095
$160
$310
$625
$1,161
$216
$375
$571
$1,332
$252
$520
$560
$1,038
$273
$238
$527
$974
$251
$201
$522
$977
$255
$201
$522
$986
$259
$201
$527
2018
2019
2020
2021
2022
2023
2024

FTR Adjusted EBITDA vs Benchmarks

Frontier COMMUNICATIONS

- Frontier currently has best in class EBITDA margins, though the base case forecasts a decline towards comparable LEC benchmarks by 2024
  - LEC benchmark EBITDA margins have largely declined over the last 5-6 years

FTR Historicals & Forecast


Adj. EBITDA Margin
47.0%
39.5%
39.1%
37.7%
39.1%
36.5%
36.9%
37.2%
2013
2018
2019
2020
2021
2022
2023
2024

LEC Benchmarks


2013-14
2018
48%
38%
44%
36%
39%
36%
38%
34%
27%
34%
28%
46%
Consol. Comm.
Cincinatti Bell
CenturyLink
Windstream
TDS
Fairpoint
Embarq

CableCo Benchmarks


47%
44%
41%
37%
36%
CableOne
Altice
Comcast
Charter
WOW

Source: Company Filings, Base Case Forecast
Note: 2018-2024 figures for Frontier are pro-forma for WDC divestiture, while 2013 figures include WDC

Key Assumed Improvements in Base Case

Frontier COMMUNICATIONS

- Key improvements assumed in the base case range from consumer revenue growth drivers to broad-based opex and capex operational improvements

Initiatives Identified and Started[1]	**Video GA's and Margin Improvement**	• Video GA's lowered from ~11K to ~5K by 2024 (positive margin impact) • Further margin improvements from SAC and recurring margin initiatives
	Consumer Churn Improvements	• Fiber BB churn improves significantly by 2024 (45 bps); smaller improvements in other fiber products
	Advanced / Low Risk Labor / Opex Efficiency Program Benefits	• Labor / Opex efficiency initiatives already underway in 2019 with high likelihood of full achievement by 2021 • Primarily labor savings in technical service org (TSO) and efficiency gains in consumer care activities
	Enterprise / Mass Bus. Bookings	• Ethernet bookings more than double over forecast as enterprise sales ramp • Next-Gen managed services product bookings growth (~$106M 2024 revenue)
	Capex Multiple Improvements	• Deflationary capex multiples applied to Video Bundling, ONT, Set Top Box hardware costs over time
	Wholesale Legacy Wireline	• Churn remains stable despite select BDS price prices due to product relative inelasticity
	Early / Mod Risk Labor / Opex Efficiency Program Benefits	• Labor / opex efficiency initiatives that are planned but in very early stages
	Wireless Backhaul	• New tower growth revenue is assumed in base case by 2024
Estimated but Not Identified[2]	**Outer Year Labor / Opex Efficiency Program Benefits + Other Opex Savings**	• Incremental post-2022 labor / opex benefits that appear reasonable to achieve; yet to be fully identified • Primarily productivity gains in central office operations and dispatch activities

1. Operational and competitive improvements assumed in base case that are already in progress
2. Assumed improvements that have not yet been fully identified

Key Assumed Improvements in Base Case

Frontier COMMUNICATIONS

($ in millions)

- There are numerous active operational improvements assumed in the base case which would not materialize if the business were run in a passive "business as usual" manner
  - "Business as Usual" Case: a case in which all of these key improvements are removed from the base case, simulating a passive operations plan that extrapolates current trends. The impact of removing these improvements from the base case is quantified in the following materials

Base Case vs. "Business as Usual" Case



Revenue
Base Case
Business As Usual
Revenue ($mm)
$7,548
$6,994
$6,916
$5,969
$5,923
$5,587
$5,314
2019
2020
2022
2024
Adj. EBITDA
Adj. EBITDA ($mm)
$2,954
$2,639
$2,513
$2,180
$1,759
$2,076
$1,302
2019
2020
2022
2024
Operating Cash Flow
Operating Cash Flow ($mm)
$1,793
$1,307
$1,357
$1,205
$890
$1,090
$480
2019
2020
2022
2024

Key Assumed Improvements in Base Case

($ in millions)

- Removing all of the key improvements assumed in the base case yields a “business as usual” case that has ~$421mm lower adj. EBITDA and ~$315mm lower operating cash flow in 2022. These impacts are further magnified by 2024
  - The vast majority of the impact is from initiatives that are already being executed as of January 2020

2022 Bridge: BAU to Base Case



Adj. EBITDA
Adj. EBITDA ($mm)
$1,759
$379
$42
$2,180
Business as Usual
Initiatives Identified and Started
Estimated but Not Identified
Base Case



OCF
OCF ($mm)
$890
$244
$71
$1,205
Business as Usual
Initiatives Identified and Started
Estimated but Not Identified
Base Case

2024 Bridge: BAU to Base Case



Adj. EBITDA
Adj. EBITDA ($mm)
$1,302
$727
$47
$2,076
Business as Usual
Initiatives Identified and Started
Estimated but Not Identified
Base Case



OCF
OCF ($mm)
$480
$563
$47
$1,090
Business as Usual
Initiatives Identified and Started
Estimated but Not Identified
Base Case

Appendix:
BAU and Base Case
Consumer Segment

Consumer Historicals and Forecast by Product

- While fiber data revenue is expected to grow at ~2% p.a., video and TDM voice declines drive an overall forecasted ~(6.6%) decline in consumer revenues
  - With good execution and additional marketing resources, there is market headroom to manage the declines in copper broadband using targeted price increases and focus of resources in rural and fast DSL areas

Historicals

GAAP 605

	CAGR ('16-'18)
Other	6.8%
TV Blend	-14.7%
VoIP	-18.1%
TDM Voice	-10.8%
Copper Data	-2.5%
Fiber Data	-1.7%



-8.7% CAGR
Revenue ($mm)
$4,731
$222
$1,435
$331
$1,253
$789
$701
$4,155
$213
$1,162
$277
$1,093
$758
$652
$3,944
$253
$1,045
$222
$996
$750
$678
2Q - 4Q16 Annualized
2017
2018

Forecast

GAAP 606

	CAGR ('18-'24)
Other	-3.3%
TV Blend	-14.3%
VoIP	-13.4%
TDM Voice	-10.8%
Copper Data	-4.3%
Fiber Data	2.3%



-6.6% CAGR
Revenue ($mm)
$4,053
$293
$953
$226
$1,093
$739
$749
$3,846
$287
$884
$174
$1,013
$711
$777
$3,488
$309
$691
$133
$892
$668
$794
$3,128
$286
$541
$118
$776
$619
$789
$2,947
$267
$461
$109
$682
$612
$815
$2,804
$252
$412
$102
$608
$593
$837
$2,687
$240
$377
$96
$550
$568
$856
2018
2019
2020
2021
2022
2023
2024

Frontier Serviceable Residential Addresses

Frontier Communications

- We estimate that Frontier passes ~16.3mm residential addresses with voice, 14.0mm with broadband and 3.9M with TV

Residential Homes Passed by Type



Copper: SFU
Copper: MDU
Fiber: SFU
Fiber: MDU
Serviceable Addresses (M)
16.3
0.6
2.4
3.6
9.6
2.2
0.5
1.8
14.0
0.6
2.4
3.2
7.8
3.9
0.6
2.3
0.3
0.7
Residential Total
Not BB Capable
Resi Passed with BB
Resi Passed with TV

Note: Serviceability remains an estimate based on best available information

FTR Consumer Penetration

- The base case results in fiber penetration declining to ~37% by 2024



Consumer: Penetration by Product
60%
50%
40%
30%
20%
10%
0%
Penetration
40%
37%
19%
16%
14%
8%
5%

	2018	2019	2020	2021	2022	2023	2024
Fiber Data	40%	40%	40%	38%	38%	37%	37%
Copper Data	14%	13%	11%	10%	10%	9%	8%
TDM Voice	16%	14%	12%	10%	9%	8%	7%
VoIP	14%	12%	10%	9%	8%	8%	7%
TV	19%	15%	11%	8%	7%	6%	5%

Appendix:
BAU and Base Case Commercial Segment

FTR Commercial Revenue by Product

- We forecast overall commercial revenue falling at a -3.1% CAGR, driven primarily by declines in traditional voice. Gains in ethernet data and Next-Gen products are expected to partially offset these losses
  - The overall commercial traditional voice market is forecasted to decline at roughly 11% per year—FTR is not expected to be immune to this decline



Historicals
GAAP 605
CAGR ('16-'18)
Other -15.2%
Traditional Voice -10.9%
Data (Legacy + Ethernet)1 -1.7%
Copper Broadband -5.6%
Fiber Broadband 2.6%
-8.7% CAGR
Revenue ($mm)
$2,021 $289 $1,121 $329 $165 $116
$1,865 $260 $1,007 $324 $151 $122
$1,686 $208 $890 $318 $147 $122
2Q - 4Q16 Annualized** 2
2017
2018
Forecast
GAAP 606
CAGR ('19-'24)
Next-Gen Products 85.0%
Other -1.7%
Traditional Voice -10.7%
Data (Legacy + Ethernet) 6.9%
Copper Broadband -6.1%
Fiber Broadband 2.8%
-3.1% CAGR '18-'24
-2.4% CAGR '19-'24
$1,748 $3 $205 $931 $332 $150 $127
$1,640 $5 $185 $875 $307 $146 $122
$1,546 $7 $172 $799 $308 $131 $128
$1,456 $15 $165 $692 $320 $128 $136
$1,431 $40 $164 $612 $354 $122 $139
$1,430 $72 $166 $549 $389 $114 $140
$1,449 $106 $170 $497 $429 $106 $141
2018 2019 2020 2021 2022 2023 2024
Note: ~20% of voice revenues are in "volume-driven" products—these are expected to experience the most severe declines in the near term. The remaining ~80% of voice revenue is "seat-based", and expected to be somewhat stickier, but still not immune from market declines

1. Granular breakout of legacy vs ethernet data revenue is not available for all historical periods—combined figures are shown for '16-'18 historicals.
2. 2Q-4Q16 used in time series to normalize financials for 2016 Verizon acquisition

Frontier COMMUNICATIONS

Appendix: BAU and Base Case Wholesale Segment

Base Case Wholesale Revenue Forecast

- FTR's current base case forecast anticipates revenue growth in near term through wholesale price increases, offset by continued churn in legacy circuits



Base Case Wholesale Revenue Forecast
-4.0% CAGR
Revenue ($mm)
$1,830
$1,721
$1,607
$1,635
$1,542
$1,487
$1,430
2018
2019
2020
2021
2022
2023
2024

Appendix: Sensitivity – Base Case and RDOF

Base Case Regulatory Revenue Forecast

Frontier COMMUNICATIONS

- CAF II will expire year end 2021
- There is no RDOF impact included in the base case

Regulatory Revenues by Segment



Other Subsidies
CAF II Revenue
Revenue ($mm)
We forecast a full year of transitional support for carriers under CAF II
RDOF ("CAF III") expected to have very different economic and regulatory requirements from current CAF II awards. This opportunity is treated as a reinvestment case
$355
$38
$317
$341
$29
$312
$336
$23
$313
$336
$23
$313
$25
$25
$23
$23
$20
$20
2018
2019
2020
2021
2022
2023
2024

Reinvestment Scenario Overview: RDOF

Frontier COMMUNICATIONS

- We analyzed the FCC's recent NPRM on subsidizing rural broadband builds, and calculated the impact of FTR winning bids for HHs in its footprint

Incremental RDOF Revenue



Customer Revenue Contribution
RDOF Subsidy
Revenue ($mm)
$236 $243 $259 $281 $308 $338 $372 $403 $426
$236 $236 $236 $236 $236 $236 $236 $236 $236
$6 $22 $45 $72 $102 $136 $167 $189
2022 2023 2024 2025 2026 2027 2028 2029 2030

Capex ($mm)	2022	2023	2024	2025	2026	2027	2028	2029	2030
Success-Based	$0	$4	$8	$12	$17	$21	$25	$25	$25
Non-Success-Based	$458	$458	$458	$458	$458	$458	$0	$0	$0

RODF Details and Implications

Eligible RDOF Territory and Capex

We identified the HHs currently eligible for RDOF and the likely capex required to win a bid based on the economics of Fiber, DSL, and FWA, as well as the FCC's speed weightings

Capex Curves and FCC Subsidy

Based on the number of HH in RDOF territories and the capex required for them, we estimate how many HHs will be auctioned off in Phase I and how many of those HHs will be in FTR territory

FTR HH won and Financial Model

Of the HHs auctioned in Phase I in FTR's territory, we assume a portion of those are won by FTR. Based on the capex and subsidy received for those HHs, we calculate the overall investment IRR

Future Frontier Strategy Implications

Successful bids in its RDOF territories will strengthen FTR's network capabilities in areas that lack significant broadband competition. Conversely, losing these areas would erode a substantial portion of FTR's customer base, as the winning bidder would have superior offerings

Note: Forecast based on information released by the FCC as of 1/7/20 and does not include information released on 1/8/20 and beyond. Only includes Phase I of the RDOF program

Estimated Amount of RDOF FTR CapEx and Subsidy for Locations Won

- FTR's RDOF Capex is estimated to be ~$2.7B, and expects FTR to receive ~$2.5B in RDOF subsidy
  - Given the size, scope and level of participation expected in RDOF, this program is expected to be even more competitive than CAF II 2015 and 2018 allocations, as such, we model subsidy to be <100% CapEx
- It is estimated that FTR could win ~767K locations through the upcoming RDOF auction

Estimated Amount of RDOF FTR CapEx and Subsidy for Locations Won



FCC Subsidy
Carrier Funded CapEx
$2,747
$384
$2,363
CapEx and Subsidy ($ in Millions)
Est. CapEx for FTR Locations Won
Total Build Capex (~$3,600 / location won)
Total Subsidy (~$3,100 / location won)

Note: Forecast based on information released by the FCC as of 1/7/20 and does not include information released on 1/8/20 and beyond. Only includes Phase I of the RDOF program

RDOF Scenario Financial Overview

Frontier COMMUNICATIONS

- FTR's RDOF eligible territories could provide a cumulative non-subsidy revenue uplift of ~$1.1bn by 2032, in addition to subsidy revenue

Revenue



Customer Revenue Contribution
RDOF Subsidy
Revenue ($M)
$236 $243 $259 $281 $308 $338 $372 $403 $426 $443 $215
$236 $236 $236 $236 $236 $236 $236 $236 $236 $236
$6 $22 $45 $72 $102 $136 $167 $189 $206 $215
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032

EBITDA



Customer EBITDA Contribution
RDOF Subsidy
EBITDA ($M)
$236 $237 $247 $261 $278 $299 $322 $347 $365 $379 $149
$236 $236 $236 $236 $236 $236 $236 $236 $236 $236
$1 $10 $24 $42 $62 $86 $111 $129 $142 $149
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032

Capex



Build Capex
Success Based Capex
Capex ($M)
$458 $462 $466 $470 $474 $478
$- $4 $8 $12 $17 $21
$458 $458 $458 $458 $458 $458
$25 $25 $25 $25 $25
$25 $25 $25 $25 $25
2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032

EBITDA Yield on Cumulative Capex



EBITDA Yield (%)
30% 25% 20% 15% 10% 5% 0%
26% 18% 14% 12% 11% 11% 12% 13% 13% 5%
EBITDA yield declines because RDOF subsidy is considered revenue
Overall IRR: 9%
• +3% p.p. if net capex is $250, not $500
• +3% p.p. if net capex is $0, not $250
RDOF build is finished after 6 years, so yield increases after 2027
2032 Net Yield[1] is 26%
First year without subsidy
2023 2024 2025 2026 2027 2028 2029 2030 2031 2032

Notes: Does not include revenue uplift from adjacent extensions; Forecast based on information released by the FCC as of 1/7/20 and does not include information released on 1/8/20 and beyond. Only includes Phase I of the RDOF program

1. Net Yield reflects 2032 EBITDA as a % of net capex (Total Capex less Total Subsidy EBITDA)

Appendix:
WDC Stranded Costs

WDC Divestiture Impact to Frontier

Frontier COMMUNICATIONS

- The sale of the WDC states (Washington, Oregon, Idaho, and Montana) is expected to be completed by March 2020
- TSA revenue assumed to start in October 2020 after 6 months of free services and lasts for an additional 6 months, except for the Technology cost centers which are forecast to continue for 24 months until September 2022
- Indirect costs are approximately $123mm, of which $23.6mm or approximately 400 FTEs will be transferred to WDC on Day 1
- The Company model did not take into account the Day 1 transfers and modelled a reduction in expenses more gradually over time
- We have estimated $7.1mm positive impact related to the Day 1 transfers in 2020 before the model catches up to the Day 1 transfers in 2021
- The remaining variable indirect costs are forecast to be reduced after TSA agreements are expire between 2021 and 2022
- The Company forecasts approximately $42mm as stranded costs in 2023/24

WDC Financial Impact Summary

$ in Millions	2019	2020	2021	2022	2023	2024
TSA Agreement Revenue	**-**	**17.6**	**42.8**	**25.2**	**-**	**-**
Indirect Costs by Department						
Technology	(41.9)	(36.7)	(31.1)	(31.7)	(21.1)	(20.8)
Consumer	(29.0)	(22.1)	(8.7)	(3.3)	(3.0)	(2.6)
Finance	(14.1)	(12.1)	(7.7)	(7.0)	(7.3)	(7.6)
Field Ops	(12.1)	(10.6)	(5.3)	(1.6)	(1.7)	(1.7)
HR/Benefits	(11.1)	(6.5)	(1.2)	(1.2)	(1.3)	(1.3)
Commercial	(8.4)	(10.0)	(6.7)	(3.8)	(4.0)	(4.1)
Executive	(3.1)	(2.4)	(2.5)	(2.7)	(2.8)	(2.9)
Legal/RES/PR/Reg	(2.1)	(1.0)	(0.2)	(0.2)	(0.2)	(0.2)
Video Content	(1.3)	(0.2)	(0.3)	(0.3)	(0.3)	(0.3)
Safety & Security	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.5)
Total Indirect Costs	**(123.7)**	**(102.0)**	**(64.2)**	**(52.2)**	**(42.0)**	**(42.0)**
Day 1 Impact[1]	-	7.1	-	-	-	-
EBITDA Impact	**(123.7)**	**(77.3)**	**(21.4)**	**(27.1)**	**(42.0)**	**(42.0)**
Divestiture Costs						
Opex	(16.0)	(8.7)	-	-	-	-
Transaction Costs	(13.8)	(17.9)	-	-	-	-
Stand-up Capex[2]	(14.5)	-	-	-	-	-
Total Divestiture Costs	**(44.3)**	**(26.5)**	**-**	**-**	**-**	**-**
OCF Impact	**(167.9)**	**(103.8)**	**(21.4)**	**(27.1)**	**(42.0)**	**(42.0)**

1. Day 1 Impact occurs as more FTEs are transferring to WDC Day 1 than assumed in the company's forecast resulting in a positive variance in 2020
2. Stand-up capex includes $7mm of likely reimbursable network and colo capex in 2019
3. Table above does not include any estimates for severance or buyouts
4. Divestiture costs are primarily incremental to the indirect costs

WDC Risks and Opportunities

Frontier COMMUNICATIONS

- **Via long-term reductions in fixed costs, primarily in technology and finance, there is approximately $20 million in potential opportunity to the base case plan**
  - The Company is targeting lower stranded costs of $21.7mm, by taking further actions to right size the business after the TSA agreement expires
  - The Company is building a plan to achieve $21.7mm of stranded costs



Technology
Commercial
Consumer
Field Operations
Finance
Executive
HR/Benefits
Other[1]
$M
-$20.3M
45
40
35
30
25
20
15
10
5
0
42.0
0.5
1.7
1.8
2.6
2.9
4.1
7.6
20.8
5.2
6.0
3.5
1.8
1.1
1.6
1.2
0.0
21.7
0.5
0.5
0.2
1.5
1.1
0.6
1.6
15.6
Company Model
Technology
Finance
Commercial
Executive
Consumer
HR/Benefits
Field Operations
Other[1]
Internal FTR

1. Other includes Video Content and Legal/RES/PR/Reg departments

Appendix:
Reinvestment Case Detail

Reinvestment Financial Detail (Preliminary and subject to change)

Frontier COMMUNICATIONS

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	21-24 Total	21-31 Total
Brownfield	$ -	$ 44	$ 145	$ 304	$ 462	$ 595	$ 697	$ 775	$ 837	$ 890	$ 938	$ 493	$ 5,687
Greenfield	$ -	$ -	$ -	$ -	$ 10	$ 50	$ 118	$ 193	$ 261	$ 317	$ 364	$ -	$ 1,313
FTTT/SC	$ 13	$ 23	$ 34	$ 44	$ 53	$ 85	$ 117	$ 149	$ 182	$ 216	$ 257	$ 114	$ 1,174
RDOF	$ (45)	$ 236	$ 243	$ 259	$ 281	$ 308	$ 338	$ 372	$ 403	$ 426	$ 443	$ 693	$ 3,264
Total Revenue	**$ (32)**	**$ 303**	**$ 422**	**$ 607**	**$ 807**	**$ 1,038**	**$ 1,269**	**$ 1,489**	**$ 1,683**	**$ 1,849**	**$ 2,002**	**$ 1,300**	**$ 11,438**
Memo: ex. RDOF	*$ 13*	*$ 67*	*$ 179*	*$ 348*	*$ 525*	*$ 730*	*$ 931*	*$ 1,117*	*$ 1,280*	*$ 1,424*	*$ 1,560*	*$ 607*	*$ 8,174*
Brownfield	$ -	$ 6	$ 57	$ 153	$ 283	$ 396	$ 486	$ 552	$ 606	$ 652	$ 694	$ 216	$ 3,884
Greenfield	$ -	$ -	$ -	$ -	$ (0)	$ 14	$ 60	$ 120	$ 177	$ 224	$ 264	$ -	$ 859
FTTT/SC	$ 13	$ 23	$ 34	$ 44	$ 53	$ 83	$ 111	$ 141	$ 171	$ 203	$ 241	$ 114	$ 1,117
RDOF	$ (45)	$ 236	$ 237	$ 247	$ 261	$ 278	$ 299	$ 322	$ 347	$ 365	$ 379	$ 676	$ 2,926
Total EBITDA	**$ (32)**	**$ 265**	**$ 328**	**$ 444**	**$ 597**	**$ 771**	**$ 955**	**$ 1,135**	**$ 1,300**	**$ 1,444**	**$ 1,578**	**$ 1,006**	**$ 8,787**
Memo: ex. RDOF	*$ 13*	*$ 29*	*$ 91*	*$ 197*	*$ 336*	*$ 493*	*$ 657*	*$ 813*	*$ 954*	*$ 1,079*	*$ 1,199*	*$ 330*	*$ 5,860*
Brownfield	$ 398	$ 440	$ 487	$ 140	$ 146	$ 147	$ 144	$ 144	$ 145	$ 144	$ 144	$ 1,464	$ 2,479
Greenfield	$ -	$ -	$ -	$ 173	$ 357	$ 209	$ 53	$ 57	$ 57	$ 56	$ 55	$ 173	$ 1,016
FTTT/SC	$ 97	$ 87	$ 91	$ 88	$ 81	$ 83	$ 95	$ 115	$ 133	$ 151	$ 170	$ 364	$ 1,192
RDOF	$ -	$ 458	$ 462	$ 466	$ 470	$ 474	$ 478	$ 25	$ 25	$ 25	$ 25	$ 1,385	$ 2,909
Total Capex	**$ 495**	**$ 985**	**$ 1,040**	**$ 867**	**$ 1,054**	**$ 914**	**$ 770**	**$ 341**	**$ 360**	**$ 376**	**$ 394**	**$ 3,387**	**$ 7,596**
Memo: ex. RDOF	*$ 495*	*$ 527*	*$ 578*	*$ 401*	*$ 584*	*$ 439*	*$ 292*	*$ 316*	*$ 335*	*$ 351*	*$ 369*	*$ 2,002*	*$ 4,687*
Brownfield	$ (398)	$ (434)	$ (430)	$ 13	$ 137	$ 249	$ 342	$ 408	$ 461	$ 507	$ 550	$ (1,249)	$ 1,406
Greenfield	$ -	$ -	$ -	$ (173)	$ (357)	$ (195)	$ 7	$ 64	$ 120	$ 169	$ 210	$ (173)	$ (157)
FTTT/SC	$ (85)	$ (64)	$ (57)	$ (44)	$ (27)	$ (1)	$ 16	$ 26	$ 38	$ 52	$ 71	$ (250)	$ (76)
RDOF	$ (45)	$ (221)	$ (224)	$ (219)	$ (209)	$ (196)	$ (180)	$ 297	$ 322	$ 340	$ 354	$ (710)	$ 18
Total OCF	**$ (527)**	**$ (719)**	**$ (712)**	**$ (423)**	**$ (457)**	**$ (142)**	**$ 185**	**$ 795**	**$ 940**	**$ 1,068**	**$ 1,184**	**$ (2,381)**	**$ 1,191**
Memo: ex. RDOF	*$ (482)*	*$ (498)*	*$ (487)*	*$ (204)*	*$ (248)*	*$ 54*	*$ 365*	*$ 497*	*$ 619*	*$ 728*	*$ 831*	*$ (1,672)*	*$ 1,173*
Brownfield	0.0%	0.7%	4.3%	10.4%	17.6%	22.6%	25.5%	27.0%	27.6%	27.9%	28.0%		
Greenfield				0.0%	-0.1%	1.9%	7.5%	14.2%	19.5%	23.3%	26.0%		
FTTT/SC	13.0%	12.6%	12.4%	12.2%	12.0%	15.7%	17.9%	19.1%	19.6%	19.8%	20.2%		
RDOF		51.6%	25.8%	17.8%	14.1%	11.9%	10.6%	11.4%	12.1%	12.7%	13.0%		
Total Ebitda Yield	**-6.4%**	**17.9%**	**13.0%**	**13.1%**	**13.4%**	**14.4%**	**15.6%**	**17.6%**	**19.1%**	**20.0%**	**20.8%**		
Memo: ex. RDOF	*2.5%*	*2.8%*	*5.7%*	*9.9%*	*13.0%*	*16.3%*	*19.8%*	*22.4%*	*24.0%*	*25.0%*	*25.6%*		

Note: Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

Reinvestment Capex Detail (Preliminary and subject to change)

Frontier COMMUNICATIONS

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	21-24 Total	21-31 Total
Brownfield	$ 398	$ 398	$ 398	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 1,194	$ 1,194
Greenfield	$ -	$ -	$ -	$ 173	$ 346	$ 173	$ -	$ -	$ -	$ -	$ -	$ 173	$ 692
FTTT/SC	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
RDOF	$ -	$ 458	$ 458	$ 458	$ 458	$ 458	$ 458	$ -	$ -	$ -	$ -	$ 1,373	$ 2,747
Total Initial Build	**$ 398**	**$ 856**	**$ 856**	**$ 631**	**$ 804**	**$ 631**	**$ 458**	**$ -**	**$ -**	**$ -**	**$ -**	**$ 2,740**	**$ 4,632**
Memo: ex. RDOF	*$ 398*	*$ 398*	*$ 398*	*$ 173*	*$ 346*	*$ 173*	*$ -*	*$ -*	*$ -*	*$ -*	*$ -*	*$ 1,367*	*$ 1,886*
Brownfield	$ -	$ 42	$ 89	$ 140	$ 146	$ 147	$ 144	$ 144	$ 145	$ 144	$ 144	$ 271	$ 1,285
Greenfield	$ -	$ -	$ -	$ -	$ 11	$ 36	$ 53	$ 57	$ 57	$ 56	$ 55	$ -	$ 324
FTTT/SC	$ 97	$ 87	$ 91	$ 88	$ 81	$ 83	$ 95	$ 115	$ 133	$ 151	$ 170	$ 364	$ 1,192
RDOF	$ -	$ -	$ 4	$ 8	$ 12	$ 17	$ 21	$ 25	$ 25	$ 25	$ 25	$ 12	$ 162
Total Ongoing Success-based	**$ 97**	**$ 129**	**$ 184**	**$ 236**	**$ 250**	**$ 283**	**$ 313**	**$ 341**	**$ 360**	**$ 376**	**$ 394**	**$ 647**	**$ 2,963**
Memo: ex. RDOF	*$ 97*	*$ 129*	*$ 180*	*$ 228*	*$ 238*	*$ 266*	*$ 292*	*$ 316*	*$ 335*	*$ 351*	*$ 369*	*$ 635*	*$ 2,802*
Brownfield	$ 398	$ 440	$ 487	$ 140	$ 146	$ 147	$ 144	$ 144	$ 145	$ 144	$ 144	$ 1,464	$ 2,479
Greenfield	$ -	$ -	$ -	$ 173	$ 357	$ 209	$ 53	$ 57	$ 57	$ 56	$ 55	$ 173	$ 1,016
FTTT/SC	$ 97	$ 87	$ 91	$ 88	$ 81	$ 83	$ 95	$ 115	$ 133	$ 151	$ 170	$ 364	$ 1,192
RDOF	$ -	$ 458	$ 462	$ 466	$ 470	$ 474	$ 478	$ 25	$ 25	$ 25	$ 25	$ 1,385	$ 2,909
Total Capex	**$ 495**	**$ 985**	**$ 1,040**	**$ 867**	**$ 1,054**	**$ 914**	**$ 770**	**$ 341**	**$ 360**	**$ 376**	**$ 394**	**$ 3,387**	**$ 7,596**
Memo: ex. RDOF	*$ 495*	*$ 527*	*$ 578*	*$ 401*	*$ 584*	*$ 439*	*$ 292*	*$ 316*	*$ 335*	*$ 351*	*$ 369*	*$ 2,002*	*$ 4,687*

Note: Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

Reinvestment Scenario Density & Competition

Frontier COMMUNICATIONS

- Brownfield territories have a more attractive housing density than both RemainCo Copper and Fiber territories. Additionally, they face more favorable competition with the lowest % of HHs with a Cable and/or Fiber competitor AND a WISP
- Greenfield territories have attractive densities (higher on average than current FTR RemainCo Fiber territories). However, by definition, these areas face more competition

Household Density (HU / Rd. Mi.)



0-25
25-50
50-100
100-1,000
1,000+
RemainCo Browfield: 2%, 5%, 17%, 69%, 7%
RemainCo Greenfield: 0%, 30%, 70%, 0%
RemainCo Copper BB: 20%, 15%, 27%, 36%, 2%
RemainCo Fiber BB: 2%, 5%, 24%, 65%, 4%
RemainCo Voice-only: 27%, 12%, 19%, 38%, 4%
RemainCo TOTAL: 16%, 12%, 25%, 44%, 3%
U.S. Total: 14%, 12%, 27%, 43%, 4%
Average HUs / Rd. Mile
115
126
28
96
15
29
Reinvestment
FTR Current
U.S. Total

% of HHs by Competitive Landscape



Cable and/or FTTH + WISP
Cable and/or FTTH Only
WISP Only
No Competitor
RemainCo Browfield: 17%, 79%, 2%, 2%
RemainCo Greenfield*: 39%, 58%, 2%, 1%
RemainCo Copper BB: 32%, 56%, 7%, 6%
RemainCo Fiber BB: 24%, 75%, 0%
RemainCo Voice-only: 29%, 50%, 14%, 6%
RemainCo TOTAL: 29%, 60%, 6%, 4%
Reinvestment
FTR Current

*Note: All Greenfield HHs have another incumbent LEC competitor, in addition to Cable/FTTH and WISPs

Note: Reinvestment case is an illustrative sensitivity that evaluates the Company's investment opportunities. The Case is subject to material change due to continued diligence / evaluation of available investment opportunities, available capital (based on pro forma capital structure) and LC requirements, amongst other items

Appendix:
Tax Summary

Tax Summary

Superseded by revised tax modeling; the below reflects the latest tax modeling. The Senate has proposed various iterations of a Coronavirus stimulus package that, if finalized, could significantly alter the amounts set forth in this tax summary. The Company continues to analyze the impact these proposals may have on a potential restructuring and the Company's post-emergence tax profile.

Frontier COMMUNICATIONS

- The Company has approximately $1.6 billion of net operating losses ("NOLs") as of 12/31/2019, and expects to have approximately $656 million of pre-emergence NOLs as of 12/31/2020 (taking into account gain from the WDC asset sale, and assuming the Company does not claim bonus depreciation for 2019 or 2020).
- If the Company elects to retain its NOLs in a traditional "one-company" restructuring transaction (which would reduce its go-forward tax basis in depreciable and amortizable property), the Company could potentially preserve its $656 million of NOLs to shelter some of its income after the restructuring. The Company's preliminary projections forecast cash income tax liabilities of approximately $401 million for 2020 through 2024 under this scenario.

Scenario 1	2020	2021	2022	2023	2024
Federal + State Income Taxes	$4 million	$108 million	$32 million	$97 million	$159 million

  - Recently proposed tax regulations, if finalized in their current form, may significantly limit the Company's ability to use its post-emergence NOLs. However, because of the delayed effective date for these proposed regulations, they are not expected to impact the Company.
- Alternatively, the Company could preserve at least approximately $5.8 billion of asset basis in a traditional restructuring by electing to eliminate nearly all of its $656 million of NOLs. If this election is made, the Company's cash income tax liabilities for 2020 through 2024 are forecast to be approximately $267 million (*i.e.*, approximately $134 million less through 2024 than if the Company elected to retain its NOLs).

Scenario 2	2020	2021	2022	2023	2024
Federal + State Income Taxes	$4 million	$4 million	$79 million	$72 million	$108 million

ALL AMOUNTS APPROXIMATE, PRELIMINARY, AND SUBJECT TO CHANGE
BASED ON ESTIMATED TAX BASIS AMOUNTS AS OF 12/31/2019
CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES

Tax Summary *(cont.)*

Superseded by revised tax modeling; the below reflects the latest tax modeling

- Effecting the restructuring as a taxable sale (a so-called "Bruno's transaction") would allow the Company to utilize its NOLs prior to emergence while maintaining historic operating asset tax basis (that might otherwise be written down under a traditional deleveraging transaction structure).
  - Under the Bruno's transaction, the Company would sell the equity of its subsidiaries in a taxable transaction. Subject to additional analysis, some of these stock sales could be structured as asset sales for tax purposes (which could "step up" the tax basis of those operating assets sold).
  - By maintaining (and/or increasing) its operating asset tax basis, the Company would preserve (and/or increase) depreciation and amortization deductions to shield the Company's taxable income, thus reducing its going-forward cash tax liabilities.
- If the Company implements the Bruno's transaction, the Company's preliminary projections forecast approximately $37 million of aggregate cash income tax liabilities for 2020 through 2024.

Bruno's Transaction	2020	2021	2022	2023	2024
Federal + State Income Taxes	$4 million	$4 million	$3 million	$8 million	$18 million

  - The cash income tax liabilities under this scenario are expected to be further reduced as the Company determines which stock sales in the Bruno's transaction could be structured as asset sales for tax purposes (which would create additional depreciation/amortization deductions available to shield income).
- A separation of the Company into an operating company and a property company (OpCo/PropCo) is not expected to result in meaningful cash income tax savings on a go-forward basis as compared to the Bruno's transaction (and would require significant upfront implementation costs, trigger substantial additional restructuring costs and delays, and require ongoing maintenance costs).

Frontier
COMMUNICATIONS

Appendix:
Preliminary FY2019 Actuals

Preliminary FY2019 Actuals – GAAP Basis

Frontier COMMUNICATIONS

($ in millions)

Selected Financial Data [1]
Unaudited and subject to change [2]

($ in millions, except per share amounts)	Year Ended December 31, 2019	2018	2017	2016	2015
Revenue	$ 8,107	$ 8,611	$ 9,128	$ 8,896	$ 5,576
Operating Income (loss)	$ (4,873)	$ 827	$ (1,483)	$ 911	$ 766
Net loss	$ (5,911)	$ (643)	$ (1,804)	$ (373)	$ (196)
Net loss attributable to Frontier common shareholders	$ (5,911)	$ (750)	$ (2,018)	$ (587)	$ (316)
Net loss attributable to Frontier common shareholders per basic and diluted share	$ (56.80)	$ (8.37)	$ (25.99)	$ (7.61)	$ (4.41)
Cash dividends declared (and paid) per common share	$ -	$ -	$ 3.42	$ 6.35	$ 6.31
Cash dividends declared (and paid) per share of Series A Preferred Stock share	$ -	$ 5.560	$ 11.125	$ 11.125	$ 6.242

($ in millions)	As of December 31, 2019	2018	2017	2016	2015
Total assets	$ 17,488	$ 23,659	$ 24,884	$ 29,013	$ 27,084
Long-term debt	$ 16,308	$ 16,358	$ 16,970	$ 17,560	$ 15,508
Total shareholders' equity (deficit)	$ (4,394)	$ 1,600	$ 2,274	$ 4,519	$ 5,614

Notes:
1. All other 2019 financial information within this presentation are full-year estimates, as the fiscal year had not been finalized as of the completion of these materials. The financials above represent the preliminary FY 2019 actuals on a GAAP basis, proposed to be filed with the SEC at the time of the Company's 10-K filing.
2. The Company is still recording entries for FY 2019, and therefore these figures are subject to material change.

Exhibit 2

2018 Business Metrics

Confidential - Subject to FRE 408 and Similar Rules

Business Unit	Item	Detail	2018 Value
Residential	Fiber Broadband	Subscribers	1,213,364
		Gross Add	28,849
		Churn	2.4%
		ARPU	$51.78
	Copper Broadband	Subscribers	1,672,298
		Gross Add	29,108
		Churn	2.5%
		ARPU	$36.99
	TV	Subscribers	809,208
		Gross Add	16,427
		Churn	3.2%
		ARPU	$100.21
	VoIP	Subscribers	661,390
		Gross Add	14,224
		Churn	3.0%
		ARPU	$28.64
	Copper TDM	Subscribers	2,038,353
		Gross Add	11,240
		Churn	1.8%
		ARPU	$44.95
	Other	Revenue *(in mm)*	$298
	Non-State/ Intracompany/ Reclassification Revenues	Revenue *(in mm)*	($24)
Mass Business	Fiber Broadband	Subscribers	85,955
		Gross Add	1,658
		Churn	2.0%
		ARPU	$100.36
	Copper Broadband	Subscribers	164,044
		Gross Add	2,126
		Churn	2.1%
		ARPU	$55.03
	TV	Subscribers	14,598
		Gross Add	388
		Churn	3.2%
		ARPU	$69.70
	Traditional Voice	Subscribers	761,913
		Gross Add	5,016
		Churn	1.7%
		ARPU	$56.19
	Other	Revenue *(in mm)*	$72
	Non-State/ Intracompany/ Reclassification Revenues	Revenue *(in mm)*	$8
Enterprise	Legacy Products	Revenue *(in mm)*	$609
	Modern Products	Revenue *(in mm)*	$155
	Next-Gen Products	Revenue *(in mm)*	$0
		Bookings	$0
	Other	Revenue *(in mm)*	$90
	Non-State/ Intracompany/ Reclassification Revenues	Revenue *(in mm)*	$7
Wireline Wholesale	Legacy Products	Revenue *(in mm)*	$868
		Churn	2.1%
	Ethernet Products	Revenue *(in mm)*	$340
		Churn	1.1%
	Other	Revenue *(in mm)*	$382
	Non-State/ Intracompany/ Reclassification Revenues	Revenue *(in mm)*	$13
Wireless Wholesale	Legacy Products	Revenue *(in mm)*	$46
		Churn (circuits)	31.0%
	Fiber	Revenue *(in mm)*	$175
	Non-State/ Intracompany/ Reclassification Revenues	Revenue *(in mm)*	$2
Regulatory	n.a	Revenue *(in mm)*	$355
Consumer COGS	n.a	COGS % of Revenue	37%
		Stranded Cost $ *(in mm)*	$15
Consumer SG&A	n.a	SG&A % of Revenue	23%
		Stranded Cost $ *(in mm)*	$113
Success-Based	n.a	Success Based Capex Spend - Residential and Mass Business *(in mm)*	$618
		Success Based Capex Spend - Commercial *(in mm)*	
Revenue Projects / Network Expansion	n.a	Revenue Project / Network Expansion[1] Capex Spend (in mm)	$268
Maintenance	n.a	Maintenance Capital Intensity *(in mm)*	$209

1. Network expansion capex is for regulatory-related projects

Frontier COMMUNICATIONS

Exhibit 3

Draft 2019 10-K Disclosure

FRONTIER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(PRELIMINARY AND UNAUDITED)

THE MATERIAL BELOW IS CONTAINED WITHIN THE FRONTIER COMMUNICATIONS CORPORATION DRAFT 2019 10-K, WHICH WILL BE PUBLISHED IN THE NEAR-TERM

Item 2. Properties

We own property, which consists primarily of land and buildings, office and warehouse facilities, central office equipment, software, outside plant and related equipment. Outside communications plant includes aerial and underground cable, conduit, poles and wires. Central office equipment includes digital switches and peripheral equipment. As such, our properties do not provide a basis for description by character or location of principal units. All of our property is considered to be in good working condition and suitable for its intended purpose.

Our gross investment in property, by category, as of December 31, 2019, was as follows:

($ in millions)		
Land	$	217
Buildings and leasehold improvements		2,171
General support		1,624
Central office/electronic circuit equipment		7,968
Poles		1,274
Cable, fiber and wire		11,312
Conduit		1,608
Construction work in progress		378
Total	$	26,552

Future Contractual Obligations and Commitments

A summary of our future contractual obligations and commercial commitments as of December 31, 2019 is as follows:

		Payments due by period					
($ in millions)	Total	2020	2021	2022	2023	2024	Thereafter
Long-term debt obligations, excluding interest (1)	$ 17,516	$ 245	$ 327	$ 2,706	$ 868	$ 3,129	$ 10,241
Interest on long-term debt (1)	8,846	1,498	1,493	1,449	1,164	1,029	2,213
Lease obligations	565	94	83	75	68	55	190
Purchase obligations	144	79	34	15	6	4	6
Liability for uncertain tax positions	12	-	2	-	-	-	10
Total	$ 27,083	$ 1,916	$ 1,939	$ 4,245	$ 2,106	$ 4,217	$ 12,660

(1) Includes amounts due under the Revolver.

(9) Long-Term Debt:

The activity in our long-term debt from January 1, 2019 to December 31, 2019 is summarized as follows:

($ in millions)	January 1, 2019	For the year ended December 31, 2019 Payments and Retirements	New Borrowings	December 31, 2019	Interest Rate at December 31, 2019*
Secured debt issued by Frontier	$ 5,246	$ (2,134)	$ 2,599	$ 5,711	7.24%
Unsecured debt issued by Frontier	11,297	(348)	-	10,949	9.62%
Secured debt issued by subsidiaries	107	(1)	-	106	8.36%
Unsecured debt issued by subsidiaries	750	-	-	750	6.90%
Total debt	$ 17,400	$ (2,483)	$ 2,599	$ 17,516	8.72%
Less: Debt Issuance Costs	(178)			(168)	
Less: Debt Premium/(Discount)	(50)			(46)	
Less: Current Portion	(814)			(994)	
	$ 16,358			$ 16,308	

** Interest rate includes amortization of debt issuance costs and debt premiums or discounts. The interest rates at December 31, 2019 represent a weighted average of multiple issuances.*

Additional information regarding our senior unsecured debt, senior secured debt and subsidiary debt at December 31, 2019 and 2018 is as follows:

	December 31, 2019		December 31, 2018	
($ in millions)	Principal Outstanding	Interest Rate	Principal Outstanding	Interest Rate
Secured debt issued by Frontier				
Term loan due 3/31/2021 [1]	$ -		$ 1,402	5.280% (Variable)
Term loan due 10/12/2021[2]	-		239	7.405% (Variable)
Revolver due 2/27/2024[3]	749	4.760% (Variable)	275	5.280% (Variable)
Term loan due 6/15/2024 [4]	1,699	5.550% (Variable)	1,716	6.280% (Variable)
First lien notes due 4/1/2027	1,650	8.000%	-	
Second lien notes due 4/1/2026	1,600	8.500%	1,600	8.500%
IDRB due 5/1/2030	13	6.200%	13	6.200%
Equipment financings	-		1	0.000%
Total secured debt issued by Frontier	5,711		5,246	
Unsecured debt issued by Frontier				
Senior notes due 3/15/2019	-		348	7.125%
Senior notes due 4/15/2020	172	8.500%	172	8.500%
Senior notes due 9/15/2020	55	8.875%	55	8.875%
Senior notes due 7/1/2021	89	9.250%	89	9.250%
Senior notes due 9/15/2021	220	6.250%	220	6.250%
Senior notes due 4/15/2022	500	8.750%	500	8.750%
Senior notes due 9/15/2022	2,188	10.500%	2,188	10.500%
Senior notes due 1/15/2023	850	7.125%	850	7.125%
Senior notes due 4/15/2024	750	7.625%	750	7.625%
Senior notes due 1/15/2025	775	6.875%	775	6.875%
Senior notes due 9/15/2025	3,600	11.000%	3,600	11.000%
Debentures due 11/1/2025	138	7.000%	138	7.000%
Debentures due 8/15/2026	2	6.800%	2	6.800%
Senior notes due 1/15/2027	346	7.875%	346	7.875%
Senior notes due 8/15/2031	945	9.000%	945	9.000%
Debentures due 10/1/2034	1	7.680%	1	7.680%
Debentures due 7/1/2035	125	7.450%	125	7.450%
Debentures due 10/1/2046	193	7.050%	193	7.050%
Total unsecured debt issued by Frontier	10,949		11,297	
Secured debt issued by subsidiaries				
Debentures due 11/15/2031	100	8.500%	100	8.500%
RUS loan contracts due 1/3/2028	6	6.154%	7	6.154%
Total secured debt issued by subsidiaries	106		107	
Unsecured debt issued by subsidiaries				
Debentures due 5/15/2027	200	6.750%	200	6.750%
Debentures due 2/1/2028	300	6.860%	300	6.860%
Debentures due 2/15/2028	200	6.730%	200	6.730%
Debentures due 10/15/2029	50	8.400%	50	8.400%
Total unsecured debt issued by subsidiaries	750		750	
Total debt	$ 17,516	8.486%[5]	$ 17,400	8.411%[5]

[1] Represents borrowings under the JPM Credit Agreement Term Loan A, as defined below.

[2] Represents borrowings under the 2016 CoBank Credit Agreement, as defined below.

[3] Represents borrowings under the JPM Credit Agreement Revolver, as defined below.

[4] Represents borrowings under the JPM Credit Agreement Term Loan B, as defined below.

[5] Interest rate represents a weighted average of the stated interest rates of multiple issuances.

Term Loan and Revolving Credit Facilities

JP Morgan Credit Facilities

On February 27, 2017, Frontier entered into a first amended and restated credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which Frontier combined its revolving credit agreement, dated as of June 2, 2014, and its term loan credit agreement, dated as of August 12, 2015. Under the JPM Credit Agreement (as amended to date, the JPM Credit Agreement), Frontier has a $1,740 million senior secured Term Loan B facility (the Term Loan B) maturing on June 15, 2024 and an $850 million secured revolving credit facility maturing on February 27, 2024 (the Revolver). The maturities of the Term Loan B and the Revolver, in each case if still outstanding, will be accelerated in the following circumstances: (i) if, 91 days before the maturity date of any series of Senior Notes maturing in 2020, 2023 and 2024, more than $500 million in principal amount remains outstanding on such series; or (ii) if, 91 days before the maturity date of the first series of Senior Notes maturing in 2021 or 2022, more than $500 million in principal amount remains outstanding, in the aggregate, on the two series of Senior Notes maturing in such year. As of December 31, 2019, approximately $227 million principal amount, in the aggregate, remains outstanding on the two series of senior notes maturing in 2020 and $309 million principal amount, in the aggregate, remains outstanding on the two series of senior notes maturing in 2021.

The determination of interest rates for the Term Loan B and Revolver under the JPM Credit Agreement is based on margins over the Base Rate (as defined in the JPM Credit Agreement) or over LIBOR, at the election of Frontier. Interest rate margins on the Revolver (ranging from 1.00% to 2.00% for Base Rate borrowings and 2.00% to 3.00% for LIBOR borrowings) are subject to adjustment based on Frontier's Leverage Ratio (as defined in the JPM Credit Agreement). The interest rate on the Revolver as of December 31, 2019 was LIBOR plus 3.00%. Interest rate margins on the Term Loan B (2.75% for Base Rate borrowings and 3.75% for LIBOR borrowings) are not subject to adjustment. The security package under the JPM Credit Agreement includes pledges of the equity interests in certain Frontier subsidiaries and guarantees by certain Frontier subsidiaries.

As of December 31, 2019, Frontier had borrowings of $749 million outstanding under the Revolver (with letters of credit issued under the Revolver totaling an additional $101 million). In July 2019, a $20 million Letter of Credit issued under the Bank of Tokyo LC agreement was replaced by a Letter of Credit issued under the Revolver.

On March 15, 2019, Frontier amended the JPM Credit Agreement to, among other things, extend the maturity date of the Revolver from February 27, 2022 to February 27, 2024 (subject to springing maturity to any tranche of our existing debt with an aggregate outstanding principal amount in excess of $500 million), increase the interest rate applicable to loans under the Revolver by 0.25% and make certain modifications to the debt and restricted payment covenants. On April 26, 2019, Frontier further amended the JPM Credit Agreement to, among other things, extend the maturity date of the outstanding small tranche of loans under the Revolver that had not been party to the March 2019 amendments.

Frontier also had a $1,625 million senior secured Term Loan A facility (the Term Loan A) under the JPM Credit Agreement which was fully repaid on March 15, 2019, as described below under "New Debt Issuances and Debt Reductions."

On January 25, 2018, Frontier amended the JPM Credit Agreement to, among other things, expand the security package to include the interests of certain subsidiaries previously not pledged and replace the leverage ratio maintenance test with a first lien leverage ratio maintenance test. On July 3, 2018, Frontier further amended the JPM Credit Agreement to, among other things, replace certain operating subsidiary equity pledges with pledges of the equity interest of certain direct subsidiaries of Frontier.

Repaid CoBank Credit Facilities
Frontier had a $315 million senior term loan facility drawn in October 2016 (the 2016 CoBank Credit Agreement) with CoBank, ACB, as administrative agent, lead arranger and a lender, and the other lenders which was repaid in full on March 15, 2019. Frontier had a separate $350 million senior term loan facility drawn in 2014 (the 2014 CoBank Credit Agreement) with CoBank which was repaid in full on July 3, 2018. Details of both transactions are described below under "New Debt Issuances and Debt Reductions."

As of December 31, 2019, we were in compliance with all of our covenants under our indentures and the JPM Credit Agreement.

New Debt Issuances and Debt Reductions:

On March 15, 2019, Frontier completed a private offering of $1,650 million aggregate principal amount of 8.000% First Lien Secured Notes due 2027 (the First Lien Notes). The First Lien Notes are guaranteed by each of the Company's subsidiaries that guarantees the JPM Credit Agreement, including the Term Loan B and Revolver. The guarantees are unsecured obligations of the guarantors equal in right of payment to all of the guarantor's obligations under the JPM Credit Agreement and certain other permitted future senior indebtedness and senior in right of payment to all subordinated obligations of the guarantors. The First Lien Notes are secured on a first-priority basis by all the assets that secure the Company's obligations under the JPM Credit Agreement on a first-priority basis. Interest on the First Lien Notes is payable to holders of record semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2019.

Additionally, on March 15, 2019, Frontier used the proceeds from the offering of First Lien Notes, together with cash on hand, to (i) repay in full the outstanding borrowings under the senior secured Term Loan A facility under the JPM Credit Agreement, which otherwise would have matured in March 2021, (ii) repay in full the outstanding borrowings under the 2016 CoBank Credit Agreement, which otherwise would have matured in October 2021, and (iii) pay related interest, fees and expenses.

For the year ended December 31, 2019, Frontier retired $348 million principal amount of 7.125% senior unsecured notes due 2019.

During the year ended December 31, 2019, Frontier recorded a loss on early extinguishment of debt of $20 million driven primarily by the write-off of unamortized original issuance costs associated with the retired Term Loan A and 2016 CoBank Credit Agreement.

On March 19, 2018, Frontier completed a private offering of $1,600 million aggregate principal amount of 8.500% Second Lien Secured Notes due 2026 (the "Second Lien Notes"). The Second Lien Notes are guaranteed by each of the Company's subsidiaries that guarantees the JPM Credit Agreement. The guarantees are unsecured obligations of the guarantors and subordinated in right of payment to all of the guarantor's obligations under the Company's JPM Credit Agreement and certain other permitted future senior indebtedness but equal in right of payment with all other unsubordinated obligations of the guarantors. The Second Lien Notes indenture provides that (a) the aggregate amount of all guaranteed obligations guaranteed by the guarantors are limited and shall not, at any time, exceed the lesser of (x) the principal amount of the Second Lien Notes then outstanding and (y) the Maximum Guarantee Amount (as defined in the Second Lien Notes indenture), and (b) for the avoidance of doubt, nothing in the Second Lien Notes indenture shall, on any date or from time to time, allow the aggregate amount of all such guaranteed obligations guaranteed by the guarantors to cause or result in the Company or any subsidiary violating any indenture governing the Company's existing senior notes.

The Second Lien Notes are secured on a second-priority basis by all the assets that secure Frontier's obligations under the JPM Credit Agreement on a first-priority basis. The collateral securing the Second Lien Notes and the JPM Credit Agreement is limited to the equity interests of certain subsidiaries of the Company and substantially all personal property of Frontier Video Services, Inc. The Second Lien Notes bear interest at a rate of 8.500% per annum and mature on April 1, 2026. Interest on the Second Lien Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2018. On July 3, 2018, the collateral package for the Second Lien Notes was amended to replace certain operating subsidiary equity pledges with pledges of the equity interests of certain direct subsidiaries of Frontier, consistent with amendments made to the JPM Credit Agreement.

On July 3, 2018, the Company entered into Increase Joinder No. 2 to the JPM Credit Agreement, pursuant to which the Company borrowed an incremental $240 million under the Term Loan B maturing in 2024. The Company used the incremental borrowings to repay in full the 2014 CoBank Credit Agreement, repay a portion of the 2016 CoBank Credit Agreement and pay certain fees and expenses related to this incremental borrowing.

On October 1, 2018, Frontier retired $431 million principal amount outstanding of 8.125% senior notes due 2018 at maturity.

During 2018, Frontier retired $828 million principal amount of senior indebtedness and made open market purchases of $117 million of senior unsecured notes consisting of $61 million of 8.125% senior notes due 2018 and $56 million of 7.125% senior notes due 2019. Additionally, Frontier used cash proceeds from the $1,600 million Second Lien Notes offering and cash on hand to retire an aggregate principal amount of $1,651 million senior unsecured notes prior to

maturity, consisting of $447 million of 8.500% senior notes due 2020, $249 million 8.875% senior notes due 2020, $555 million of 6.250% senior notes due 2021, and $400 million of 9.250% senior notes due 2021. Additionally, Frontier used cash proceeds from the $240 million incremental borrowing under Term Loan B to repay in full the 2014 CoBank Credit Agreement and repay a portion of the 2016 CoBank Credit Agreement, as well as pay certain fees and expenses related to this incremental borrowing.

During 2018, Frontier recorded a gain on early extinguishment of debt of $32 million driven primarily by discounts received on the retirement of certain notes, slightly offset by premiums paid to retire certain notes and unamortized original issuance costs.

On June 15, 2017, the Company entered into Increase Joinder No. 1 to the JPM Credit Agreement, pursuant to which the Company borrowed $1,500 million. The Company used the borrowings to fund the open market purchases of certain unsecured Senior notes during 2017.

During 2017, Frontier used proceeds from Term Loan B (see definition and note discussion above) and cash on hand to retire $763 million of 8.875% Notes due 2020, $550 million of 8.500% Notes due 2020, $92 million of 8.125% Notes due 2018, $30 million of 7.125% Notes due 2019, and $10 million of 9.250% Notes due 2021. Frontier recorded a loss of $88 million driven primarily by premiums on the retirement of the notes. Additionally, Frontier used cash available on hand for the scheduled retirement of $210 million of 8.25% Senior Notes at maturity.

Our scheduled principal payments are as follows as of December 31, 2019. This does not reflect outstanding borrowings under the Revolver.

($ in millions)		Principal Payments
2020	$	245
2021	$	327
2022	$	2,706
2023	$	868
2024	$	2,380
Thereafter	$	10,241

Other Obligations
During 2018, Frontier contributed real estate properties with an aggregate fair value of $37 million for the purpose of funding a portion of its contribution obligations to its qualified defined benefit pension plan. The pension plan obtained independent appraisals of the property and, based on these appraisals, the pension plan recorded the contributions at aggregate fair value of $37 million for 2018. Frontier has entered into a lease for the contributed properties. The properties are managed on behalf of the pension plan by an independent fiduciary, and the terms of the lease were negotiated with the fiduciary on an arm's-length basis.

For properties contributed in 2018, leases have initial terms of 20 years at a combined average aggregate annual rent of approximately $5 million.

The contribution and leaseback of the properties were treated as financing transactions and, accordingly, Frontier continues to depreciate the carrying value of the property in its financial statements and no gain or loss was recognized. An obligation of $37 million was recorded in our consolidated balance sheet within "Other liabilities" as of December 31, 2019 and the liability is reduced annually by a portion of the lease payments made to the pension plan. Under the new lease standard, liabilities for these finance transactions are included in our financing lease liabilities. Refer to Note 11 for additional details.

(11) Leases:

Lessee
For lessee agreements, Frontier elected to apply the short-term lease recognition exemption for all leases that qualify and as such, does not recognize assets or liabilities for leases with terms of less than twelve months, including existing leases at transition. Frontier elected not to separate lease and non-lease components.

As of January 1, 2019, Frontier has operating and finance leases for administrative and network properties, vehicles, and certain equipment. Our leases have remaining lease terms of 1 year to 99 years, some of which include options to extend the leases, and some of which include options to terminate the leases within 1 year.

The following represents a maturity analysis for our operating and finance lease liabilities as of December 31, 2019:

($ in millions)	Operating Leases	Finance Leases
Future maturities:		
2020	$ 50	$ 44
2021	45	38
2022	42	33
2023	39	29
2024	34	21
Thereafter	88	102
Total lease payments	298	267
Less: imputed interest	(72)	(72)
Present value of lease liabilities	$ 226 (1)	$ 195 (2)

(1) Includes $15 million related to our Northwest Operations.
(2) Includes $28 million related to our Northwest Operations.

Upon adoption of ASC 842, we recorded the unamortized deferred gain balances for previous sale-leasebacks of real estate assets as a transition adjustment, which had the effect of increasing our accumulated deficit by $15 million ($11 million net of tax).

(20) Retirement Plans:
We sponsor a noncontributory defined benefit pension plan covering a significant number of our former and current employees and other postretirement benefit plans that provide medical, dental, life insurance and other benefits for covered retired employees and their beneficiaries and covered dependents. The pension plan and postretirement benefit plans are closed to the majority of our newly hired employees. The benefits are based on years of service and final average pay or career average pay. Contributions are made in amounts sufficient to meet ERISA funding requirements while considering tax deductibility. Plan assets are invested in a diversified portfolio of equity and fixed-income securities and alternative investments.

The accounting results for pension and other postretirement benefit costs and obligations are dependent upon various actuarial assumptions applied in the determination of such amounts. These actuarial assumptions include the following: discount rates, expected long-term rate of return on plan assets, future compensation increases, employee turnover, healthcare cost trend rates, expected retirement age, optional form of benefit and mortality. We review these assumptions for changes annually with our independent actuaries. We consider our discount rate and expected long-term rate of return on plan assets to be our most critical assumptions.

The discount rate is used to value, on a present value basis, our pension and other postretirement benefit obligations as of the balance sheet date. The same rate is also used in the interest cost component of the pension and postretirement benefit cost determination for the following year. The measurement date used in the selection of our discount rate is the balance sheet date. Our discount rate assumption is determined annually with assistance from our independent actuaries based on the pattern of expected future benefit payments and the prevailing rates available on long-term, high quality corporate bonds that approximate the benefit obligation.

As of December 31, 2019, 2018 and 2017, we utilized an estimation technique that is based upon a settlement model (Bond:Link) that permits us to closely match cash flows to the expected payments to participants. This rate can change from year-to-year based on market conditions that affect corporate bond yields.

As a result of the technique described above, Frontier is utilizing a discount rate of 3.40% as of December 31, 2019 for its qualified pension plan, compared to rates of 4.30% and 3.70% in 2018 and 2017, respectively. The discount rate for postretirement plans as of December 31, 2019 was a range of 3.40% to 3.50% compared to a range of 4.30% to 4.40% in 2018 and 3.70% to 3.80% in 2017.

The pension plan contains provisions that provide certain employees with the option of receiving a lump sum payment upon retirement. Frontier's accounting policy is to record these payments as a settlement only if, in the aggregate, they exceed the sum of the annual service and interest costs for the Pension Plan's net periodic pension benefit cost. During year ended December 31, 2019, lump sum pension settlement payments to terminated or retired individuals amounted to $235 million, which exceeded the settlement threshold of $212 million, and as a result, Frontier recognized non-cash settlement charges totaling $57 million during 2019. The non-cash charge accelerated the recognition of a portion of the previously unrecognized actuarial losses in the Pension Plan. These non-cash charges increased our recorded net loss and accumulated deficit, with an offset to accumulated other comprehensive loss in shareholders' equity. Frontier recognized non-cash settlement charges totaling $41 million and $83 million during 2018 and 2017, respectively.

During 2019, the Company recognized a charge of $44 million to reflect the cost of pension/OPEB special termination benefit enhancements related to a voluntary severance program.

Our pension plan assets increased from $2,348 million at December 31, 2018 to $2,730 million at December 31, 2019, an increase of $382 million, or 16%. This increase was a result of contributions of $166 million and positive investment returns (net of investment management and administrative fees) of $516 million, partially offset by benefit payments of $300 million.

The expected long-term rate of return on plan assets is applied in the determination of periodic pension and postretirement benefit cost as a reduction in the computation of the expense. In developing the expected long-term rate of return assumption, we considered published surveys of expected market returns, 10 and 20 year actual returns of various major indices, and our own historical 5 year, 10 year and 20 year investment returns. The expected long-term rate of return on plan assets is based on an asset allocation assumption of 40% in long-duration fixed income securities, and 60% in equity securities and other investments. We review our asset allocation at least annually and make changes when considered appropriate. Our pension asset investment allocation decisions are made by the Retirement Investment & Administration Committee (RIAC), a committee comprised of members of management, pursuant to a delegation of authority by the Board of Directors. Asset allocation decisions take into account expected market return assumptions of various asset classes as well as expected pension benefit payment streams. When analyzing anticipated benefit payments, management considers both the absolute amount of the payments as well as the timing of such payments. Our expected long-term rate of return on plan assets was 7.50% in 2019 and 2018. For 2020, we will assume a rate of return of 7.50%. Our pension plan assets are valued at fair value as of the measurement date. The measurement date used to determine pension and other postretirement benefit measures for the pension plan and the postretirement benefit plan is December 31. The remeasured funded status of the pension plan was approximately 73%, as of December 31, 2019.

Pension Benefits

The following tables set forth the pension plan's projected benefit obligations, fair values of plan assets and the pension benefit liability recognized on our consolidated balance sheets as of December 31, 2019 and 2018 and the components of total pension benefit cost for the years ended December 31, 2019, 2018 and 2017. The below tables include all investment activity related to assets and obligations that are expected to be transferred in connection with the planned divestiture of our Northwest Operations:

($ in millions)		2019		2018
Change in projected benefit obligation (PBO)				
PBO at beginning of year	$	3,173	$	3,363
Service cost		82		90
Interest cost		130		125
Actuarial (gain) loss		603		(88)
Benefits paid		(65)		(63)
Settlements		(235)		(254)
Special termination benefits		38		-
PBO at end of year	$	3,726	$	3,173
Change in plan assets				
Fair value of plan assets at beginning of year	$	2,348	$	2,674
Actual return on plan assets		516		(159)
Employer contributions		166		150
Settlements		(235)		(254)
Benefits paid		(65)		(63)
Fair value of plan assets at end of year	$	2,730	$	2,348
Funded status	$	(996)	$	(825)
Amounts recognized in the consolidated balance sheet				
Pension and other postretirement benefits - current	$	-	$	-
Pension and other postretirement benefits - noncurrent	$	(996)	$	(825)
Accumulated other comprehensive loss	$	899	$	754

($ in millions)		2019		2018		2017
Components of total pension benefit cost						
Service cost	$	82	$	90	$	97
Interest cost on projected benefit obligation		130		125		127
Expected return on plan assets		(172)		(192)		(186)
Amortization of unrecognized loss		58		24		30
Net periodic pension benefit cost		98		47		68
Pension settlement costs		57		41		83
Pension special termination benefit enhancements		38		-		5
Total pension benefit cost	$	193	$	88	$	156

The expected amortization of deferred unrecognized loss, included in Other comprehensive loss, in 2020 is $70 million.

We capitalized $24 million, $26 million and $26 million of pension and OPEB expense into the cost of our capital expenditures during the years ended December 31, 2019, 2018 and 2017, respectively, as the costs relate to our engineering and plant construction activities.

The plan's weighted average asset allocations at December 31, 2019 and 2018 by asset category are as follows:

	2019	2018
Asset category:		
Equity securities	49 %	48 %
Debt securities	39 %	40 %
Alternative investments	12 %	12 %
Total	100 %	100 %

The plan's expected benefit payments over the next 10 years are as follows:

($ in millions)		Amount
2020	$	296
2021		295
2022		286
2023		279
2024		277
2025-2029		1,308
Total	$	2,741

In 2019, required pension plan contributions were approximately $166 million.

In 2018, required pension plan contributions were approximately $150 million, consisting of cash payments of $113 million and the contribution of real property with a fair value of $37 million.

In 2017, required pension plan contributions were approximately $75 million, net of the Differential (as defined below), consisting of all cash payments. As part of the CTF Acquisition, Verizon was required to make a cash payment to Frontier for the difference in assets initially transferred by Verizon into the pension plan and the related obligation (the Differential). In 2017, we received the $131 million Differential payment from Verizon, and have remitted an equivalent amount to the pension plan as of December 31, 2017. As the Differential was reflected as a receivable of the pension plan at December 31, 2016, the cash funding had no impact to plan assets.

The accumulated benefit obligation for the plan was $3,646 million and $3,106 million at December 31, 2019 and 2018, respectively.

Assumptions used in the computation of annual pension costs and valuation of the year-end obligations were as follows:

	2019	2018	2017
Discount rate - used at year end to value obligation	3.40 %	4.30 %	3.70 %
Discount rate - used at beginning of year to compute annual cost	4.30 %	3.70 %	4.10 %
Expected long-term rate of return on plan assets	7.50 %	7.50 %	7.50 %
Rate of increase in compensation levels	2.00 %	2.00 %	2.50 %

Postretirement Benefits Other Than Pensions - "OPEB"

The following tables set forth the OPEB plans' benefit obligations, fair values of plan assets and the postretirement benefit liability recognized on our consolidated balance sheets as of December 31, 2019 and 2018 and the components of total postretirement benefit cost for the years ended December 31, 2019, 2018 and 2017. The below tables include all investment activity related to assets and obligations that are expected to be transferred in connection with the planned divestiture of our Northwest Operations:

($ in millions)	2019	2018

FRONTIER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(PRELIMINARY AND UNAUDITED)

Change in benefit obligation				
Benefit obligation at beginning of year	$	965	$	1,016
Service cost		20		21
Interest cost		41		38
Plan amendments		(149)		-
Plan participants' contributions		7		7
Actuarial (gain) loss		129		(79)
Benefits paid		(47)		(38)
Special termination benefits		6		-
Benefit obligation at end of year	$	972	$	965
Change in plan assets				
Fair value of plan assets at beginning of year	$	-	$	-
Plan participants' contributions		7		7
Employer contribution		40		31
Benefits paid		(47)		(38)
Fair value of plan assets at end of year	$	-	$	-
Funded status	$	(972)	$	(965)
Amounts recognized in the consolidated balance sheet				
Pension and other postretirement benefits - current	$	(43)	$	(39)
Pension and other postretirement benefits - noncurrent	$	(900)	$	(926)
Pension and other postretirement benefits - AHFS*	$	(29)	$	-
Accumulated other comprehensive (gain) loss	$	(45)	$	(41)

* Assets Held for Sale

($ in millions)	2019	2018	2017
Components of total postretirement benefit cost			
Service cost	$ 20	$ 21	$ 21
Interest cost on projected benefit obligation	41	38	40
Amortization of prior service credit	(11)	(9)	(9)
Amortization of unrecognized gain (loss)	(4)	3	-
Net periodic postretirement benefit cost	46	53	52
OPEB special termination benefit enhancements	6	-	-
Total postretirement benefit cost	$ 52	$ 53	$ 52

During 2019, Frontier amended the medical coverage for certain postretirement benefit plans, which resulted in a $149 million reduction in the accumulated postretirement benefit obligation. Remeasurement of the postretirement benefit plan obligation resulted in an actuarial loss of $129 million.

The expected amortization of prior service credit in 2020 is $(32) million and the expected amortization of unrecognized gain in 2020 is $5 million.

Assumptions used in the computation of annual OPEB costs and valuation of the year-end OPEB obligations were as follows:

	2019	2018	2017
Discount rate - used at year end to value obligation	3.40% - 3.50%	4.30% - 4.40%	3.70% - 3.80%
Discount rate - used to compute annual cost	4.30% - 4.40%	3.70% - 3.80%	4.10% - 4.30%

The OPEB plan's expected benefit payments over the next 10 years are as follows:

($ in millions)	Gross Benefit	Medicare Part D Subsidy	Total
2020	$ 43	$ -	$ 43
2021	49	-	49
2022	49	-	49
2023	48	-	48
2024	53	-	53
2025-2029	274	2	276
Total	$ 516	$ 2	$ 518

For purposes of measuring year-end benefit obligations, we used, depending on medical plan coverage for different retiree groups, a 6.50% annual rate of increase in the per-capita cost of covered medical benefits, gradually decreasing to 5.00% in the year 2025 and remaining at that level thereafter. The effect of a 1.00% increase in the assumed medical cost trend rates for each future year on the aggregate of the service and interest cost components of the total postretirement benefit cost would be $1 million and the effect on the accumulated postretirement benefit obligation for health benefits would be $18 million. The effect of a 1.00% decrease in the assumed medical cost trend rates for each future year on the aggregate of the service and interest cost components of the total postretirement benefit cost would be $(1) million and the effect on the accumulated postretirement benefit obligation for health benefits would be $(19) million.

The amounts in accumulated other comprehensive (gain) loss before tax that have not yet been recognized as components of net periodic benefit cost at December 31, 2019 and 2018 are as follows:

	Pension Plan		OPEB	
($ in millions)	2019	2018	2019	2018
Net actuarial loss	$ 899	$ 754	$ 105	$ (28)
Prior service credit	-	-	(150)	(13)
Total	$ 899	$ 754	$ (45)	$ (41)

The amounts recognized as a component of accumulated other comprehensive loss for the years ended December 31, 2019 and 2018 are as follows:

	Pension Plan		OPEB	
($ in millions)	2019	2018	2019	2018
Accumulated other comprehensive (gain) loss at beginning of year	$ 754	$ 556	$ (41)	$ 33
Net actuarial (gain) loss recognized during year	(58)	(24)	4	(3)
Prior service credit recognized during year	-	-	11	9
Prior service credit occurring during year	-	-	(149)	-
Net actuarial (gain) loss occurring during year	260	263	130	(80)
Settlement loss recognized	(57)	(41)	-	-
Net amount recognized in comprehensive income (loss) for the year	145	198	(4)	(74)
Accumulated other comprehensive (gain) loss at end of year	$ 899	$ 754	$ (45)	$ (41)

Exhibit 4

Term Sheet Proposals

Exhibit 4A

Company Proposal

PRIVILEGED AND CONFIDENTIAL
DRAFT – SUBJECT TO CHANGE

FRONTIER COMMUNICATIONS CORPORATION ET AL.

RESTRUCTURING TERM SHEET

March [_], 2020

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE REQUIRED CONSENTING NOTEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES AND THE REQUIRED CONSENTING NOTEHOLDERS.

This Term Sheet (including the exhibits attached hereto, this "Term Sheet") sets forth the principal terms of a financial restructuring (the "Restructuring") of the existing debt of, existing equity interests in, and certain other obligations of Frontier Communications Corporation ("Frontier") and certain of its direct and indirect subsidiaries[1] (collectively with Frontier, the "Company Parties" or "Debtors"), through a pre-negotiated plan of reorganization (the "Plan") to be filed by the Company Parties after commencing cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").[2] Following the occurrence of the Plan effective date (the "Plan Effective Date"), Frontier (or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Debtors as may be contemplated by the Restructuring) shall be referred to herein as "Reorganized Frontier". This Term Sheet is for discussion purposes only, and is non-binding, and is not an express or implied offer with regard to the transactions described herein, and does not include all of the terms or conditions relating to such transactions. Without limiting the generality of the foregoing, the terms contained herein are subject to, among other things, completion of due diligence and requisite internal approvals. Any agreements with respect to the matters discussed herein shall be subject in all respects to the negotiation and execution of definitive documentation, including, without limitation, a restructuring support agreement (the "RSA") among the Debtors and certain holders of unsecured notes (the "Consenting Noteholders") issued by Frontier (the "Senior Notes") including members of the (a) ad hoc group represented by Milbank LLP and Houlihan Lokey Capital, Inc. and (b) ad hoc group represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC ((a) and (b), the "Noteholder Committees"). Nothing herein shall constitute or be construed as an admission of any fact or liability, and each statement contained herein is made without prejudice, solely for settlement purposes.

---

1 Applicable Debtors to be mutually agreed by Frontier and the Required Consenting Noteholders.

2 Capitalized terms used but not otherwise defined or referenced herein shall have the meanings ascribed to such terms as set forth in the RSA.

OVERVIEW	
Implementation	No earlier than March 31, 2020 and no later than April 12, 2020 (the "Petition Date Deadline"), the Debtors will commence the Chapter 11 Cases. Subject to the terms and conditions of the RSA (which shall include additional milestones, consent rights, and conditions not set forth in this Term Sheet), the Restructuring will be structured, implemented, and accomplished through the Plan and other definitive documentation to be consistent with this Term Sheet and otherwise reasonably acceptable to the Company Parties and the Required Consenting Noteholders[3]; *provided, however*, that the Company Parties and Required Consenting Noteholders agree that the Company Parties shall not be required to file a motion to assume for the RSA to be effectuated on or after the commencement of the Chapter 11 Cases. No later than 120 calendar days after the Petition Date, the Company Parties shall obtain confirmation of the Plan, which shall, for the avoidance of doubt, be on terms consistent with the RSA and this Term Sheet.
Required Support	The effectiveness of the RSA shall occur upon execution of the RSA by the following parties (such date, the "RSA Effective Date"): • holders of at least fifty (50) percent of the aggregate outstanding principal amount of Senior Notes; and • the Company Parties. In the event the Consenting Noteholders hold less than sixty-six and two-thirds (66.67) percent of the aggregative outstanding amount of Senior Notes, the Debtors shall have the right to terminate the RSA.
TREATMENT OF CLAIMS AND INTERESTS[4]	
Revolving Credit	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility (as defined herein), paid in full on the Plan Effective

[3] "Required Consenting Noteholders" means, as of the relevant date, the Consenting Noteholders holding greater than 50.1% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA.

[4] Wherever more than one potential treatment for a class of claims is contemplated (*e.g.*, Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes), the Debtors' election of specific treatment for claims (including any election to satisfy such claims prior to the Plan Effective Date) to be subject to the reasonable consent of Required Consenting Noteholders. Any adequate protection to be consistent with this Term Sheet and otherwise reasonable and customary and subject to the reasonable consent of the Required Consenting Noteholders.

The terms provided herein do not yet incorporate input and/or agreement from Holders of claims in the Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes, Subsidiary Secured Notes, and Subsidiary Unsecured Notes.

For the avoidance of doubt, in the event that treatment of a class of claims contemplates payment of cash interest at the non-default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, the RSA may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise; *provided*, that the RSA may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Term Sheet or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable the Required Consenting Noteholders.

Further, for the avoidance of doubt, although the RSA will require the Consenting Noteholders to support the treatments specified herein (including voting for the Plan when properly solicited) in their capacities as holders of Senior Notes, nothing

Facility	Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment of the Revolving Credit Facility (as applicable).
1L Term Loan	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Term Loan in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Term Loan (as applicable); no make whole.
1L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Notes (as applicable); no make whole.
2L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 2L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. • The Company Parties and the Required Consenting Noteholders shall mutually agree to one of the following forms of treatment: o to receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 2L Notes (as applicable); no make whole; or o no cash interest payments during the Chapter 11 Cases; to receive accrued non-default rate interest on the Plan Effective Date; no make whole.

shall preclude a Consenting Noteholder from asserting any rights in its capacity as a holder of other claims against or interests in the Company Parties.

Senior Notes[5]	On or as soon as reasonably practicable following the Plan Effective Date, each Senior Noteholder will receive its pro rata share of: • 100% of the common equity of Reorganized Frontier (the "New Common Stock"), subject to dilution by the Management Incentive Plan (as defined below); • The Takeback Debt (as defined below); and • Any Excess Cash remaining after payments of the [Incremental Payments] as contemplated hereunder (the "Surplus Cash").[6]
Subsidiary Secured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.
Subsidiary Unsecured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.
Trade Claims/Other Unsecured Claims (other than Parent Litigation Claims)	To the extent not already satisfied during the Chapter 11 Cases, on or as soon as reasonably practicable following the Plan Effective Date, each holder of a Trade Claim or other unsecured claim (other than Parent Litigation Claims), if applicable, that is not a Senior Notes Claim or Subsidiary Unsecured Notes Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; or • such other treatment rendering such Trade Claim/Other Unsecured Claim unimpaired, in each case set forth above, as reasonably acceptable to the Company Parties and the Required Consenting Noteholders.
Litigation Claims	Unimpaired, *provided* that litigation-related claims against Frontier (the "Litigation Claims") will be allowed in an amount that does not exceed existing insurance coverage plus an amount to be determined. In the event the foregoing condition is not satisfied, treatment of Parent Litigation Claims to be acceptable to the Company Parties and the Required Consenting Noteholders. During the Chapter 11 Cases, the Required Consenting Noteholders shall have consultation rights with respect to the settlement, disposition, and/or resolution of any material Parent Litigation Claims. For the avoidance of doubt, the Parent Litigation Claims shall not include any litigation-related claims against any of Frontier's direct or indirect subsidiaries.
Administrative, Priority Tax, Other Priority Claims, and	On or as soon as reasonably practicable following the Plan Effective Date, each holder of an Administrative, Priority Tax, Other Priority, or Other Secured

[5] Confirmation order to provide that, for determining distributions of New Common Stock, Take-Back Debt, and Surplus Cash, the allowed amount of Senior Notes claims shall be reduced on a dollar-for-dollar basis by the amount of [Incremental Payments] that are to be made on account of each series of Senior Notes on the Plan Effective Date.

Other Secured Claims	Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; • delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or • such other treatment rendering such Administrative, Priority Tax, Other Priority, or Other Secured Claim unimpaired.
Intercompany Claims	On the Plan Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) reinstated or (b) cancelled without any distribution on account of such interests.
Existing Equity Interests in Frontier	No recovery.
OTHER KEY TERMS	
[Consent Fee / Payment of Accrued Amounts / Incremental Payments][7]	[●]
DIP Facility	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for a superpriority secured debtor-in-possession financing facility in an amount of up to $[●] principal amount, with an option for conversion into an Exit Facility (as defined below) on the Plan Effective Date, on terms and conditions (including as to amount) reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders. The proceeds of all or a portion of the DIP Facility may be used to repay some or all of the Debtors' existing secured debt (*i.e.,* the Revolving Credit Facility, the 1L Term Loan, the 1L Notes, and the 2L Notes). To the extent not converted into an Exit Facility, DIP Claims will be paid in cash on the Plan Effective Date.
Exit Facilities	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for one or more third-party debt facilities to be entered into on the Plan Effective Date (the "Exit Facilities"). The Exit Facilities shall be in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and will otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders. The Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).
Takeback Debt	One or more of the reorganized Debtors will issue takeback debt (the "Takeback Debt"), solely for the purpose of distribution to Senior Noteholders pursuant to the Plan. Unless otherwise agreed to by the Company Parties and the Required

7 [NTD: Under review and discussion.]

	Consenting Noteholders, the terms of such Takeback Debt shall include: • Principal amount: Up to $750 million, subject to downward adjustment by Consenting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA (the "Determining Noteholders"), with such determination to be made no later than 30 days before the occurrence of the Plan Effective Date. • Interest rate: No more than 250 basis points higher than the interest rate of the most junior secured debt facility to be entered into on the Plan Effective Date. • Maturity: No less than one year outside of the longest-dated debt facility to be entered into on the Plan Effective Date. • Security: To be mutually agreed upon and determined by the Required Consenting Noteholders and the Company Parties no later than 30 days before the confirmation of the Plan. • Additional Terms: o All other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; *provided* that in no event shall such terms be more restrictive than those in the indenture for the 2L Notes. o Any terms may be modified subject to consent by the Company Parties and the Required Consenting Noteholders; *provided*, that as noted above, downward adjustment of principal amount shall require consent of the Company Parties and the Determining Noteholders. o The Takeback Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Plan Effective Date; *provided* that the third-party market financing shall contain terms no worse than those contemplated for the Takeback Debt. o Notwithstanding anything to the contrary, at any time prior to the Plan Effective Date, the Determining Noteholders may, upon notice to the Company Parties, elect that there will be no Takeback Debt.
Business Plan	The Restructuring contemplates the development and implementation of a business plan for Reorganized Frontier that is consistent with this Term Sheet and otherwise acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.

	The Debtors shall solicit a Disclosure Statement containing go-forward financial projections for: (a) the Debtors' "base case" business plan; (b) the Debtors' "reinvestment" sensitivity case; and (c) an alternative "reinvestment" sensitivity case that will be delivered to the Consenting Noteholders by the RSA Effective Date. The contents of the Disclosure Statement shall provide appropriate disclosures regarding the preparatory work for each business plan and scenario and otherwise be reasonably acceptable to the Required Consenting Noteholders; *provided*, that the Debtors shall bear no obligation to attest to the Debtors' management team's view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed.
	
	The analyses contained in the Debtors' "reinvestment" sensitivity case shall be premised on the following:
	
	• Material de-leveraging of the balance sheet;
	• Modernization of network, systems and operations, and improved quality of service for consumer, commercial and wholesale customers;
	• Reinvestment of capital into fiber expansion and FTTx upgrades with IRR profiles that are viewed as acceptable to Company Parties; and
	• Opportunistic participation in next generation of government subsidies for rural broadband (RDOF program).
	
	The Debtors will use commercially reasonable efforts to provide a detailed report within 120 days of the RSA Effective Date on the following:
	
	• Specific initiatives for modernization and improved quality of service; and
	• A plan for participation in the upcoming RDOF auction including the following:
	  o technology plan;
	  o building strategy to maximize success at the accretive returns; and
	  o assessment of potential sensitivities around different return requirement thresholds.
	
	The Debtors will use commercially reasonable efforts to provide by January 31, 2021 the following:
	
	• New budgetary plan, which shall be developed in consideration of the foregoing materials, including, but not limited to, as appropriate, information derived from results of upcoming RDOF auction and concepts of investment underlying Virtual Separation (as defined below); and
	• Capital spending into fiber expansion and FTTx upgrades within the network.
	
	The Debtors will use commercially reasonable best efforts to provide a detailed report by no later than the Plan Effective Date detailing analysis and

	development of the following: • a virtual separation under the same ownership structure of select state operations where the reorganized Debtors will conduct fiber deployments ("InvestCo") from those state operations where the reorganized Debtors will perform broadband upgrades and operational improvements ("ImproveCo"), with such allocation of state operations to be reasonably acceptable to the Company Parties and the Required Consenting Noteholders (the "Virtual Separation"), such that the Reorganized Frontier Board (as defined below) may, at its determination, adopt and implement the Virtual Separation at any time on or after the Plan Effective Date; and • an internal revenue and cost sharing model based around the Virtual Separation.[8] The Debtors will use commercially reasonable efforts to deliver by no later than the applicable date specified below, on a one-time basis, based on available analytics, each of the following: • no later than 3 business days after the RSA Effective Date, the Debtors' "base case" business plan; and • no later than 10 business days after the RSA Effective Date, (a) the Debtors' "reinvestment" sensitivity case and (b) an alternative "reinvestment" sensitivity case for the reorganized Debtors in a form consistent with the analysis underlying the Virtual Separation, and otherwise reasonably acceptable to the Required Consenting Noteholders; *provided, however*, the Company Parties shall not be bound by how the ImproveCo and InvestCo clusters are defined in these cases, as all parties recognize that the composition of these clusters may change from time to time as part of the Virtual Separation evaluation process. Notwithstanding anything to the contrary herein, any materials that constitute material, non-public information shall only be delivered to the Noteholders' advisors and the Company Parties will not have an obligation to disclose any such materials to any Consenting Noteholders unless the Company Parties and such Consenting Noteholders have entered into a mutually acceptable confidentiality agreement with respect to such information.
Pre-Effective Date Implementation	Upon the RSA Effective Date, the finance committee of Frontier's Board (the "Finance Committee") will oversee certain initiatives and decisions during the period from the RSA Effective Date until the Plan Effective Date, including the following: • Management evaluation and selection process for the reorganized Debtors with respect to certain key management positions. • Evaluation and oversight of any material asset sale proposals and implementation of any asset sales, if any (including selection of the

[8] Within fourteen days after the RSA Effective Date, the advisors to the Company Parties will provide to the advisors to the Consenting Noteholders (on a professionals' eyes only basis) a detailed timeline with respect to the Virtual Separation and will provide updates to the advisors to the Consenting Noteholders (on a professionals' eyes only basis) not less frequently than monthly as to progress with respect to the Company Parties' efforts in connection therewith.

	M&A financial advisor with respect thereto, if applicable). • Material strategic decisions relating to the restructuring. • The Debtors' use of commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation by no later than the Plan Effective Date in accordance with this Term Sheet. Upon the RSA Effective Date, and until the earlier of (a) the Plan Effective Date and (b) the date on which the RSA is terminated in accordance with its terms, the Consenting Noteholders shall be entitled to designate two observers to Frontier's Board (and the Finance Committee) that are reasonably acceptable to Frontier's Board (who shall be "independent" within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)): one observer to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one observer to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc.; *provided, however*, that each respective right to appointment of an observer is expressly conditioned on such party's representation of Consenting Noteholders constituting at least one-third of the aggregate outstanding principal amount of Senior Notes (the "Observer Threshold"). For the avoidance of doubt, in the event that only one party meets the Observer Threshold, only that party shall have the right to appoint one observer. . Such board observer rights shall permit the observers' active and regular participation in Board (and Finance Committee) discussions and deliberations; *provided, that*, any such participation shall be subject to agreements reasonably acceptable to the Company Parties and the Required Consenting Noteholders that preserve confidentiality and privilege of such discussions and deliberations. Each observer shall be paid a reasonable and customary fee and reimbursed for all reasonable out-of-pocket expenses. The Company Parties shall consult with the Consenting Noteholders with respect to certain Specified Material Actions.[9] The Company Parties shall not take action with respect to the Specified Material Actions absent reasonable consent from the Required Consenting Noteholders. Promptly following the RSA Effective Date, the Finance Committee shall commence and oversee a management selection process for the reorganized Debtors with respect to certain key management positions. Notwithstanding the foregoing, the identity of any person that is proposed to be retained for, appointed to or hired for a key management position (effective either before or upon the Plan Effective Date), including any person occupying a management role on or after the RSA Effective Date, but before the Plan Effective Date who is proposed to retain such position or be appointed to a different senior management position shall be reasonably acceptable to the Required Consenting Noteholders.
New Board of Directors	The board of directors of Reorganized Frontier (the "Reorganized Frontier Board") shall consist of [•] directors, the number and identities of which shall

9 "Specified Material Actions" to be mutually agreed by Frontier and the Required Consenting Noteholders prior to the RSA Effective Date.

	be determined by the Required Consenting Noteholders.
Key Employee Incentive / Retention Plans	During the Chapter 11 Cases, the Debtors shall implement a key employee incentive plan and key employee retention plan for certain employees, in amounts, allocations, and subject to customary terms, conditions, documentation and metrics, in each case, that are reasonably acceptable to the Required Consenting Noteholders.
Management Incentive Plan	[●][10]
Asset Sales	The Debtors shall use commercially reasonable efforts to evaluate potential sales of assets during the Chapter 11 Cases (in certain specified markets and other markets as may be identified) and, as appropriate, prepare for and commence a marketing process for and, if applicable and approved by the Required Consenting Noteholders, consummate such potential sales of assets. The Finance Committee shall oversee any such asset sale process. Any material asset sales to be subject to monitoring by and reasonable consent of the Required Consenting Noteholders, including with respect to any such sale process.
PNW Sale	The Debtors will promptly file a motion after the Petition Date to assume the Purchase Agreement, dated as of May 28, 2019, among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, amended and restated, or otherwise modified from time to time, and close the sale (the "<u>PNW Sale</u>") as soon as reasonably practicable. Any extension or material amendment of the Purchase Agreement shall be on terms reasonably acceptable to the Required Consenting Noteholders.
Noteholder Reporting	The Debtors shall make certain additional reporting (including key performance indicators to be agreed) available to Noteholders during the course of the Chapter 11 Cases pursuant to mutually agreed upon procedures.
Structure/Tax	The Debtors and the Consenting Noteholders will cooperate in good faith to structure the Restructuring as a "Bruno's transaction" pursuant to which Frontier sells substantially all the assets and/or stock of the Debtors in a taxable transaction to an indirect subsidiary of Reorganized Frontier; *provided, however*, that if the Debtors and the Required Consenting Noteholders determine that an alternative structure would be more value maximizing than such a "Bruno's transaction," then the Debtors and the Required Consenting Noteholders will cooperate in good faith to implement such alternative structure in the Restructuring. The Debtors shall use commercially reasonable efforts to analyze additional asset-level information and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures.
Regulatory	The Debtors will use commercially reasonable efforts to, (i) as soon as reasonably practicable, commence any required regulatory approval processes, (ii) evaluate the path to approval by jurisdiction including a cost/benefit analysis of any conditions of approval, (iii) secure approval from the FCC, PUCs, and other applicable regulatory bodies, and (iv) provide progress reports to the Required Consenting Noteholders' advisors with respect to regulatory approval

[10] [NTD: Under review and discussion.]

	processes.
Reorganized Frontier New Common Stock	As determined by the Required Consenting Noteholders and the Debtors prior to the Plan Effective Date, upon emergence from the Chapter 11 Cases, the New Common Stock may be listed on a recognized U.S. stock exchange. In the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, Reorganized Frontier shall use commercially reasonable efforts to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Plan Effective Date, and prior to any such listing to use commercially reasonable efforts to qualify its shares for trading in the pink sheets.
MISCELLANEOUS PROVISIONS	
Conditions Precedent to Consummation of the Restructuring	The occurrence of the Plan Effective Date shall be subject to the following conditions precedent: • The Bankruptcy Court shall have entered the order confirming the Plan (the "<u>Confirmation Order</u>"), and such Confirmation Order shall be a Final Order and in full force and effect; • Reorganized Frontier's New Common Stock shall have been issued; • The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court; • Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained; • Payment of all professional fees and other amounts contemplated to be paid under the RSA and the Plan; • The Debtors shall have used commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation; and • Such other conditions as mutually agreed by the Company Parties and the Required Consenting Noteholders.
Releases and Exculpation	The releases to be included in the Plan will be consistent with those set forth in **<u>Annex 1</u>** to this Term Sheet.[11]
Fiduciary Out	Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the definitive documents shall require the Company Parties, nor any of the Company Parties' directors, managers, or officers, to take or refrain from taking any action to the extent such person or persons determines based on advice of counsel that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law; *provided*, that the Company Parties shall be required to notify the Consenting Noteholders promptly in the event of any such determination, in which case the Consenting Noteholders will have a termination

[11] Defined terms used but not otherwise defined in **<u>Annex 1</u>** to this Term Sheet shall have the meaning ascribed to such terms in the RSA.

	right. The definitive documents shall provide that such agreements or undertakings, as applicable, shall be terminable by the Company Parties and the Consenting Noteholders where any Company Parties' board of directors or similar governing body, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.
Corporate Governance Documents	In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Frontier shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders' agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders. Such governance documents shall contain indemnification provisions no less favorable than those contained in the existing governance documents of the Company Parties.
Director, Officer, Manager, and Employee Insurance	On the Plan Effective Date, the applicable Debtors shall be deemed to have assumed all unexpired directors', managers', and officers' liability insurance policies.
Exemption from SEC Registration	The issuance of all securities in connection with the Plan will be exempt to the extent permitted under section 1145 of the Bankruptcy Code and otherwise pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Indemnification of Prepetition Directors, Officers, Managers, *et al.*	Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.
Plan Supplement	The following documents shall be filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents prior to the Plan Effective Date as amendments, including the following, as applicable: (a) the form of certificate or articles of incorporation, bylaws, or such other applicable formation documents (if any) of Reorganized Frontier or any other Reorganized Debtor, as applicable; (b) to the extent known, the identity and members of the Reorganized Frontier Board; (c) the Rejected Executory Contracts and Unexpired Lease List (if applicable); (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents; (f) the Restructuring Transactions Memorandum; (g) the form of the Management Incentive Plan, and (h) any additional documents necessary to effectuate the Plan.
Restructuring Fees and Expenses	The Company Parties shall pay all accrued and future fees and expenses of the Noteholder Committees in connection with the Restructuring, including the reasonable and documented fees and disbursements of (a) Akin Gump Strauss Hauer & Feld LLP, (b) Milbank LLP, (c) Ducera Partners LLC, (d) Houlihan Lokey, (e) Altman Vilandrie & Company, and (f) October Three, in their

	capacities as counsel, financial advisors, and consultants, as applicable, and any other professionals retained by the Noteholder Committees in connection with the Restructuring, as set forth in the RSA; provided, that, the Company Parties shall not be obligated to pay any fees and expenses incurred by the Consenting Noteholders incurred after the Plan Effective Date. For the avoidance of doubt, all accrued fees and expenses for the Noteholder Committees shall be paid upon the RSA Effective Date. The Company Parties shall use commercially reasonable best efforts to obtain court approval for such payment promptly after commencement of the Chapter 11 Cases.[12]

12 Notwithstanding anything to the contrary, all "Transaction Fees" (as defined in the applicable engagement letters) to be deemed fully earned upon execution of the RSA and to be paid in full by no later than consummation of the Plan (and if a portion of such fee is payable on an earlier date pursuant to the applicable engagement letter, on such earlier date to the extent then payable, in each case, with any support condition to be deemed satisfied upon execution of the RSA).

Annex 1

Proposed Plan Releases and Exculpation Provisions

Definitions	The following terms shall have the following definitions for purposes of this Annex 1: • "Affiliate" shall have the meaning set forth in section 101(2) of the Bankruptcy Code. • "Avoidance Actions" means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their estates or other parties in interest under the Bankruptcy Code or applicable non bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. • "Causes of Action" any action, Claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise. For the avoidance of doubt, "Causes of Action" include: (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Equity Interests; (d) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Action. • "Entity" shall have the meaning set forth in section 101(15) of the Bankruptcy Code. • "Lien" shall have the meaning set forth in section 101(37) of the Bankruptcy Code. • "Related Party" means, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity's current and former directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors. • "Released Parties" means, collectively, each Released Company Party and each Released Noteholder Party. • "Releasing Parties" means, collectively, each Company Releasing Party and each Noteholder Releasing Party.
Company Releasing Parties	Each of the Company Parties and each of the Company Parties on behalf of their respective current and former Affiliates and Related Parties.
Consenting Noteholder Releasing Parties	Each Consenting Noteholder, on its own behalf and on behalf of each of its Affiliates and Related Parties, in each case, solely in their respective capacities as such with respect to such Noteholder and solely to the extent such Noteholder has the authority to bind such Affiliate or Related Party in such capacity.

Released Company Parties	Collectively, and in each case in its capacity as such: (a) each Company Party; (b) each Reorganized Debtor; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).
Released Noteholder Parties	Collectively, and in each case in its capacity as such: (a) each Consenting Noteholder; (b) each Trustee; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).
Debtor Release	Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties' out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.
Third-Party Release	Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Consenting Noteholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties' out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.

Exculpated Party	Collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Senior Noteholders; (d) each current and former Affiliate of each Entity in clause (a) through the following clause (e); and (e) each Related Party of each Entity in clause (a) through this clause (e).
Exculpation	Effective as of the Plan Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documentation, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Exhibit 4B

Proposal of those noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc.

PRIVILEGED AND CONFIDENTIAL
DRAFT – SUBJECT TO CHANGE

FRONTIER COMMUNICATIONS CORPORATION ET AL.

RESTRUCTURING TERM SHEET

March [_], 2020

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE REQUIRED CONSENTING NOTEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES AND THE REQUIRED CONSENTING NOTEHOLDERS.

This Term Sheet (including the exhibits attached hereto, this "Term Sheet") sets forth the principal terms of a financial restructuring (the "Restructuring") of the existing debt of, existing equity interests in, and certain other obligations of Frontier Communications Corporation ("Frontier") and certain of its direct and indirect subsidiaries[1] (collectively with Frontier, the "Company Parties" or "Debtors"), through a pre-negotiated plan of reorganization (the "Plan") to be filed by the Company Parties after commencing cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").[2] Following the occurrence of the Plan effective date (the "Plan Effective Date"), Frontier (or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Debtors as may be contemplated by the Restructuring) shall be referred to herein as "Reorganized Frontier". This Term Sheet is for discussion purposes only, and is non-binding, and is not an express or implied offer with regard to the transactions described herein, and does not include all of the terms or conditions relating to such transactions. Without limiting the generality of the foregoing, the terms contained herein are subject to, among other things, completion of due diligence and requisite internal approvals. Any agreements with respect to the matters discussed herein shall be subject in all respects to the negotiation and execution of definitive documentation, including, without limitation, a restructuring support agreement (the "RSA") among the Debtors and certain holders of unsecured notes (the "Consenting Noteholders") issued by Frontier (the "Senior Notes") including members of the (a) ad hoc group represented by Milbank LLP and Houlihan Lokey Capital, Inc. and (b) ad hoc group represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC ((a) and (b), the "Noteholder Committees"). Nothing herein shall constitute or be construed as an admission of any fact or liability, and each statement contained herein is made without prejudice, solely for settlement purposes.

---

1 Applicable Debtors to be mutually agreed by Frontier and the Required Consenting Noteholders.

2 Capitalized terms used but not otherwise defined or referenced herein shall have the meanings ascribed to such terms as set forth in the RSA.

OVERVIEW	
Implementation	No earlier than March 31, 2020 and no later than April 12, 2020 (the "Petition Date Deadline"), the Debtors will commence the Chapter 11 Cases. Subject to the terms and conditions of the RSA (which shall include additional milestones, consent rights, and conditions not set forth in this Term Sheet), the Restructuring will be structured, implemented, and accomplished through the Plan and other definitive documentation to be consistent with this Term Sheet and otherwise reasonably acceptable to the Company Parties and the Required Consenting Noteholders[3]; *provided, however*, that the Company Parties and Required Consenting Noteholders agree that the Company Parties shall not be required to file a motion to assume for the RSA to be effectuated on or after the commencement of the Chapter 11 Cases. No later than 120 calendar days after the Petition Date, the Company Parties shall obtain confirmation of the Plan, which shall, for the avoidance of doubt, be on terms consistent with the RSA and this Term Sheet.
Required Support	The effectiveness of the RSA shall occur upon execution of the RSA by the following parties (such date, the "RSA Effective Date"): • the Consenting Noteholders; and • the Company Parties.
TREATMENT OF CLAIMS AND INTERESTS[4]	
Revolving Credit Facility	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility (as defined herein), paid in full on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment of the Revolving Credit Facility (as applicable).

3 "Required Consenting Noteholders" means, as of the relevant date, the Consenting Noteholders holding greater than 50.1% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA.

4 Wherever more than one potential treatment for a class of claims is contemplated (*e.g.*, Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes), the Debtors' election of specific treatment for claims (including any election to satisfy such claims prior to the Plan Effective Date) to be subject to the reasonable consent of Required Consenting Noteholders. Any adequate protection to be consistent with this Term Sheet and otherwise reasonable and customary and subject to the reasonable consent of the Required Consenting Noteholders.

For the avoidance of doubt, in the event that treatment of a class of claims contemplates payment of cash interest at the non-default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, the RSA may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise; *provided*, that the RSA may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Term Sheet or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable the Required Consenting Noteholders.

Further, for the avoidance of doubt, although the RSA will require the Consenting Noteholders to support the treatments specified herein (including voting for the Plan when properly solicited) in their capacities as holders of Senior Notes, nothing shall preclude a Consenting Noteholder from asserting any rights in its capacity as a holder of other claims against or interests in the Company Parties.

1L Term Loan	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Term Loan in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. ● To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Term Loan (as applicable); no make whole.
1L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. ● To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Notes (as applicable); no make whole.
2L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 2L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. ● The Company Parties and the Required Consenting Noteholders shall mutually agree to one of the following forms of treatment: ○ to receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 2L Notes (as applicable); no make whole; or ○ no cash interest payments during the Chapter 11 Cases; to receive accrued non-default rate interest on the Plan Effective Date; no make whole.
Senior Notes	On or as soon as reasonably practicable following the Plan Effective Date, each Senior Noteholder will receive its pro rata share of: ● 100% of the common equity of Reorganized Frontier (the "New Common Stock"), subject to dilution by the Consent Premium Equity (as defined below); ● The Takeback Debt (as defined below); and ● Any Excess Cash.[5]

[6] "Excess Cash" means the amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Company Parties and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale (as defined below) and less potential costs related to regulatory settlements and other restructuring related payments due on the Plan Effective Date, including any required repayments of debt). Further, for the avoidance of doubt, the Exit Facilities (as defined herein) shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Subsidiary Secured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.
Subsidiary Unsecured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.
Trade Claims/Other Unsecured Claims (other than Parent Litigation Claims)	To the extent not already satisfied during the Chapter 11 Cases, on or as soon as reasonably practicable following the Plan Effective Date, each holder of a Trade Claim or other unsecured claim (other than Parent Litigation Claims), if applicable, that is not a Senior Notes Claim or Subsidiary Unsecured Notes Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; or • such other treatment rendering such Trade Claim/Other Unsecured Claim unimpaired, in each case set forth above, as reasonably acceptable to the Company Parties and the Required Consenting Noteholders.
Parent Litigation Claims	Unimpaired, *provided* that litigation-related claims against Frontier that would be subject to the automatic stay (except those subject to the police and regulatory exception) (the "Parent Litigation Claims") will be allowed in an amount that does not exceed existing insurance coverage plus $25 million. In the event the foregoing condition is not satisfied, treatment of Parent Litigation Claims to be acceptable to the Company Parties and the Required Consenting Noteholders. During the Chapter 11 Cases, the Required Consenting Noteholders shall have consultation rights with respect to the settlement, disposition, and/or resolution of any material Parent Litigation Claims. For the avoidance of doubt, the Parent Litigation Claims shall not include any litigation-related claims against any of Frontier's direct or indirect subsidiaries.
Administrative, Priority Tax, Other Priority Claims, and Other Secured Claims	On or as soon as reasonably practicable following the Plan Effective Date, each holder of an Administrative, Priority Tax, Other Priority, or Other Secured Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; • delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or • such other treatment rendering such Administrative, Priority Tax, Other Priority, or Other Secured Claim unimpaired.
Intercompany Claims	On the Plan Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

Existing Equity Interests in Frontier	No recovery.
	OTHER KEY TERMS
Consent Premium Equity	Each holder of Senior Notes that is a Consenting Noteholder as of April [_], 2020 (the "Consent Date") (or its permitted transferee with respect to Senior Notes that were held by a Consenting Noteholder as of such Consent Date and were subsequently transferred) will be entitled to receive its Pro Rata Share[6] of $[●] million, to be paid in the form of New Common Stock issued at plan value (the "Consent Premium Equity") on the Plan Effective Date. The Consent Date may be extended with the consent of the Required Consenting Noteholders. The Debtors may require any Consenting Noteholder that asserts it is eligible to receive the Consent Premium Equity to certify in writing and demonstrate to the Debtors' reasonable satisfaction that such Consenting Noteholder is an "accredited investor" or "qualified institutional buyer" for purposes of U.S. securities laws.
DIP Facility	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for a superpriority secured debtor-in-possession financing facility in an amount of up to $[●] principal amount, with an option for conversion into an Exit Facility (as defined below) on the Plan Effective Date, on terms and conditions (including as to amount) reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders. The proceeds of all or a portion of the DIP Facility may be used to repay some or all of the Debtors' existing secured debt (*i.e.,* the Revolving Credit Facility, the 1L Term Loan, the 1L Notes, and the 2L Notes). To the extent not converted into an Exit Facility, DIP Claims will be paid in cash on the Plan Effective Date.
Exit Facilities	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for one or more third-party debt facilities to be entered into on the Plan Effective Date (the "Exit Facilities"). The Exit Facilities shall be in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and will otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders. The Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).
Takeback Debt	One or more of the reorganized Debtors will issue takeback debt (the "Takeback Debt"), solely for the purpose of distribution to Senior Noteholders pursuant to the Plan. Unless otherwise agreed to by the Company Parties and the Required Consenting Noteholders, the terms of such Takeback Debt shall include:

[6] "Pro Rata Share" means as of the Consent Date, the proportion that the Senior Notes claims then held by a Consenting Noteholder (or its permitted transferee with respect to Senior Notes that were held by such Consenting Noteholder as of the Consent Date and were subsequently transferred) as of such date bears to the aggregate amount of Senior Notes claims then held by all Consenting Noteholders as of the Consent Date.

	• Principal amount: $750 million, subject to downward adjustment by Consenting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA (the "<u>Determining Noteholders</u>"), with such determination to be made no later than 30 days before the occurrence of the Plan Effective Date. • Interest rate: No more than 250 basis points higher than the interest rate of the most junior secured debt facility to be entered into on the Plan Effective Date. • Maturity: No less than one year outside of the longest-dated debt facility to be entered into on the Plan Effective Date, subject to an outside maturity date of 8 years from the Plan Effective Date. • Security: To be mutually agreed upon and determined by the Required Consenting Noteholders and the Company Parties no later than 30 days before the confirmation of the Plan; *provided that,* such determination can be modified by the Required Consenting Noteholders and the Company Parties no later than 30 days prior to the Effective Date. • Additional Terms: ○ All other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; *provided* that in no event shall such terms be more restrictive than those in the indenture for the 2L Notes. ○ Any terms may be modified subject to consent by the Company Parties and the Required Consenting Noteholders; *provided*, that as noted above, downward adjustment of principal amount shall require consent of the Company Parties and the Determining Noteholders. ○ The Takeback Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Plan Effective Date; *provided* that the third-party market financing shall contain terms no worse than those contemplated for the Takeback Debt.
Pension/OPEB	The Company Parties and the Consenting Noteholders shall confer regarding potential cost savings and concessions under the Company Parties' pension/OPEB plans and determine in good faith whether to pursue further concessions; *provided*, that from and after the RSA Effective Date, the Finance Committee of the Board, in consultation with the Required Consenting Noteholders, shall be charged with overseeing and making decisions on behalf of the Company Parties with respect to any negotiations regarding the "freeze" of the Company Parties' pension/OPEB plans.
Business Plan	The Restructuring contemplates the development and implementation of a business plan for Reorganized Frontier that is consistent with this Term Sheet and otherwise acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders. The Debtors shall solicit a Disclosure Statement containing go-forward financial projections for: (a) the Debtors' "base case" business plan; (b) the

	Debtors' "reinvestment" sensitivity case; and (c) an alternative "reinvestment" sensitivity case that will be delivered to the Consenting Noteholders by the RSA Effective Date. The contents of the Disclosure Statement shall provide appropriate disclosures regarding the preparatory work for each business plan and scenario and otherwise be reasonably acceptable to the Required Consenting Noteholders; *provided*, that the Debtors shall bear no obligation to attest to the Debtors' management team's view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed.
	
	The analyses contained in the Debtors' "reinvestment" sensitivity case shall be premised on the following:
	
	• Material de-leveraging of the balance sheet;
	• Modernization of network, systems and operations, and improved quality of service for consumer, commercial and wholesale customers;
	• Reinvestment of capital into fiber expansion and FTTx upgrades with IRR profiles that are viewed as acceptable to Company Parties; and
	• Opportunistic participation in next generation of government subsidies for rural broadband (RDOF program).
	
	The Debtors will use commercially reasonable efforts to provide a detailed report within 120 days of the RSA Effective Date on the following:
	
	• Specific initiatives for modernization and improved quality of service; and
	• A plan for participation in the upcoming RDOF auction including the following:
	  o technology plan;
	  o building strategy to maximize success at the accretive returns; and
	  o assessment of potential sensitivities around different return requirement thresholds.
	
	The Debtors will use commercially reasonable efforts to provide by January 31, 2021 the following:
	
	• New budgetary plan, which shall be developed in consideration of the foregoing materials, including, but not limited to, as appropriate, information derived from results of upcoming RDOF auction and concepts of investment underlying Virtual Separation (as defined below); and
	• Capital spending into fiber expansion and FTTx upgrades within the network.
	
	The Debtors will use commercially reasonable best efforts to provide a detailed report by no later than the Plan Effective Date detailing analysis and development of the following:

	• a virtual separation under the same ownership structure of select state operations where the reorganized Debtors will conduct fiber deployments ("InvestCo") from those state operations where the reorganized Debtors will perform broadband upgrades and operational improvements ("ImproveCo"), with such allocation of state operations to be reasonably acceptable to the Company Parties and the Required Consenting Noteholders (the "Virtual Separation"), such that the Reorganized Frontier Board (as defined below) may, at its determination, adopt and implement the Virtual Separation at any time on or after the Plan Effective Date; and • an internal revenue and cost sharing model based around the Virtual Separation.[7] The Debtors will use commercially reasonable efforts to deliver by no later than the applicable date specified below, on a one-time basis, based on available analytics, each of the following: • no later than 3 business days after the RSA Effective Date, the Debtors' "base case" business plan; and • no later than 10 business days after the RSA Effective Date, (a) the Debtors' "reinvestment" sensitivity case and (b) an alternative "reinvestment" sensitivity case for the reorganized Debtors in a form consistent with the analysis underlying the Virtual Separation, and otherwise reasonably acceptable to the Required Consenting Noteholders; *provided*, *however*, the Company Parties shall not be bound by how the ImproveCo and InvestCo clusters are defined in these cases, as all parties recognize that the composition of these clusters may change from time to time as part of the Virtual Separation evaluation process. Notwithstanding anything to the contrary herein, any materials that constitute material, non-public information shall only be delivered to the Noteholders' advisors and the Company Parties will not have an obligation to disclose any such materials to any Consenting Noteholders unless the Company Parties and such Consenting Noteholders have entered into a mutually acceptable confidentiality agreement with respect to such information.
Pre-Effective Date Implementation	Upon the RSA Effective Date, the finance committee of Frontier's Board (the "Finance Committee") will oversee certain initiatives and decisions during the period from the RSA Effective Date until the Plan Effective Date, including the following: • Management evaluation and selection process for the reorganized Debtors with respect to certain key management positions. • Evaluation and oversight of any material asset sale proposals and implementation of any asset sales, if any (including selection of the M&A financial advisor with respect thereto, if applicable).

[7] Within fourteen days after the RSA Effective Date, the advisors to the Company Parties will provide to the advisors to the Consenting Noteholders (on a professionals' eyes only basis) a detailed timeline with respect to the Virtual Separation and will provide updates to the advisors to the Consenting Noteholders (on a professionals' eyes only basis) not less frequently than monthly as to progress with respect to the Company Parties' efforts in connection therewith.

	• Material strategic decisions relating to the restructuring. • The Debtors' use of commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation by no later than the Plan Effective Date in accordance with this Term Sheet. Upon the RSA Effective Date, and until the earlier of (a) the Plan Effective Date and (b) the date on which the RSA is terminated in accordance with its terms, the Consenting Noteholders shall be entitled to designate two observers to Frontier's Board (and the Finance Committee) that are reasonably acceptable to Frontier's Board (who shall be "independent" within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)): one observer to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one observer to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc. Such board observer rights shall permit the observers' active and regular participation in Board (and Finance Committee) discussions and deliberations; *provided, that*, any such participation shall be subject to agreements reasonably acceptable to the Company Parties and the Required Consenting Noteholders that preserve confidentiality and privilege of such discussions and deliberations.Each observer shall be paid a reasonable and customary fee and reimbursed for all reasonable out-of-pocket expenses. The Company Parties shall consult with the Consenting Noteholders with respect to certain Specified Material Actions.[8] The Company Parties shall not take action with respect to the Specified Material Actions absent reasonable consent from the Required Consenting Noteholders. Promptly following the RSA Effective Date, the Finance Committee shall commence and oversee a management selection process for the reorganized Debtors with respect to certain key management positions. Notwithstanding the foregoing, the identity and compensation of any person that is proposed to be retained for, appointed to or hired for a key management position (effective either before or upon the Plan Effective Date), including any person occupying a management role on or after the RSA Effective Date, but before the Plan Effective Date who is proposed to retain such position or be appointed to a different senior management position shall be reasonably acceptable to the Required Consenting Noteholders.
New Board of Directors	The board of directors of Reorganized Frontier (the "Reorganized Frontier Board") shall consist of [●] directors, the number and identities of which shall be determined by the Required Consenting Noteholders.

8 "Specified Material Actions" to be mutually agreed by Frontier and the Required Consenting Noteholders prior to the RSA Effective Date.

Key Employee Incentive / Retention Plans	During the Chapter 11 Cases, the Debtors shall implement a key employee incentive plan and key employee retention plan for certain employees, in amounts, allocations, and subject to customary terms, conditions, documentation and metrics, in each case, that are reasonably acceptable to the Required Consenting Noteholders.
Management Incentive Plan	TBD.
Asset Sales	The Debtors shall use commercially reasonable efforts to evaluate potential sales of assets during the Chapter 11 Cases (in certain specified markets and other markets as may be identified) and, as appropriate, prepare for and commence a marketing process for and, if applicable and approved by the Required Consenting Noteholders, consummate such potential sales of assets. The Finance Committee shall oversee any such asset sale process. Any material asset sales to be subject to monitoring by and reasonable consent of the Required Consenting Noteholders, including with respect to any such sale process.
PNW Sale	The Debtors will promptly file a motion after the Petition Date to assume the Purchase Agreement, dated as of May 28, 2019, among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, amended and restated, or otherwise modified from time to time, and close the sale (the "PNW Sale") as soon as reasonably practicable. Any extension or material amendment of the Purchase Agreement shall be on terms reasonably acceptable to the Required Consenting Noteholders.
Noteholder Reporting	The Debtors shall make certain additional reporting (including key performance indicators to be agreed) available to Noteholders during the course of the Chapter 11 Cases pursuant to mutually agreed upon procedures.
Structure/Tax	The Debtors and the Consenting Noteholders will cooperate in good faith to structure the Restructuring as a "Bruno's transaction" pursuant to which Frontier sells substantially all the assets and/or stock of the Debtors in a taxable transaction to an indirect subsidiary of Reorganized Frontier; *provided, however*, that if the Debtors and the Required Consenting Noteholders determine that an alternative structure would be more value maximizing than such a "Bruno's transaction," then the Debtors and the Required Consenting Noteholders will cooperate in good faith to implement such alternative structure in the Restructuring. The Debtors shall use commercially reasonable efforts to analyze additional asset-level information and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures.
Regulatory	The Debtors will use commercially reasonable efforts to, (i) as soon as reasonably practicable, commence any required regulatory approval processes, (ii) evaluate the path to approval by jurisdiction including a cost/benefit analysis of any conditions of approval, (iii) secure approval from the FCC, PUCs, and other applicable regulatory bodies, and (iv) provide progress reports to the Required Consenting Noteholders' advisors with respect to regulatory approval processes.
Reorganized Frontier New	As determined by the Required Consenting Noteholders and the Debtors prior to the Plan Effective Date, upon emergence from the Chapter 11 Cases, the

Common Stock	New Common Stock may be listed on a recognized U.S. stock exchange. In the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, Reorganized Frontier shall use commercially reasonable efforts to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Plan Effective Date, and prior to any such listing to use commercially reasonable efforts to qualify its shares for trading in the pink sheets.
MISCELLANEOUS PROVISIONS	
Conditions Precedent to Consummation of the Restructuring	The occurrence of the Plan Effective Date shall be subject to the following conditions precedent: • The Bankruptcy Court shall have entered the order confirming the Plan (the "Confirmation Order"), and such Confirmation Order shall be a Final Order and in full force and effect; • Reorganized Frontier's New Common Stock shall have been issued; • The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court; • Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained; • Payment of all professional fees and other amounts contemplated to be paid under the RSA and the Plan; • The Debtors shall have used commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation; and • Such other conditions as mutually agreed by the Company Parties and the Required Consenting Noteholders.
Releases and Exculpation	The releases to be included in the Plan will be consistent with those set forth in **Annex 1** to this Term Sheet.[9]
Fiduciary Out	Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the definitive documents shall require the Company Parties, nor any of the Company Parties' directors, managers, or officers, to take or refrain from taking any action to the extent such person or persons determines based on advice of counsel that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law; *provided*, that the Company Parties shall be required to notify the Consenting Noteholders promptly in the event of any such determination, in which case the Consenting Noteholders will have a termination right. The definitive documents shall provide that such agreements or undertakings, as applicable, shall be terminable by the Company Parties and the Consenting

[9] Defined terms used but not otherwise defined in **Annex 1** to this Term Sheet shall have the meaning ascribed to such terms in the RSA.

	Noteholders where any Company Parties' board of directors or similar governing body, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.
Corporate Governance Documents	In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Frontier shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders' agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders. Such governance documents shall contain indemnification provisions no less favorable than those contained in the existing governance documents of the Company Parties.
Director, Officer, Manager, and Employee Insurance	On the Plan Effective Date, the applicable Debtors shall be deemed to have assumed all unexpired directors', managers', and officers' liability insurance policies.
Exemption from SEC Registration	The issuance of all securities in connection with the Plan will be exempt to the extent permitted under section 1145 of the Bankruptcy Code and otherwise pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Indemnification of Prepetition Directors, Officers, Managers, *et al.*	Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.
Plan Supplement	The following documents shall be filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents prior to the Plan Effective Date as amendments, including the following, as applicable: (a) the form of certificate or articles of incorporation, bylaws, or such other applicable formation documents (if any) of Reorganized Frontier or any other Reorganized Debtor, as applicable; (b) to the extent known, the identity and members of the Reorganized Frontier Board; (c) the Rejected Executory Contracts and Unexpired Lease List (if applicable); (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents; (f) the Restructuring Transactions Memorandum; and (g) any additional documents necessary to effectuate the Plan.
Restructuring Fees and Expenses	The Company Parties shall pay all accrued and future fees and expenses of the Noteholder Committees in connection with the Restructuring, including the reasonable and documented fees and disbursements of (a) Akin Gump Strauss Hauer & Feld LLP, (b) Milbank LLP, (c) Ducera Partners LLC, (d) Houlihan Lokey, (e) Altman Vilandrie & Company, and (f) October Three, in their capacities as counsel, financial advisors, and consultants, as applicable, and any other professionals retained by the Noteholder Committees in connection with the Restructuring, as set forth in the RSA; provided, that, the Company Parties shall not be obligated to pay any fees and expenses incurred by the

	Consenting Noteholders incurred after the Plan Effective Date. For the avoidance of doubt, all accrued fees and expenses for the Noteholder Committees shall be paid upon the RSA Effective Date. The Company Parties shall use commercially reasonable best efforts to obtain court approval for such payment promptly after commencement of the Chapter 11 Cases.[10]

[10] Notwithstanding anything to the contrary, all "Transaction Fees" (as defined in the applicable engagement letters) to be deemed fully earned upon execution of the RSA and to be paid in full by no later than consummation of the Plan (and if a portion of such fee is payable on an earlier date pursuant to the applicable engagement letter, on such earlier date to the extent then payable, in each case, with any support condition to be deemed satisfied upon execution of the RSA). Upon the RSA Effective Date, the Company Parties will provide agreed advance payment retainers to the advisors to the Noteholder Committees.

Annex 1

Proposed Plan Releases and Exculpation Provisions

Definitions	The following terms shall have the following definitions for purposes of this Annex 1: • "Affiliate" shall have the meaning set forth in section 101(2) of the Bankruptcy Code. • "Avoidance Actions" means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their estates or other parties in interest under the Bankruptcy Code or applicable non bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. • "Causes of Action" any action, Claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise. For the avoidance of doubt, "Causes of Action" include: (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Equity Interests; (d) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Action. • "Entity" shall have the meaning set forth in section 101(15) of the Bankruptcy Code. • "Lien" shall have the meaning set forth in section 101(37) of the Bankruptcy Code. • "Related Party" means, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity's current and former directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors. • "Released Parties" means, collectively, each Released Company Party and each Released Noteholder Party. • "Releasing Parties" means, collectively, each Company Releasing Party and each Noteholder Releasing Party.
Company Releasing Parties	Each of the Company Parties and each of the Company Parties on behalf of their respective current and former Affiliates and Related Parties.

Consenting Noteholder Releasing Parties	Each Consenting Noteholder, on its own behalf and on behalf of each of its Affiliates and Related Parties, in each case, solely in their respective capacities as such with respect to such Noteholder and solely to the extent such Noteholder has the authority to bind such Affiliate or Related Party in such capacity.
Released Company Parties	Collectively, and in each case in its capacity as such: (a) each Company Party; (b) each Reorganized Debtor; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).
Released Noteholder Parties	Collectively, and in each case in its capacity as such: (a) each Consenting Noteholder; (b) each Trustee; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).
Debtor Release	Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties' out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.
Third-Party Release	Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Consenting Noteholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties' out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement

	or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.
Exculpated Party	Collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Senior Noteholders; (d) each current and former Affiliate of each Entity in clause (a) through the following clause (e); and (e) each Related Party of each Entity in clause (a) through this clause (e).
Exculpation	Effective as of the Plan Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documentation, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Exhibit 4C

Proposal of those noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC

PRIVILEGED AND CONFIDENTIAL
DRAFT – SUBJECT TO CHANGE

FRONTIER COMMUNICATIONS CORPORATION ET AL.

RESTRUCTURING TERM SHEET

[______], 2020

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE REQUIRED CONSENTING NOTEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES AND THE REQUIRED CONSENTING NOTEHOLDERS.

This Term Sheet (including the exhibits attached hereto, this "Term Sheet") sets forth the principal terms of a financial restructuring (the "Restructuring") of the existing debt of, existing equity interests in, and certain other obligations of Frontier Communications Corporation ("Frontier") and certain of its direct and indirect subsidiaries[1] (collectively with Frontier, the "Company Parties" or "Debtors"), through a pre-negotiated plan of reorganization (the "Plan") to be filed by the Company Parties after commencing cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").[2] Following the occurrence of the Plan effective date (the "Plan Effective Date"), Frontier (or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Debtors as may be contemplated by the Restructuring) shall be referred to herein as "Reorganized Frontier". This Term Sheet is for discussion purposes only, and is non-binding, and is not an express or implied offer with regard to the transactions described herein, and does not include all of the terms or conditions relating to such transactions. Without limiting the generality of the foregoing, the terms contained herein are subject to, among other things, completion of due diligence and requisite internal approvals. Any agreements with respect to the matters discussed herein shall be subject in all respects to the negotiation and execution of definitive documentation, including, without limitation, a restructuring support agreement (the "RSA") among the Debtors and certain holders of unsecured notes (the "Consenting Noteholders") issued by Frontier (the "Senior Notes"), including those members of the ad hoc group represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC party to that certain Lockup Agreement, dated as of March 5, 2020. Nothing herein shall constitute or be construed as an admission of any fact or liability, and each statement contained herein is made without prejudice, solely for settlement purposes.

---

1 Applicable Debtors to be mutually agreed by Frontier and the Required Consenting Noteholders.

2 Capitalized terms used but not otherwise defined or referenced herein shall have the meanings ascribed to such terms as set forth in the RSA.

OVERVIEW	
Implementation	No earlier than April [12], 2020 and no later than April 14, 2020 (the "Petition Date Deadline") the Debtors will commence the Chapter 11 Cases. Subject to the terms and conditions of the RSA (which shall include additional milestones, consent rights, and conditions not set forth in this Term Sheet), the Restructuring will be structured, implemented, and accomplished through the Plan and other definitive documentation to be consistent with this Term Sheet and otherwise reasonably acceptable to the Company Parties and the Required Consenting Noteholders.[3] Absent a waiver from the Required Consenting Noteholders, the Debtors shall file a motion to assume the RSA no later than 30 days after the commencement of the Chapter 11 Cases.
Required Support	The effectiveness of the RSA shall occur upon execution of the RSA by the following parties (such date, the "RSA Effective Date"): • holders of at least [50] percent of the aggregate outstanding principal amount of Senior Notes; and • the Company Parties.
TREATMENT OF CLAIMS AND INTERESTS[4]	
Revolving Credit Facility	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility (as defined herein), paid in full on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment of the Revolving Credit Facility (as applicable).
1L Term Loan	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Term Loan in full, reinstated pursuant to section 1124 of the Bankruptcy Code

[3] "Required Consenting Noteholders" means, as of the relevant date, the Consenting Noteholders holding greater than 50.1% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA.

[4] Wherever more than one potential treatment for a class of claims is contemplated (*e.g.*, Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes), the Debtors' election of specific treatment for claims (including any election to satisfy such claims prior to the Plan Effective Date) to be subject to the reasonable consent of Required Consenting Noteholders. Any adequate protection to be consistent with this Term Sheet and otherwise reasonable and customary and subject to the reasonable consent of the Required Consenting Noteholders.

For the avoidance of doubt, in the event that treatment of a class of claims contemplates payment of cash interest at the non-default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, the RSA may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise; *provided*, that the RSA may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Term Sheet or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not acceptable the Required Consenting Noteholders.

	on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Term Loan (as applicable); no make whole.
1L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Notes (as applicable); no make whole.
2L Notes	To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 2L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 2L Notes (as applicable); no make whole.
Senior Notes[5]	On or as soon as reasonably practicable following the Plan Effective Date, each Senior Noteholder will receive its pro rata share of: • 100% of the common equity of Reorganized Frontier (the "New Common Stock"), subject to dilution by the Management Incentive Plan (as defined below); • The Takeback Debt (as defined below); and • Excess Cash.[6]
Subsidiary Secured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.

5 Each Consenting Noteholder will agree to reduce the amount of its applicable Senior Notes claims on a dollar-for-dollar basis in an amount equal to the RSA Consent Premiums (as defined below) it receives.

6 "Excess Cash" means the amount of unrestricted balance sheet cash above $150 million on the Plan Effective Date (including net after-tax cash proceeds from the PNW Sale (as defined below) and less potential costs related to regulatory settlements and all other restructuring related payments due on the Plan Effective Date). For the avoidance of doubt, the Exit Facilities (as defined herein) shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Subsidiary Unsecured Notes	Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date. • To receive cash interest at non-default rate during the Chapter 11 Cases.
Trade Claims/Other Unsecured Claims (other than certain litigation claims at Frontier Communications Corp.)	To the extent not already satisfied during the Chapter 11 Cases, on or as soon as reasonably practicable following the Plan Effective Date, each holder of a Trade Claim or other unsecured claim (other than litigation claims at Frontier Communications Corp.), including claims on account of any disgorged RSA Consent Premiums (as defined below), if applicable, that is not a Senior Notes Claim or Subsidiary Unsecured Notes Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; or • such other treatment rendering such Trade Claim/non-litigation Unsecured Claim unimpaired and as reasonably acceptable to the Company Parties and the Required Consenting Noteholders. Treatment of litigation claims at Frontier Communications Corp. to be agreed among the Company Parties and the Required Consenting Noteholders.[7]
Administrative, Priority Tax, Other Priority Claims, and Other Secured Claims	On or as soon as reasonably practicable following the Plan Effective Date, each holder of an Administrative, Priority Tax, Other Priority, or Other Secured Claim will receive: • payment in full in cash; • reinstatement pursuant to section 1124 of the Bankruptcy Code; • delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or • such other treatment rendering such Administrative, Priority Tax, Other Priority, or Other Secured Claim unimpaired.
Intercompany Claims	On the Plan Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) reinstated or (b) cancelled without any distribution on account of such interests.
Existing Equity Interests in Frontier	No recovery.
OTHER KEY TERMS	
RSA Consent Premiums	Each holder of Senior Notes that is a Consenting Noteholder (or its permitted transferee with respect to Senior Notes) as of April [●], 2020, will be entitled to

[7] NTD: Litigation claims at Frontier Communications Corp. to be unimpaired to the extent existing insurance coverage is adequate to cover such claims.

	receive a Consent Premium, which shall be (i) earned upon the RSA Effective Date and (ii) payable below and subject to the terms of the RSA: **Holder** / **Consent Premium Amount** CTF Notes[8]: Each CTF Noteholder[9] that is a Consenting Noteholder (a "<u>CTF Consenting Noteholder</u>") shall be entitled to receive its CTF Pro Rata Share[10] of $[315] million (the "<u>CTF Premium</u>"). Senior Notes (other than the CTFs): Each Non-CTF Noteholder[11] that is a Consenting Noteholder (a "<u>Non-CTF Consenting Noteholder</u>") shall be entitled to receive its Non-CTF Pro Rata Share[12] of $[99] million (the "<u>Non-CTF Premium</u>" and, together with the CTF Premium, the "<u>RSA Consent Premiums</u>"). Subject to the (i) Company Parties having $150 million in balance sheet cash at the time of payment and (ii) the then current forecast reflecting $150 million in balance sheet cash through the Plan Effective Date, each Consenting Noteholder shall receive a cash payment in the amount of such Consenting Noteholder's RSA Consent Premium on the earlier of (x) the consummation of the PNW Sale and (y) the Plan Effective Date. Any Senior Noteholders that have not signed the RSA by the RSA Effective Date shall have the opportunity to execute the RSA for [●] business days following the public announcement of the RSA and this Term Sheet.
DIP Facility	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for a superpriority secured debtor-in-possession financing facility in an amount of up to $[●] principal amount, with an option for conversion into an Exit Facility (as defined below) on the Plan Effective Date, on terms and conditions (including as to amount) reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders. The proceeds of all or a portion of the DIP Facility may be used to repay some or all of the Debtors' existing secured debt (*i.e.,* the Revolving Credit Facility, the 1L Term Loan, the 1L Notes, and the 2L Notes). To the extent not converted into an Exit Facility, DIP Claims will be paid in cash on the Plan Effective Date.

Nested table within the first row:

Holder	Consent Premium Amount
CTF Notes[8]	Each CTF Noteholder[9] that is a Consenting Noteholder (a "<u>CTF Consenting Noteholder</u>") shall be entitled to receive its CTF Pro Rata Share[10] of $[315] million (the "<u>CTF Premium</u>").
Senior Notes (other than the CTFs)	Each Non-CTF Noteholder[11] that is a Consenting Noteholder (a "<u>Non-CTF Consenting Noteholder</u>") shall be entitled to receive its Non-CTF Pro Rata Share[12] of $[99] million (the "<u>Non-CTF Premium</u>" and, together with the CTF Premium, the "<u>RSA Consent Premiums</u>").

8 "<u>CTF Notes</u>" means, collectively, the following series of Senior Notes issued by Frontier: (i) 8.875% Senior Notes due 2020; (ii) 10.500% Senior Notes due 2022; and (iii) 11.000% Senior Notes due 2025.

9 "<u>CTF Noteholder</u>" means a holder of CTF Notes in its capacity as such.

10 "<u>CTF Pro Rata Share</u>" means the proportion of the principal amount of CTF Notes held by such Consenting Noteholder as compared to the aggregate principal amount of CTF Notes issued by Frontier.

11 "<u>Non-CTF Noteholder</u>" means a holder of Senior Notes other than in its capacity as a holder of the CTF Notes.

12 "<u>Non-CTF Pro Rata Share</u>" means the proportion of the principal amount of Non-CTF Notes held by such Consenting Noteholder as compared to the aggregate principal amount of Non-CTF Notes issued by Frontier.

Exit Facilities	The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for one or more third-party debt facilities to be entered into on the Plan Effective Date (the "Exit Facilities"). The Exit Facilities shall be in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and will otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders. The Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).
Takeback Debt	One or more of the reorganized Debtors will issue takeback debt (the "Takeback Debt"), solely for the purpose of distribution to Senior Noteholders pursuant to the Plan. Unless otherwise agreed to by the Company Parties and the Required Consenting Noteholders, the terms of such Takeback Debt shall include: • Principal amount: $750 million, subject to adjustment reasonably determined by, and with the consent of, the Company Parties and the Required Consenting Noteholders based on prevailing market conditions. • Interest rate: [To be agreed among the Company Parties and the Required Consenting Noteholders.] • Maturity: [6-8 years]. • Security: [To be agreed among the Company Parties and the Required Consenting Noteholders.] • Additional Terms: o All other terms including covenants and governance shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders. o Any terms may be modified subject to consent by the Company Parties and the Required Consenting Noteholders. o The Takeback Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Plan Effective Date.
Labor	Company Parties to promptly provide responsive information to and reasonably confer with the advisors for the Noteholder Committees, including with respect to potential cost savings relating to workforce obligations. Until the commencement of the Chapter 11 Cases, the Company Parties and the Consenting Noteholders shall confer regarding such potential cost savings and concessions under the Company Parties' contracts, plans and policies. Promptly after commencing the Chapter 11 Cases, the Debtors will begin formal negotiations with the relevant authorized representatives to achieve such savings or other concessions. To the extent necessary and if requested by the Required Consenting Noteholders, the Company Parties shall commence the processes required under sections 1113 and/or 1114 of the Bankruptcy Code to satisfy the

	foregoing.

Business Plan	The Restructuring contemplates the development and implementation of a business plan for Reorganized Frontier that is consistent with this Term Sheet and otherwise acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.
	
	The Debtors shall solicit a Disclosure Statement containing go-forward financial projections for: (a) the Debtors' "base case" business plan; (b) the Debtors' "reinvestment" sensitivity case; and (c) an alternative "reinvestment" sensitivity case. The contents of the Disclosure Statement shall provide appropriate disclosures regarding the preparatory work for each business plan and scenario and otherwise be reasonably acceptable to the Required Consenting Noteholders; *provided*, that the Debtors shall bear no obligation to attest to the Debtors' management team's view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the chapter 11 petition date.
	
	The analyses contained in the Debtors' "reinvestment" sensitivity case shall be premised on the following:
	
	• Material de-leveraging of the balance sheet;
	• Modernization of network, systems and operations, and improved quality of service for consumer, commercial and wholesale customers;
	• Reinvestment of capital into fiber expansion and FTTx upgrades with IRR profiles that are viewed as acceptable to Company Parties; and
	• Opportunistic participation in next generation of government subsidies for rural broadband (RDOF program).
	
	The Debtors will use commercially reasonable efforts to provide a detailed report within [120] days of the RSA Effective Date on the following:
	
	• Specific initiatives for modernization and improved quality of service; and
	• A plan for participation in the upcoming RDOF auction, including the following:
	  o technology plan;
	  o building strategy to maximize success at the accretive returns; and
	  o assessment of potential sensitivities around different return requirement thresholds.
	
	The Debtors will use commercially reasonable efforts to provide by January 31, 2021 the following:
	
	• New budgetary plan, which shall be developed in consideration of the foregoing materials; and
	• Capital spending into fiber expansion and FTTx upgrades within the network.
	
	The Debtors will use commercially reasonable efforts to deliver by no later than

	[●] days of the RSA Effective Date, on a one-time basis, based on available analytics, (a) the Debtors' "base case" business plan, (b) the Debtors' "reinvestment" sensitivity case, and (c) an alternative "reinvestment" sensitivity case for the reorganized Debtors in a form reasonably acceptable to the Required Consenting Noteholders. Notwithstanding anything to the contrary herein, any materials that constitute material, non-public information shall only be delivered to the Noteholders' advisors and the Company Parties will not have an obligation to disclose any such materials to any Consenting Noteholders unless the Company Parties and such Consenting Noteholders have entered into a mutually acceptable confidentiality agreement with respect to such information.
Pre-Effective Date Implementation	Upon the RSA Effective Date, the finance committee of Frontier's Board (the "<u>Finance Committee</u>") will oversee certain initiatives and decisions during the period from the RSA Effective Date until the Plan Effective Date, including the following: • Management evaluation and selection process for the reorganized Debtors with respect to certain key management positions (the "<u>Specified Management Positions</u>"). • Evaluation and oversight of the Asset Sale Process (as defined herein), any material asset sale proposals and implementation of any asset sales (including selection of the M&A financial advisor with respect thereto). • Material strategic decisions relating to the restructuring. Additionally, upon the RSA Effective Date, Frontier shall commence a search for two independent directors (the "<u>New Directors</u>") to join Frontier's Board (who shall be "independent" within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)). The search will be conducted by a nationally recognized search firm (the "<u>Search Firm</u>"), selected by the Finance Committee, and include such Search Firm performing all necessary background checks and other appropriate diligence to supplement diligence by the Company Parties and the Consenting Noteholders. The Finance Committee will oversee the search process. The Consenting Noteholders shall appoint two representatives (the "<u>Director Search Representatives</u>") to assist the Finance Committee with respect to the search for the New Directors, including to review, and provide input regarding, the development of the director specification, and have the right to interview the candidates recommended by the Finance Committee. One Director Search Representative shall be appointed by the Noteholder Committee represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one Director Search Representative shall be appointed by the Noteholder Committee represented by Milbank LLP and Houlihan Lokey Capital, Inc. The Required Consenting Noteholders shall identify at least five (5) candidates (the "<u>Acceptable Candidates</u>") based on the search conducted by the Search Firm from which the Finance Committee shall select the New Directors. Upon the RSA Effective Date, and until the Plan Effective Date, the Consenting Noteholders shall be entitled to designate two observers to Frontier's Board (and

	the Finance Committee) that are reasonably acceptable to Frontier's Board (who shall be "independent" within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)): one observer to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC; and one observer to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc. Such board observer rights shall permit the observers' active and regular participation in Board (and Finance Committee) discussions and deliberations; *provided*, that, any such participation shall be subject to agreements reasonably acceptable to the Company Parties and the Required Consenting Noteholders that preserve confidentiality and privilege of such discussions and deliberations. Each observer shall be paid a reasonable and customary fee and reimbursed for all reasonable out-of-pocket expenses. The Company Parties shall consult with the Required Consenting Noteholders with respect to certain Specified Material Actions.[13] The Company Parties shall not take action with respect to the Specified Material Actions absent reasonable consent from the Required Consenting Noteholders. Promptly following the RSA Effective Date, the Finance Committee shall commence and oversee a management selection process for the reorganized Debtors with respect to Specified Management Positions. Notwithstanding the foregoing, the identity of any person that is proposed to be retained for, appointed to or hired for a Specified Management Position (effective either before or upon the Plan Effective Date), including any person occupying a management role on or after the RSA Effective Date, but before the Plan Effective Date who is proposed to retain such position or be appointed to a different senior management position shall be reasonably acceptable to the Required Consenting Noteholders.
New Board of Directors	The board of directors of Reorganized Frontier (the "Reorganized Frontier Board") shall consist of [●] directors, the number and identities of which shall be determined by the Required Consenting Noteholders
Key Employee Incentive / Retention Plans	During the Chapter 11 Cases, the Debtors shall implement a key employee incentive plan and/or key employee retention plan for certain employees, in amounts, allocations, and subject to customary terms, conditions, documentation and metrics, in each case, that are reasonably acceptable to the Required Consenting Noteholders.
Management Incentive Plan	Up to [5]% of Reorganized Frontier's New Common Stock shall be reserved for a post-emergence management incentive plan (the "MIP"). The form, terms, allocation, and vesting of awards under the MIP will be determined by the Reorganized Frontier Board in its discretion.
Asset Sales	The Debtors shall use commercially reasonable efforts to evaluate potential sales of assets during the Chapter 11 Cases (in certain specified markets and other markets as may be identified) and, if requested by Required Consenting Noteholders or otherwise as appropriate, prepare for and commence a marketing

[13] "Specified Material Actions" to be mutually agreed by Frontier and the Consenting Noteholders prior to the RSA Effective Date.

	process for and, if applicable and approved by the Required Consenting Noteholders, consummate such potential sales of assets (such evaluation, marketing process and potential sales, collectively, the "Asset Sale Process"). The Finance Committee shall oversee any such Asset Sale Process. Any material asset sales to be subject to monitoring by and reasonable consent of the Required Consenting Noteholders, including with respect to any such Asset Sale Process.
PNW Sale	The Debtors will promptly file a motion after the Petition Date to assume the Purchase Agreement, dated as of May 28, 2019, among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, amended and restated, or otherwise modified from time to time, and close the sale (the "PNW Sale") as soon as reasonably practicable. Any extension or material amendment of the Purchase Agreement shall be on terms reasonably acceptable to the Required Consenting Noteholders.
Noteholder Reporting	The Debtors shall make certain additional reporting (including key performance indicators to be agreed) available to Senior Noteholders during the course of the Chapter 11 Cases pursuant to mutually agreed upon procedures.
Structure/Tax	The restructuring transactions shall be implemented (and the post-emergence corporate organization shall be structured) in a manner acceptable to the Required Consenting Noteholders, including applicable tax considerations. The Debtors and the Consenting Noteholders will cooperate in good faith to structure the Restructuring as a "Bruno's transaction" pursuant to which Frontier sells substantially all of the assets and/or stock of the Debtors in a taxable transaction to an indirect subsidiary of Reorganized Frontier; *provided*, that if the Required Consenting Noteholders determine that an alternative structure would be more value maximizing than such a "Bruno's transaction," then the Debtors and the Required Consenting Noteholders will cooperate in good faith to implement such alternative structure in the Restructuring. The Debtors shall use commercially reasonable efforts to analyze additional asset level information and evaluate potential alternative value maximizing structures, including REIT structure.
Regulatory	The Debtors will use commercially reasonable efforts to, (i) as soon as reasonably practicable, commence any required regulatory approval processes, (ii) evaluate the path to approval by jurisdiction including a cost/benefit analysis of any conditions of approval, (iii) secure approval from the FCC, PUCs, and other applicable regulatory bodies, and (iv) provide progress reports to the Required Consenting Noteholders' advisors with respect to regulatory approval processes.
Reorganized Frontier New Common Stock	As determined by the Required Consenting Noteholders and the Debtors prior to the Plan Effective Date, upon emergence from the Chapter 11 Cases, the New Common Stock may be listed on a recognized U.S. stock exchange. In the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, Reorganized Frontier shall use commercially reasonable efforts to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as

	reasonably practicable on or after the Plan Effective Date, and prior to any such listing to use commercially reasonable efforts to qualify its shares for trading in the pink sheets.
MISCELLANEOUS PROVISIONS	
Conditions Precedent to Consummation of the Restructuring	The occurrence of the Plan Effective Date shall be subject to the following conditions precedent: • The Bankruptcy Court shall have entered the order confirming the Plan (the "Confirmation Order") and such Confirmation Order shall be a Final Order and in full force and effect; • Reorganized Frontier's New Common Stock shall have been issued; • The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court; • Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained; • Payment of all professional fees and other amounts contemplated to be paid under the RSA and the Plan; and • Such other conditions as mutually agreed by the Company Parties and the Required Consenting Noteholders.
Releases and Exculpation	Customary releases and exculpation to be included in the Plan.[14]
Fiduciary Out	Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the definitive documents shall require the Company Parties, nor any of the Company Parties' directors, managers, or officers, to take or refrain from taking any action to the extent such person or persons determines based on advice of counsel that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law; *provided*, that the Company Parties shall be required to notify the Consenting Noteholders promptly in the event of any such determination, in which case the Consenting Noteholders will have a termination right. The definitive documents shall provide that such agreements or undertakings, as applicable, shall be terminable by the Company Parties and the Consenting Noteholders where any Company Parties' board of directors or similar governing body, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.
Corporate Governance Documents	In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Frontier shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders' agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders. Such governance documents shall contain

[14] NTD: Company's proposed release and exculpation language under review.

	indemnification provisions no less favorable than those contained in the existing governance documents of the Company Parties.
Director, Officer, Manager, and Employee Insurance	[On the Plan Effective Date, the applicable Debtors shall be deemed to have assumed all unexpired directors', managers', and officers' liability insurance policies.][15]
Exemption from SEC Registration	The issuance of all securities in connection with the Plan will be exempt to the extent permitted under section 1145 of the Bankruptcy Code and otherwise pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Indemnification of Prepetition Directors, Officers, Managers, *et al.*	[Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.][16]
Plan Supplement	[The following documents shall be filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents prior to the Plan Effective Date as amendments, including the following, as applicable: (a) the form of certificate or articles of incorporation, bylaws, or such other applicable formation documents (if any) of Reorganized Frontier or any other Reorganized Debtor, as applicable; (b) to the extent known, the identity and members of the Reorganized Frontier Board; (c) the Rejected Executory Contracts and Unexpired Lease List (if applicable); (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents; (f) the Restructuring Transactions Memorandum; and (g) any additional documents necessary to effectuate the Plan.][17]
Restructuring Fees and Expenses	The Company Parties shall pay all accrued and future fees and expenses of the Ad Hoc Committees of Senior Notes (the "Noteholder Committees") in connection with the Restructuring, including the reasonable and documented fees and disbursements of (a) Akin Gump Strauss Hauer & Feld LLP, (b) Milbank LLP, (c) Ducera Partners LLC, (d) Houlihan Lokey, (e) Altman Vilandrie & Company, and (f) October Three, in their capacities as counsel, financial advisors, and consultants, as applicable, and any other professionals retained by the Noteholder Committees in connection with the Restructuring, as set forth in the RSA; *provided*, that, the Company Parties shall not be obligated to pay any fees and expenses incurred by the Consenting Noteholders incurred after the Plan Effective Date. For the avoidance of doubt, all accrued fees and expenses for the Noteholder Committees shall be paid upon the RSA Effective Date. The Company Parties shall use commercially reasonable best efforts to obtain court

[15] Subject to diligence.

[16] Subject to diligence.

[17] Subject to discussion/revision.

	approval for such payment promptly after commencement of the Chapter 11 Cases.[18]

[18] Notwithstanding anything to the contrary, all "Transaction Fees" (as defined in the applicable engagement letters) to be deemed fully earned upon execution of the RSA and to be paid in full by no later than consummation of the Plan (and if a portion of such fee is payable on an earlier date pursuant to the applicable engagement letter, on such earlier date to the extent then payable, in each case, with any support condition to be deemed satisfied upon execution of the RSA).